Exhibit 2.1

AGREEMENT OF PURCHASE AND SALE

by and among

DIGITALBRIDGE DIGITAL IM HOLDCO, LLC,
WAFRA STRATEGIC HOLDINGS LP,
W-CATALINA (B) LLC,
W-CATALINA (S) LLC,
W-CATALINA (C) LLC,
DIGITALBRIDGE GROUP, INC., solely for purposes of Sections 2.8 and 6.3
and
DIGITALBRIDGE OPERATING COMPANY, LLC, solely for purposes of Section 2.9 dated as of April 14, 2022

TABLE OF CONTENTS
-i-

-ii-

10.10 No Third Party Beneficiaries	48
10.11 Governing Law	48
10.12 Successors and Assigns	49
10.13 Consent to Jurisdiction; Waiver of Jury Trial	49
10.14 Expenses	49
10.15 Announcement	49
10.16 Confidentiality	50

Exhibits
Exhibit A – Form of Amended and Restated Carried Interest Participation Agreement
Exhibit B – Form of Amended and Restated Warrant
Exhibit C – Form of Termination Agreement
Exhibit D – Form of Registration Rights Agreement
Exhibit E – Form of Transfer Document
Exhibit F – Affidavit of Colony DCP (CI) Bermuda LP - Treasury Reg. 1.1445-11T(d)(2)
Exhibit G – Affidavit of Colony DCP (CI) Bermuda LP - Treasury Reg. 1.1446(f)-2(b)(4)
Exhibit H – Affidavit of DigitalBridge Management Holdings LLC – Treasury Reg. 1.1445-11T(d)(2)
Exhibit I – Section 1445 Certificate
-iii-

AGREEMENT OF PURCHASE AND SALE
This Agreement of Purchase and Sale, dated as of April 14, 2022 (this “Agreement”), is by and among DigitalBridge Digital IM Holdco, LLC, a Delaware limited liability company (“Purchaser”), Wafra Strategic Holdings LP, a Bermuda limited partnership (“Seller”), W-Catalina (C) LLC, a Bermuda limited liability company (the “Wafra Participation Entity”), W-Catalina (B) LLC, a Delaware limited liability company (“Wafra B”), W-Catalina (S) LLC, a Delaware limited liability company (“Wafra S” and together with Wafra B, the “Company”), DigitalBridge Group, Inc., a Maryland corporation (“DigitalBridge”), solely for the purposes of Section 2.8 and Section 6.3, and DigitalBridge Operating Company, LLC, a Delaware limited liability company (“DBOC”), solely for purposes of Section 2.9.
W I T N E S S E T H:
WHEREAS, (i) the Wafra Participation Entity, DBOC, and, solely for the limited purposes set forth therein, DigitalBridge entered into that certain Carry Investment Agreement, dated as of July 17, 2020 (as amended, restated, modified or supplemented from time to time, the “Carry Investment Agreement”), pursuant to which DBOC caused CFI RE Holdco, LLC, a Delaware limited liability company (“CFI RE Holdco”), to issue, sell, transfer and assign to the Wafra Participation Entity, and the Wafra Participation Entity purchased and acquired from CFI RE Holdco, the right to receive payment from Colony DCP (CI) Bermuda, LP, a Bermuda limited partnership in an amount equal to the Specified Percentage of Carried Interest (as defined in the Carried Interest Participation Agreement as in effect immediately prior to the execution of this Agreement), upon the terms and subject to the conditions set forth in the Carry Investment Agreement, (ii) the Company, DBOC, and solely for the limited purposes set forth therein, DigitalBridge entered into that certain Investment Agreement, dated as of July 17, 2020 (as amended, restated, modified or supplemented from time to time, the “DBMH Investment Agreement”), pursuant to which DBOC caused DigitalBridge Management Holdings, LLC, a Delaware limited liability company (“DBMH”) to issue, sell, transfer and assign to the Company, and the Company purchased and acquired from DBMH, the DBMH Interest, upon the terms and subject to the conditions set forth in the DBMH Investment Agreement, and (iii) the Wafra Participation Entity, the Company, DigitalBridge and certain other Affiliates of each of such entity entered into certain Investment Agreements (including the DBMH Investor Rights Agreement and the Carried Interest Participation Agreement) in connection with the Carry Investment Agreement and the DBMH Investment Agreement (collectively, clauses (i), (ii), (iii), the “Initial Transaction”);
WHEREAS, Seller owns a 100% membership interest in Wafra B (the “Wafra B Purchased Interest”);
WHEREAS, effective as of April 13, 2022, WSH GP LLC, a Delaware limited liability company, contributed to capital of Wafra B its entire membership interest in Wafra S such that Wafra B owns a 100% membership interest in Wafra S (such 100% membership interest, the “Wafra S Purchased Interest” and such contribution, the “Pre-Closing Restructuring”);

WHEREAS, Wafra S owns a 31.5% membership interest in DBMH (the “DBMH Interest”) as a result of the consummation of the Initial Transaction;
WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller’s direct and indirect right, title and interest in and to the Wafra B Purchased Interest, upon the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, (i) Seller desires Seller, the Wafra Participation Entity and Wafra S to execute and deliver at the Closing (as defined below) the Amended and Restated Carried Interest Participation Agreement, the Registration Rights Agreement, and the Termination Agreement, as applicable, and (ii) Purchaser desires Colony DCP (CI) Bermuda, LP, Colony DCP (CI) GP, LLC, DBOC, DigitalBridge, DBMH, Purchaser, DigitalBridge IM Manager, LLC to execute and deliver at the Closing the Amended and Restated Carried Interest Participation Agreement, the Registration Rights Agreement, and the Termination Agreement, as applicable.
NOW, THEREFORE, in consideration of these premises and the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
1.1    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
“Acceleration Payment” shall have the meaning given to it in Section 2.6(d).
“Accounting Notice” shall have the meaning given to it in Section 2.6(i).
“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such other Person; provided, that with respect to WINC, “Affiliates” shall only mean such Person’s Controlled Affiliates.
“Agreement” shall have the meaning given to it in the preamble.
“Amended and Restated Carried Interest Participation Agreement” means that certain Amended and Restated Carried Interest Participation Agreement, by and among Colony DCP (CI) Bermuda, LP, Colony DCP (CI) GP, LLC, DBOC, DigitalBridge, and the Wafra Participation Entity, substantially in the form attached hereto as Exhibit A.
“Amended and Restated Warrants” means, collectively, that certain Amended and Restated Warrant No. 1, Amended and Restated Warrant No. 2, Amended and Restated Warrant No. 3, Amended and Restated Warrant No. 4, and Amended and Restated Warrant No. 5, in each case, with respect to purchase of Common Stock by Wafra Strategic Holdings LP, substantially in the form attached hereto as Exhibit B.

“Ancillary Agreements” means any agreement, instrument or contract entered into (whether on or following the date hereof) in connection with this Agreement, including the Transfer Document, the Amended and Restated Carried Interest Participation Agreement, the Amended and Restated Warrants, the Registration Rights Agreement, and the Termination Agreement.
“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other United States or non-United States antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Carried Interest” shall have the meaning set forth in the Amended and Restated Carried Interest Participation Agreement.
“Average Common Stock Price” shall mean the average of the volume weighted averages of the trading prices per share of Common Stock on the New York Stock Exchange (the “NYSE”) (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) on each of the twenty (20) consecutive Trading Days ending on (and including) (i) the last Trading Day of 2022 in the case of the First Earnout Payment, (ii) the last Trading Day of 2023 in the case of the Second Earnout Payment, and (iii) in the case of the Accelerated Payment upon the Triggering Event that is a Change of Control, the date of execution and delivery of a definitive agreement in respect of the Change of Control transaction (the “Change of Control Signing”) or, if earlier, the date (the “Change of Control Announcement Date”) of DigitalBridge’s initial press release or other public announcement, communication or disclosure with respect to DigitalBridge’s receipt of a proposal or engagement of discussions with respect to the Change of Control transaction (collectively, “Change of Control Announcement”) or the date immediately prior to the Change of Control Announcement Date, if such Change of Control Announcement was issued prior to the closing of the Trading Day on the Change of Control Announcement Date, which results in any adjustment to or change of the Average Common Stock Price that is unfavorable to Seller as compared with such Average Common Stock Price determined pursuant hereto in the absence of any such Change of Control Signing or Change of Control Announcement.
“Bankruptcy” means (1) any case commenced by DigitalBridge or DBOC under any Bankruptcy Law for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of DigitalBridge or DBOC, any receivership or assignment for the benefit of creditors of DigitalBridge or DBOC or any similar case or proceeding relative to DigitalBridge or DBOC or any involuntary case commenced against DigitalBridge or DBOC for such matters if (A) DigitalBridge or DBOC, as applicable, consents to such case, (B) the petition commencing such case is not dismissed within 60 days of its filing or (C) an order for relief is issued or entered therein; (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to DigitalBridge or DBOC, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of DigitalBridge or DBOC are determined and any payment or distribution is or may be made on account of such claims.

“Bankruptcy and Equity Exception” shall have the meaning given to it in Section 3.2.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, and any similar federal, state, or foreign law for the relief of debtors.
“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.
“Carried Interest” shall have the meaning set forth in the Amended and Restated Carried Interest Participation Agreement, except to the extent otherwise set forth herein.
“Carried Interest Participation Agreement” means that certain Carried Interest Participation Agreement, dated July 17, 2020, by and among Colony DCP (CI) Bermuda, LP, Colony DCP (CI) GP, LLC, DBOC, DigitalBridge, Wafra Participation Entity and Wafra S in its capacity as the “Wafra Representative.”
“Carry Investment Agreement” shall have the meaning set forth in the recitals.
“Cause” as to any Person, has the meaning set forth in the employment agreement with DigitalBridge applicable to the relevant Person as of the date hereof.
“CFI RE Holdco” shall have the meaning set forth in the recitals.
“Change of Control” shall mean (a) any “person” or “group” as such terms are used in Section 13(d) of the Exchange Act acquiring directly or indirectly, “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), of (i) at least fifty percent (50%) of all classes of outstanding voting equity interests of DigitalBridge or DBOC or (ii) outstanding equity interests entitled to receive at least fifty percent (50%) of the proceeds in the event of a merger, acquisition, or sale of at least fifty percent (50%) of the assets of DigitalBridge or DBOC, outstanding equity interests entitled to receive at least fifty percent (50%) of the proceeds in the event of a merger, acquisition, or sale of 50% or more of the assets of DigitalBridge or DBOC, (b) a sale of 50% or more of the assets of DigitalBridge or DBOC, (c) individuals who, as of the Effective Date, constitute the board of directors of DigitalBridge (the “Incumbent Board”) cease for any reason to constitute at least a majority of such board of directors other than under a circumstance where Seller or its Affiliates solicited (including by being a member of a group (within the meaning of Section 13(d)(3) of the Exchange Act) that solicited) or actively and materially participated in a solicitation of proxies in opposition to the re-election of the majority of the Incumbent Board (it being agreed that merely providing (or stating that it planned to provide) any such proxy shall not be sufficient to meet such standard) or solicited (including by being a member of a group (within the meaning of Section 13(d)(3) of the Exchange Act) that solicited) or actively and materially participated in a solicitation of consents in writing in favor of the removal of the majority of the Incumbent Board (it being agreed that merely providing (or stating that it planned to provide) any such consent shall not be sufficient to meet such standard); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by DigitalBridge’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any other Person other than the board of directors of DigitalBridge or Seller or its Affiliates, or (d) any “person” or “group” as such terms are used in Section 13(d) of the Exchange Act acquiring or being granted directly or indirectly, the power to appoint a majority of the members of the board of directors (or equivalent governing body) of DigitalBridge or DBOC or to otherwise direct the management or policies of DigitalBridge or DBOC by contract.
“Closing” shall have the meaning given to it in Section 2.3.
“Closing Date” shall have the meaning given to it in Section 2.3.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
“Co-Investor Rights” shall mean any rights of first offer, rights of first refusal or other similar rights granted to any Person with respect to the transfer of the Wafra B Purchased Interest or the underlying Wafra S Purchased Interest and DBMH Interest.
“Common Stock” means DigitalBridge Class A Common Stock, par value $0.01 per share, or if such shares of common stock cease to be publicly traded, such other equivalent class of DigitalBridge common stock that replaces the DigitalBridge Class A Common Stock as publicly traded common stock of DigitalBridge.
“Company” shall have the meaning given to it in the preamble.
“Consent” means, as the context requires, any consent, approval, authorization, waiver, permit, license, grant, agreement, exemption or order of, or registration, declaration or filing with, any Person, including any Governmental Authority.
“Contract” means any agreement, contract, arrangement, understanding, obligation or commitment to which a Person is bound or to which its assets or properties are subject, whether written or oral, and any amendments and supplements thereto.
“Control” or “Controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor, or otherwise. For purposes of this definition, a general partner or managing member of a Person shall be deemed to Control such Person.
“DBMH” shall have the meaning set forth in the recitals.
“DBMH Interest” shall have the meaning set forth in the recitals.
“DBMH Investment Agreement” shall have the meaning set forth in the recitals.
“DBMH Investor Rights Agreement” means that certain Investor Rights Agreement, dated July 17, 2020, by and among Wafra S, DBMH, Purchaser, DigitalBridge

Investment Holdco, LLC, DigitalBridge and Wafra S in the capacity as the “Initial Wafra Representative.”
“DBMH LLCA” shall mean the limited liability agreement of DBMH.
“DBMH Tax Information” shall have the meaning given to it in Section 3.10(a).
“DBOC” shall have the meaning set forth in the preamble.
“DigitalBridge” shall have the meaning given to it in the preamble.
“DigitalBridge Group” shall have the meaning given to it in the Amended and Restated Carried Interest Participation Agreement.
“Digital Colony Business” shall have the meaning given to it in the Amended and Restated Carried Interest Participation Agreement; provided that for purposes of Section 2.6(f), the term “Digital Colony Business” shall be limited to clauses (i), (ii) and (iv) of the definition of such term.
“Digital Colony Company” shall have the meaning given to it in the Amended and Restated Carried Interest Participation Agreement.
“Digital Colony Funds” shall have the meaning given to it in the Amended and Restated Carried Interest Participation Agreement.
“Disability” as to any Person, has the meaning set forth in the employment agreement with DigitalBridge applicable to the relevant Person as of the date hereof.
“Dispute” shall have the meaning given to it in Section 2.6(h).
“Dispute Notice” shall have the meaning given to it in Section 2.6(h).
“Dispute Period” shall have the meaning given to it in Section 2.6(h).
“Earnout Payments” shall mean the First Earnout Payment and the Second Earnout Payment, collectively, and each such payment, an “Earnout Payment”.
“Earnout Period” shall mean each of the First Earnout Period or the Second Earnout Period, as applicable.
“Earnout Statement” shall have the meaning given to it in Section 2.6(g).
“Earnout Term” shall mean the period beginning on the Closing Date and ending on the earlier of December 31, 2023 and the date of payment of the Acceleration Payment (if any).
“Encumbrance” means, whether arising under any Contract or otherwise, any security interests, liens, pledges, mortgages, hypothecations, assessments, restrictions on title, voting trust agreements, options, preemptive rights, rights of first offer, proxies, title defects or other restrictions or limitations on transfer of title, or encumbrances of any nature whatsoever, other than any restrictions on transfer generally arising under any applicable federal or state securities Laws.
“Entity” shall mean a Person that is not a natural person.
“Exchange Act” shall mean the United States Securities Exchange Act of 1934, and all rules and regulations promulgated thereunder, as amended.
“Excluded Acquisition” shall have the meaning given to it in Section 2.6(e).
“Excluded Obligations” shall have the meaning given to it in Section 2.5.
“FEEUM” shall mean gross equity for which DigitalBridge and its Affiliates provide investment management services and derive management fees (including business service fees) and/or performance allocations; provided that (i) in no event shall such amount be less than the publically reported Fee Earning Equity Under Management of DigitalBridge and its Affiliates, as set forth in DigitalBridge’s quarterly earnings presentations and (ii) such amount shall be subject to adjustment as set forth in Section 2.6(e).
“Final Purchase Price Allocation” shall have the meaning given to it in Section 2.2(c).
“First Earnout Payment” shall have the meaning given to it in Section 2.6(a).
“First Earnout Period” shall mean the period beginning on December 31, 2021 and ending on December 31, 2022.
“Fraud” shall mean, with respect to any party, common law fraud under the laws of the State of New York with respect to any representation or warranty set forth in Article III, Article IV, Article V (as applicable); provided that any such “Fraud” claim shall require actual knowledge (as opposed to imputed or constructive knowledge) on the date hereof that such representation and warranties (as qualified by the Schedules) were actually and materially breached on the date hereof. Under no circumstances, shall “Fraud” include any equitable fraud, negligent misrepresentations, promissory fraud, unfair dealings, extracontractual fraud or any other fraud or tort based on recklessness or negligence.
“Fund I” shall have the meaning given to it in the Amended and Restated Carried Interest Participation Agreement.
“Fund II” shall have the meaning given to it in the Amended and Restated Carried Interest Participation Agreement.
“Good Reason” as to any Person, has the meaning set forth in the employment agreement with DigitalBridge applicable to the relevant Person as of the date hereof.
“Governmental Authority” shall mean any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic Entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court or tribunal, any arbitrator (public or private) and any self-regulatory organization.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.
“Included Disposition” shall have the meaning given to it in Section 2.6(e).
“Indemnification Cap” shall have the meaning given to it in Section 7.3(a).
“Indemnified Party” shall have the meaning given to it in Section 7.4(a).
“Indemnified Taxes” shall mean (i) any Taxes of the Company for any Pre-Closing Tax Period or imposed on the Company with respect to any Pre-Closing Tax Period as a result of the Pre-Closing Restructuring, (ii) any Taxes imposed on DBMH for any Pre-Closing Tax Period that are allocable to the Company under the DBMH LLCA (including, for the avoidance of doubt, any Taxes assessed against DBMH in respect of any Tax audit adjustment with respect to any partnership-related item being adjusted that is attributable to a Pre-Closing Tax Period and is allocable to the Company under the DBMH LLCA), (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law, (iv) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing, and (v) all Taxes resulting from the breach of the representations and warranties in Section 3.10; provided, however, that Seller shall not be required to indemnify for any Taxes imposed on or with respect to the Company as a result of (x) any transaction occurring after the Closing or (y) making, changing or revoking any Tax election with respect to the Company after the Closing, without the prior written consent of Seller, that has retroactive effect to a Pre-Closing Tax Period. For purposes of determining the allocation of Taxes for any Straddle Period, Taxes of the Company based on or measured by income, payments or receipts shall be allocated between the portion of the Straddle Period that is a Pre-Closing Tax Period, on the one hand, and the portion of the Straddle Period beginning after the Closing Date, on the other hand, based on an interim closing of the books of the Company as of the close of business on the Closing Date and any other Taxes of the Company shall be allocated between the portion of the Straddle Period that is a Pre-Closing Tax Period, on the one hand, and the portion of the Straddle Period beginning after the Closing Date, on the other hand, on a per diem basis.
“Indemnifying Party” shall have the meaning given to it in Section 7.4(a).
“Indemnity Claim” shall have the meaning given to it in Section 7.3(a).
“Independent Appraiser” means a nationally recognized independent appraiser.
“Individual Matter” means any indemnification claim or series of indemnification claims arising from the same or substantially similar underlying events or circumstances.

“Initial Transaction” shall have the meaning set forth in the recitals.
“Investment Agreements” shall mean the agreements terminated by the Termination Agreement.
“Laws” shall mean all U.S. and non-U.S. laws, statutes, ordinances, Orders, administrative interpretation or rules of common law, codes, regulations, orders, decrees, rules, other civil and other codes and any other requirements which from time to time have the similar effect of any Governmental Authority (in each case, whether federal, state or local, and including Tax laws).
“Liability” shall mean any claim, liability or obligation of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any Contract or tort, whether based on negligence or strict liability or otherwise) and whether or not the same would be required by generally accepted accounting principles to be reflected as a liability in financial statements or disclosed in the notes thereto, including all costs and expenses relating thereto.
“Losses” means all liabilities, obligations, claims, Taxes, losses, penalties, actual damages (including, for the avoidance of doubt, diminution in value), consequential damages (to the extent reasonably foreseeable), costs, charges, interest, settlement payments, awards, judgments, fines, assessments, deficiencies and expenses (including all reasonable attorneys’ fees and out-of-pocket disbursements).
“Marketable Securities” means securities that are traded on the New York Stock Exchange or NASDAQ Stock Market; provided that such securities are not subject to any lock up (other than a customary underwriters’ lockup not to exceed 90 days).
“Minimum Hold” shall have the meaning set forth in Section 6.3(b).
“Order” shall mean any judgment, outstanding order, injunction, stipulation, award or decree of any U.S. or non-U.S. court or tribunal and any award in any arbitration proceeding of any Governmental Authority or arbitrator.
“Outside Date” shall have the meaning set forth in Section 9.2(a).
“Permitted Transfer Restrictions” shall mean any restriction on the sale, assignment, disposition or transfer of a security (i) arising under any applicable federal or state securities Laws (ii) arising under the surviving Contracts entered into in connection with the Initial Transaction and (iii) created by Purchaser and its Affiliates.
“Person” shall mean any natural person or any firm, partnership, limited partnership, limited liability partnership, association, corporation, limited liability company, joint venture, trust, business trust, sole proprietorship, Governmental Authority or other entity or any division thereof.

“Portfolio Companies” shall have the meaning given to it in the Amended and Restated Carried Interest Participation Agreement.
“Pre-Closing Economic Benefits” shall have the meaning given to it in Section 2.7.
“Pre-Closing Restructuring” shall have the meaning set forth in the recitals.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date (determined on the basis of an interim closing of the books immediately prior to the Closing).
“Proceeding” means any judicial, administrative or arbitral action, cause of action, suit, claim, demand, citation, summons, subpoena, investigation, litigation, administrative proceeding, examination, audit, review, inquiry or proceeding of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by, on behalf of, before or involving any court, tribunal, arbitrator or other Governmental Authority.
“Proposed Purchase Price Allocation” shall have the meaning given to it in Section 2.2(c).
“Purchase Price” shall have the meaning given to it in Section 2.2(a).
“Purchased Interest” means the Wafra B Purchased Interest together with the Wafra S Purchased Interest.
“Purchaser” shall have the meaning given to it in the preamble.
“Purchaser Indemnitees” shall have the meaning given to it in Section 7.2(a).
“Registration Rights Agreement” means that certain Registration Rights Agreement among DigitalBridge, Seller, and the Wafra Participation Entity, substantially in the form attached hereto as Exhibit D.
“Requisite Regulatory Approvals” shall have the meaning given to it in Section 8.1(a).
“Retained Interest” shall have the meaning set forth in Section 2.7.
“Second Earnout Payment” shall have the meaning given to it in Section 2.6(b).
“Second Earnout Period” shall mean the period beginning on December 31, 2021 and ending on December 31, 2023.
“Seller” shall have the meaning given to in the preamble.
“Senior Advisor” shall have the meaning given to it in Section 6.3(a).

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of Liabilities (including contingent Liabilities) of such Person; (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable Liabilities of such Person on its debts as they become absolute and mature; (iii) such Person does not intend to, and does not believe that it will, incur debts or Liabilities beyond such Person’s ability to pay as such debts and Liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute unreasonably small capital, within the meaning of the Bankruptcy Law and any other applicable insolvency Laws, including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act as in effect in any applicable jurisdiction. For such purposes, any contingent Liability (including pending litigation, contingent obligations, pension plan liabilities and claims for federal, state, local and foreign Taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured Liability.
“Specified / Warehouse Investment Side Letter” shall have the meaning given to such term in the Termination Agreement.
“Straddle Period” means any taxable period that begins on or before (but does not end on) the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, or other legal Entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, but does not include the Portfolio Companies.
“Tax” or “Taxes” means any federal, state, local, foreign and other taxes, levies, imposts, duties and similar fees and charges in the nature of a tax imposed by any Governmental Authority (including any interest, penalties, or additions attributable thereto, imposed in connection therewith, or imposed with respect thereto), including taxes imposed on, or measured by, net or gross income, alternative minimum, accumulated earnings, personal holding company, franchise, doing business, capital stock, net worth, capital, profits, windfall profits, gross receipts, business, securities transaction, value added, sales, use, excise, custom, transfer, registration, stamp, premium, real property, personal property, escheat, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers’ compensation, payroll, withholding, estimated and recording, whether computed on a separate, consolidated, unitary, combined or other basis.
“Tax Proceeding” means any audit, examination, claim or similar Proceeding with respect to Taxes, Tax matters, or Tax Returns.
“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement, including any schedule or related or supporting information, filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including any attachment, amendment, or supplement thereto.

“Taxing Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.
“Termination Agreement” means that certain Termination Agreement, by and among DBMH, Purchaser, DigitalBridge IM Manager, LLC, DBOC, DigitalBridge, Colony DCP Investor, LLC, Colony DCP (CI) Bermuda, LP, Marc Ganzi, Ben Jenkins, the Wafra Participation Entity and Wafra S, substantially in the form attached hereto as Exhibit C.
“Third Party Claim” shall have the meaning given to it in Section 7.4(b).
“Trading Day” shall mean a day on which shares of Common Stock are traded on the NYSE.
“Transaction” shall mean the sale by Seller of the Wafra B Purchased Interest contemplated in this Agreement, the reduction in the Wafra Participation Entity’s Specified Percentage of Carried Interest (each as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) with respect to Fund II contemplated in this Agreement and the Amended and Restated Carried Interest Participation Agreement, the sale by the Wafra Participation Entity of the Carried Interest (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) paid by any future co-investment vehicles with respect to future portfolio companies of any Digital Colony Fund (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) contemplated in this Agreement, and the transactions contemplated in the Ancillary Agreements.
“Transfer Document” shall mean an assignment and assumption agreement providing for the transfer by Seller of the Wafra B Purchased Interest to, and the assumption of all obligations relating to the Wafra B Purchased Interest by, Purchaser, substantially in the form attached hereto as Exhibit E.
“Transfer Taxes” shall have the meaning given to it in Section 6.1.
“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time.
“Triggering Event” means the occurrence, prior to December 31, 2023, of any of the following events:
(i)    entry into a definitive agreement with respect to a Change of Control transaction;
(ii)    any event constituting Bankruptcy;
(iii)    other than as a result of death or Disability:

(i)    Marc Ganzi ceases to (x) be actively involved in the activities of the Digital Colony Companies, (y) devote substantially all of his business time and attention to DigitalBridge and the Digital Colony Business in the aggregate, or (z) be a member of the investment committee of Fund I or Fund II; and
(ii)    Ben Jenkins ceases to (x) devote substantially all of his business time and attention to DigitalBridge and the Digital Colony Business in the aggregate, (y) maintain an active role with the Digital Colony Companies consistent in all material respects with the role Ben Jenkins performs today, or (z) be a member of the investment committee of Fund I or Fund II; or
(iv)    a “Key Person Event” occurs pursuant to the limited partnership agreement of Fund II (as such term is defined therein) prior to the bona fide first closing on third-party commitments of the first successor fund to Fund II and thereafter pursuant to the limited partnership agreement of such fund (as such term or comparable definition is defined therein) in which (A) both Marc Ganzi and Ben Jenkins cease to satisfy the Required Involvement (as such term or comparable definition is defined in the applicable limited partnership agreement) as a result of the termination of employment without Cause or the departure for Good Reason of both Marc Ganzi and Ben Jenkins (unless cured or waived by the applicable fund), (B) (1) either Marc Ganzi or Ben Jenkins ceases to satisfy the Required Involvement (as such term or comparable definition is defined in the applicable limited partnership agreement) as a result of the termination of employment without Cause of Marc Ganzi or Ben Jenkins (as applicable) or the departure of Marc Ganzi or Ben Jenkins (as applicable) for Good Reason and a majority of the DCF Key Executives (as defined in the limited partnership agreement of Fund II or of the first successor fund to Fund II, as applicable), cease to satisfy the Required Involvement (as such term or comparable definition is defined in the applicable limited partnership agreement) (unless cured or waived by such applicable fund), or (C) the DigitalBridge Group (including the Digital Colony Companies) and current and former employees of any such entities cease in the aggregate to own at least 50% of Carried Interest or control at least a majority of the voting interest in the general partner entity of such Digital Colony Fund.
“Triggering Event Date” means (i) with respect to clause (a) of the definition of the term “Triggering Event”, the date of consummation of a Change of Control transaction or (ii) with respect to clauses (b) through (d) of the definition of the term “Triggering Event”, the date on which such Triggering Event has occurred.

“Valuation Firm” shall have the meaning given to it in Section 7.4(a).

“Wafra B” shall have the meaning given to it in the preamble.
“Wafra B Purchased Interest” shall have the meaning given to it in the recitals.
“Wafra Indemnitees” shall have the meaning given to it in Section 7.2(b).
“Wafra S” shall have the meaning given to it in the preamble.
“Wafra S Purchased Interest” shall have the meaning given to it in the recitals.

“WINC” means Wafra Inc., a Delaware corporation.
ARTICLE II
PURCHASE AND SALE OF THE PURCHASED INTEREST AND CARRIED INTEREST; RETAINED INTEREST
2.1    Transfer of the Purchased Interest and Carried Interest. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (a) Seller shall assign, transfer and deliver to Purchaser and cause to be assigned, transferred and delivered to Purchaser (1) all right, title and interest of Seller and Wafra B in and to the Wafra B Purchased Interest and (2) all other rights, claims and causes of action of Seller and Wafra B with respect to the Wafra B Purchased Interest, in each case, free and clear of all Encumbrances, other than the Permitted Transfer Restrictions; (b) Purchaser shall acquire from Seller all right, title and interest of Seller in and to the Wafra B Purchased Interest, free and clear of all Encumbrances, other than the Permitted Transfer Restrictions, and Purchaser shall assume and perform from and after the Closing all Liabilities arising from and in connection with the ownership of such Wafra B Purchased Interest; (c) the Wafra Participation Entity’s entitlement to the Applicable Carried Interest with respect to Fund II shall thereby be reduced from 12.6% to 7% (and any guaranty obligations of the Wafra Participation Entity and its Affiliates with respect to Fund II shall be proportionately reduced); (d) the Wafra Participation Entity shall assign transfer and deliver to CFI RE Holdco, and cause to be assigned, transferred and delivered to CFI RE Holdco, all right, title and interest of the Wafra Participation Entity in and to Carried Interest (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) paid by any future co-investment vehicles with respect to future portfolio companies of the Digital Colony Funds other than as described in Section 2.7(iv), (e) CFI RE Holdco shall acquire from the Wafra Participation Entity all right, title and interest of the Wafra Participation Entity in and to Carried Interest (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) referenced in clause (d) above, free and clear of all Encumbrances, other than the Permitted Transfer Restrictions, and CFI RE Holdco shall assume and perform from and after the Closing all Liabilities arising from and in connection with the ownership of such Carried Interest (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) and (f) DigitalBridge and its Affiliates and Seller and its Affiliates shall deliver an executed Termination Agreement. Seller and Purchaser acknowledge that the transfer of the Wafra B Purchased Interest from Seller to Purchaser is subject to the execution and delivery of the Transfer Document and the transfer of Carried Interest (as defined in the Carried Interest Participation Agreement as in effect on the date hereof) described in clauses (d) and (e) of this Section 2.1 is subject to the execution and delivery of the Amended and Restated Carried Interest Participation Agreement.
2.2    Purchase Price.
(a)    At the Closing:
(i)    Purchaser shall pay or cause to be paid to Seller and the Wafra Participation Entity in consideration for (1) the sale of the Wafra B Purchased Interest, and (2) the delivery of an executed Termination Agreement, an aggregate amount equal to: (A) $358,517,055.41 (as adjusted pursuant to the Final Purchase Price Allocation under Section 2.2(c) and reduced by any required Tax withholdings as provided in Section 2.2(b)) in cash by wire transfer of U.S. dollars pursuant to the payment instructions delivered by or on behalf of Seller to Purchaser at least three (3) Business Days prior to the Closing; plus (B) 57,741,599 shares of Common Stock, free and clear of all Encumbrances, other than the Permitted Transfer Restrictions; and

(ii)    Purchaser shall pay or cause to be paid to the Wafra Participation Entity in consideration for (1) Carried Interest (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) described in clauses (d) and (e) of Section 2.1 (including any entitlement to Carried Interest with respect to any future co-investment vehicles with respect to the future portfolio companies of the Digital Colony Funds other than the Retained Interests), and (2) the Wafra Participation Entity’s entitlement to the Applicable Carried Interest with respect to Fund II being reduced from 12.6% to 7%, an aggregate amount equal to $30,000,000 (as adjusted pursuant to the Final Purchase Price Allocation under Section 2.2(c) and reduced by any required Tax withholdings as provided in Section 2.2(b)) in cash by wire transfer of U.S. dollars pursuant to the payment instructions delivered by or on behalf of the Wafra Participation Entity to Purchaser at least three (3) Business Days prior to the Closing, the aggregate consideration set out in clauses (i) and (ii) above, the “Purchase Price”.
(b)    In the event that, prior to Closing, Seller provides Purchaser with a Section 1445 Certificate with respect to the Purchased Interest and Purchaser receives the certificates described in Section 2.4(b)(i) and Section 2.4(b)(ii), then Purchaser and its Affiliates shall not deduct or withhold any amounts from any consideration or other amounts payable or otherwise deliverable to Seller or the Wafra Participation Entity pursuant to this Agreement (unless required by applicable state or local Tax Law). As of the date hereof, neither Purchaser nor Seller is aware of any Taxes required to be withheld under state or local Tax Law with respect to any consideration or other amounts payable or otherwise deliverable to Seller or the Wafra Participation Entity pursuant to this Agreement. Subject to the foregoing sentences, Purchaser and its Affiliates shall be entitled to deduct and withhold Taxes on the Purchase Price or any other payments made by it pursuant to this Agreement in accordance with applicable Law, and any such withheld Taxes shall be deemed paid for all purposes of this Agreement. If Purchaser determines that it (or its Affiliate) is required by applicable Law to withhold any amount from the Purchase Price or any other payments made by it under this Agreement, Purchaser shall use commercially reasonable efforts to provide at least five (5) Business Days’ notice to Seller or the Wafra Participation Entity, as applicable, of Purchaser’s intent to withhold such amount and the basis for such withholding, and the parties shall seek to use commercially reasonable efforts to cooperate (at the applicable payee’s expense) in order to eliminate or to reduce any such withholding, including providing a reasonable opportunity to provide forms or other evidence that would mitigate, reduce or eliminate such withholding.
(c)    Within ten (10) days after the date hereof, Purchaser shall (i) furnish Seller with (x) Purchaser’s proposed allocation of the Purchase Price and payments under Section 2.6 among the transactions described in clauses (i) and (ii) of Section 2.2(a) (the “Proposed Purchase Price Allocation”) and (y) the payor and the recipient of each such consideration, and (ii) reflect any reasonable written comments delivered by Seller to Purchaser within five (5) days of Purchaser’s delivery of the Proposed Purchase Price Allocation to Seller. Purchaser and Seller shall work together in good faith to resolve any disagreement with regard to the Proposed Purchase Price Allocation or comments thereto, provided that if such disagreement cannot be resolved within five (5) days of the delivery of Seller’s comments to the Proposed Purchase Price Allocation to Purchaser, such dispute shall be promptly resolved, but in no event later than ten (10) days, by an internationally recognized accounting firm mutually agreeable to Purchaser and Seller, and the accounting firm’s resolution of the dispute shall be final and binding on the parties hereto and their respective Affiliates (such allocation, as finally determined pursuant to this Section 2.2(c), the “Final Purchase Price Allocation”). The parties hereto agree that Purchaser will be treated as the purchaser of the Wafra B Purchased Interest for U.S. federal (and applicable state and local) income Tax purposes, and the Tax treatment relating to the Carried Interest will be governed by the Amended and Restated Carried Interest Participation Agreement.
2.3    The Closing(d)    . The closing with respect to the Transaction (the “Closing”) shall occur remotely via the exchange of documents and signatures as soon as reasonably practicable (but in no event later than the date that is three (3) Business Days) following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied)) (the date on which the Closing actually occurs, the “Closing Date”).
2.4    Closing Deliveries.
(a)    At the Closing, Purchaser shall deliver or cause to be delivered to Seller:
(i)    $358,517,055.41 (as adjusted pursuant to the Final Purchase Price Allocation under Section 2.2(c) and reduced by any required Tax withholdings as provided in Section 2.2(b)), which shall be payable in accordance with Section 2.2(a);
(ii)    evidence (reasonably satisfactory to Seller) of a record on DigitalBridge’s stock ledger of a book entry representing the issuance of 57,741,599 shares of Common Stock to Seller, free and clear of all Encumbrances, other than the Permitted Transfer Restrictions;
(iii)    an executed counterpart of the Transfer Document, duly executed by an authorized signatory of Purchaser;
(iv)    an executed counterpart of each of the Amended and Restated Warrants and the Registration Rights Agreement;
(v)    an executed counterpart of the Termination Agreement, duly executed by each of DBMH, Purchaser, DigitalBridge IM Manager, LLC, DBOC, DigitalBridge, Colony DCP Investor, LLC, Colony DCP (CI) Bermuda, LP, Marc Ganzi and Ben Jenkins.
(b)    Prior to the Closing, Purchaser shall cause Colony DCP (CI) Bermuda, LP to deliver to the Wafra Participation Entity and CFI RE Holdco:

(i)    a duly executed affidavit, substantially in the form attached hereto as Exhibit F, dated as of the Closing Date in accordance with Treasury Regulations Section 1.1445-11T(d)(2); and
(ii)    a duly executed affidavit, substantially in the form attached hereto as Exhibit G, dated as of the Closing Date in accordance with Treasury Regulations Section 1.1446(f)-2(b)(4).
(c)    At the Closing, Purchaser shall deliver or cause to be delivered to the Wafra Participation Entity:
(i)    $30,000,000 (as adjusted pursuant to the Final Purchase Price Allocation under Section 2.2(c) and reduced by any required Tax withholdings as provided in Section 2.2(b)), which shall be payable in accordance with Section 2.2(a);
(ii)    an executed counterpart of each of the Amended and Restated Carried Interest Participation Agreement and the Registration Rights Agreement; and
(iii)    an executed counterpart of the Termination Agreement, duly executed by each of DBMH, Purchaser, DigitalBridge IM Manager, LLC, DBOC, DigitalBridge, Colony DCP Investor, LLC, Colony DCP (CI) Bermuda, LP, Marc Ganzi and Ben Jenkins.
(d)    Prior to the Closing, Purchaser shall cause DBMH to deliver to Wafra B:
(i)    a duly executed affidavit, substantially in the form attached hereto as Exhibit H, dated as of the Closing Date in accordance with Treasury Regulations Section 1.1445-11T(d)(2).
(e)    At the Closing, Seller shall deliver or cause to be delivered to Purchaser:
(i)    an executed counterpart of the Transfer Document, duly executed by an authorized signatory of Seller;
(ii)    a properly completed and duly executed certificate, substantially in the form attached hereto as Exhibit I, dated as of the Closing Date, in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) (a “Section 1445 Certificate”);
(iii)    an executed counterpart of each of the Amended and Restated Warrants and the Registration Rights Agreement;

(iv)    the written and executed resignation(s) of the manager of DBMH and any board observers designated by Wafra S;
(v)    an executed counterpart of the Termination Agreement, duly executed by Wafra S; and
(f)    At the Closing, the Wafra Participation Entity shall deliver or cause to be delivered to Purchaser:
(i)    an executed counterpart of each of the Amended and Restated Carried Interest Participation Agreement, the Registration Rights Agreement and the Termination Agreement.
2.5    Liabilities. Purchaser is not, directly or indirectly, assuming and shall not in any way be or become responsible for, and Seller agrees from and after the Closing to pay and discharge, (i) any and all Liabilities for Indemnified Taxes; (ii) any and all Liabilities arising from Seller’s or the Company’s ownership of the Purchased Interest or the DBMH Interest, in each case, prior to the Closing, (iii) any and all Liabilities arising under any Contract relating to the ownership of the Purchased Interest or, to the extent that the Company or an Affiliate thereof was a party to such Contract, the DBMH Interest, in each case, arising from facts and circumstances occurring prior to the Closing Date, and (iv) any and all Liabilities of the Company arising from any facts or circumstances occurring prior to the Closing, except, (1) in the case of clauses (ii)-(iv), to the extent arising under the DBMH LLCA and (2) in the case of the DBMH Interest, with respect to the portion of any Liability resulting from any action taken or failed to be taken by Purchaser or any of its Affiliates (collectively, the “Excluded Obligations”), all of which shall remain the liabilities of Seller, in the case of (ii), (iii) and (iv), only to the extent that such Liabilities are not caused by a breach or violation by Purchaser or by any of its Affiliates of any representation, warranty, covenant or other agreement in respect of the Terminated Agreements occurring prior to the Closing (it being agreed and understood that any such Liabilities that are caused by Purchaser’s or any Affiliate’s breach of such representations, warranties, covenants or other agreements, shall be assumed by Purchaser (such Liabilities, together with (a) any and all Liabilities for Taxes in respect of the Purchased Interests from and after the Closing Date (other than Indemnified Taxes), (b) any and all Liabilities arising from Purchaser’s ownership of the Purchased Interest from and after the Closing, (c) any and all Liabilities arising under any Contract relating to the ownership of the Purchased Interest arising from facts and circumstances occurring from and after the Closing, (d) any and all Liabilities of the Company arising from any facts or circumstances arising from and after the Closing, and (e) any other Liabilities in respect of the Purchased Interests or the Company that are not Excluded Obligations, collectively, the “Assumed Obligations”)). Seller is not, directly or indirectly, assuming and shall not in any way be or become responsible for, and Purchaser agrees from and after the Closing to pay and discharge, the Assumed Obligations.
2.6    Earnout.
(a)    If the Closing occurs, as additional consideration for the matters described in Section 2.2(a), Purchaser shall pay to Seller on March 31, 2023 an amount, if any (such amount, the “First Earnout Payment”), equal to:

(i)    $125,000,000 if, but only if, at least $6,000,000,000 of FEEUM was raised during the First Earnout Period;
(ii)    $100,000,000 if, but only if, at least $5,000,000,000 but less than $6,000,000,000 of FEEUM was raised during the First Earnout Period; and
(iii)    $90,000,000 if, but only if, at least $4,000,000,000 but less than $5,000,000,000 of FEEUM was raised during the First Earnout Period.
(b)    If the Closing occurs, as additional consideration for the matters described in Section 2.2(a), Purchaser shall pay to Seller on March 31, 2024 an amount, if any (such amount, the “Second Earnout Payment”), equal to:
(i)    $125,000,000 if, but only if, at least $6,000,000,000 of FEEUM was raised during the Second Earnout Period;
(ii)    $100,000,000 if, but only if, at least $5,000,000,000 but less than $6,000,000,000 of FEEUM was raised during the Second Earnout Period; and
(iii)    $90,000,000 if, but only if, at least $4,000,000,000 but less than $5,000,000,000 of FEEUM was raised during the Second Earnout Period;
provided, however, that the First Earnout Payment shall be subtracted from the Second Earnout Payment for purposes of determining the amount, if any, payable to Seller on March 31, 2024 pursuant to this Section 2.6.
(c)    Purchaser may, at its option, elect to pay up to 50% of the First Earnout Payment and/or the Second Earnout Payment in Common Stock; provided that, if such payment of Common Stock, when taken together with all other Common Stock held by Seller and its Affiliates, would result in Seller and its Affiliates (disregarding the proviso in the definition of Affiliates) holding more than 9.8% of all outstanding Common Stock, all excess amounts that would otherwise have been paid in Common Stock, shall be paid in cash. The value of each share of Common Stock paid in lieu of cash in respect of the First Earnout Payment and/or Second Earnout Payment shall be the applicable Average Common Stock Price.
(d)    Notwithstanding the foregoing, if the Closing occurs and a Triggering Event occurs prior to December 31, 2023, within ten (10) Business Days of the Triggering Event, Seller may elect to, in lieu of retaining its right to receive the Earnout Payments, receive from Purchaser a one-time payment in the amount of the greater of (i) the amount of the Earnout Payment accrued as of the Triggering Event Date and (ii) $100 million (the “Acceleration Payment”); provided that the Acceleration Payment shall be reduced by the amount of any Earnout Payment made to Seller prior to the Triggering Event Date. If Seller elects to receive the Acceleration Payment pursuant to this Section 2.6(d), such Acceleration Payment shall be made to Seller in cash in U.S. dollars; provided that, with respect to the Acceleration Payment to be made to Seller in connection with a Triggering Event that is the Change of Control, in the event that the consideration paid to holders of Common Stock in the Change of Control involves all or part Marketable Securities (and no other equity securities that are not Marketable

Securities), 50% of the Acceleration Payment shall be paid in cash in U.S. dollars and 50% of the Acceleration Payment shall be deemed to be paid to Seller in Common Stock (with the value of each share of such Common Stock set at the applicable Average Common Stock Price) immediately prior to the consummation of the Change of Control transaction such that Seller shall be entitled to receive with respect to such Common Stock the applicable form of consideration in the Change of Control, which shall be cash and/or Marketable Securities of the acquirer in the Change of Control, as applicable; provided further that, to the extent Seller does not exercise its right to receive the Acceleration Payment upon the initial Change of Control following the Closing, then upon any subsequent Change of Control in connection with which Seller exercises its right to receive the Acceleration Payment, 50% of such Acceleration Payment shall be paid in cash in U.S. dollars and 50% of the Acceleration Payment shall be paid in Marketable Securities of the acquirer in the Change of Control; provided further that the value of each share of Marketable Securities paid in respect of the Acceleration Payment pursuant hereto shall be set at the same per share value attributable to the Marketable Securities received by the holders of Common Stock in the Change of Control. Notwithstanding anything to the contrary, in the event Seller demands the Acceleration Payment, and Purchaser pays the Acceleration Payment to Seller as set forth in Section 2.6(d), Purchaser shall have no further obligations, and Seller will have no further rights, under this Section 2.6.
(e)    For purposes of calculating the Earnout Payments due to Seller pursuant to this Section 2.6, any increase in FEEUM derived solely from the purchase or acquisition (whether by merger or otherwise) of a Person by DigitalBridge and/or its Affiliates during the Earnout Term (any such acquisition, an “Excluded Acquisition”) shall be disregarded from FEEUM for purposes of the Earnout Payments; provided that (i) to the extent any transaction bonus, incentive payment or other compensation (other than industry standard compensation for future services rendered that are bona fide market compensatory payments) is received by Marc Ganzi in connection with any such Excluded Acquisition, then such Excluded Acquisition nevertheless will be included in FEEUM for purposes of the Earnout Payments and (ii) following the consummation of such Excluded Acquisition, any increase in FEEUM in excess of the amount derived solely as a result of the purchase of the Excluded Asset shall be included in FEEUM for purposes of the Earnout Payments; provided further that in the event of any sale, divesture, spin-off, license, or other disposition (whether by merger or otherwise) or separation of any equity securities of, or other interests, assets, rights or business disposition or separation or spin-off business by, DigitalBridge and/or any of its Affiliates (any such transaction, “Included Disposition”) during the Earnout Term which results in any adjustment to or change of FEEUM that is unfavorable to Seller as compared with such FEEUM determined pursuant hereto in the absence of any such Included Disposition, such Included Disposition shall be disregarded, and any FEEUM derived in connection with any equity securities or business subject to such Included Disposition (prior to the consummation of such Included Disposition if such Included Disposition is to a third party) shall be included in FEEUM for purposes of the Earnout Payments.
(f)    During the Earnout Term, Purchaser shall, and shall cause DigitalBridge and its Affiliates, as applicable:
(i)    not to take any action or omit to take any action where such taking or omission is primarily intended to have an adverse effect on DigitalBridge’s and its Affiliates’ ability to maximize the Earnout Payments;

(ii)    to make all accounting books or records on which FEEUM and any Earnout Payment is to be based, or from which it is to be derived, available for the determination or verification of FEEUM or any Earnout Payment in accordance with the terms of this Agreement;
(iii)    not divert material resources, investors or business opportunities away from the Digital Colony Business outside of the ordinary course of business; and
(iv)    subject to Section 2.6(g), on a quarterly basis and upon an occurrence of the Triggering Event, to provide Seller with a written statement setting forth Purchaser’s good faith calculation of FEEUM and the components thereof.
(g)    Within forty-five (45) days after the end of any given Earnout Period, Purchaser shall prepare and deliver to Seller a written statement (each, an “Earnout Statement”) setting forth (i) Purchaser’s good faith calculation of FEEUM and the components thereof and the applicable Earnout Payment and (ii) reasonable supporting documentation and information related thereto sufficient to enable Seller to verify such calculation, as well as such additional information as Seller may reasonably request with respect to such calculation. Any Earnout Payment shall be paid by Purchaser, by wire transfer of immediately available funds to an account designated by Seller, on the later of (i) the date set forth in Section 2.6(a) or Section 2.6(b), as applicable, or (ii) promptly after the final determination of FEEUM and the applicable Earnout Payment pursuant to Section 2.6(j). For Tax purposes, the parties hereto shall treat the Earnout Payments as an adjustment to the Purchase Price.
(h)    Seller shall have fifteen (15) Business Days after the receipt by Seller of the Earnout Statement (the “Dispute Period”) to dispute any or all amounts or components of such Earnout Statement, including the amount of the relevant Earnout Payment (“Dispute”). During the Dispute Period, Seller shall have the right to review such information as Seller may reasonably request with respect to the determination of FEEUM and the relevant Earnout Payment, and Purchaser shall provide and shall cause DigitalBridge to provide reasonable access (upon reasonable advance notice and during normal business hours) to such employees, books, records, financial statements, and independent auditors (subject to the execution of such customary agreements as the independent auditors may reasonably request) to the extent reasonably related to Seller’s review of the Earnout Statement. If Seller desires to undertake a Dispute, then Seller shall provide to Purchaser, prior to the end of the Dispute Period, written notice of the Dispute (a “Dispute Notice”), setting forth in reasonable detail the amounts included in the Earnout Statement with which Seller disagrees and Seller’s alternative calculation, in reasonable detail, of such amounts.
(i)    If Seller delivers to Purchaser a Dispute Notice prior to the end of the Dispute Period, then Purchaser and Seller shall use reasonable best efforts to resolve the Dispute and agree in writing upon the final content of the Earnout Statement within fifteen (15) Business Days following the delivery by Seller of the Dispute Notice to Purchaser; provided that any communications between Seller and Purchaser and their respective representatives during the above-reference fifteen (15) Business Day period shall be deemed to constitute settlement discussion materials pursuant to Federal Rule of Evidence 408 and similar state rules and shall not be submitted to or considered by the Accounting Expert. Items and amounts not objected to by Seller shall be deemed resolved. If Seller and Purchaser are unable to resolve the items or amounts in dispute within such fifteen (15) Business Day period, then Seller and Purchaser shall submit the Dispute for resolution to a nationally-recognized independent certified public accountant as mutually agreed by Seller and Purchaser (the “Accounting Expert”) (and, if the parties are unable to agree upon an Accounting Expert, then Seller and Purchaser shall each select a nationally-recognized independent certified public accountant, and the two (2) firms so selected shall select a third (3rd) nationally-recognized independent certified public accountant to act as the Accounting Expert) to resolve such dispute.
(j)    The Accounting Expert, acting as an expert and not as an arbitrator, shall be charged with determining whether FEEUM, the applicable Earnout Payment and the Earnout Statement were calculated and prepared in accordance with the terms of this Agreement and whether and to what extent, if any, FEEUM and the amount of the applicable Earnout Payment shall require adjustment (but only with respect to the items identified in the Dispute Notice as the subject of a dispute and submitted to the Accounting Expert and any other items necessarily affected by the resolution of those disputed items), and may not assign a value to any item greater than the greatest value for such item claimed by either Seller in the Dispute Notice, on the one hand, or Purchaser in the Earnout Statement, on the other hand, or less than the smallest value for such item claimed in such statement or notice. The Accounting Expert’s determination shall be based solely on written submissions by Seller and Purchaser (i.e., not on independent review) and on the definitions and provisions included in this Agreement. All determinations of the Accounting Expert with respect to FEEUM, the applicable Earnout Payment and the Earnout Statement shall be final, conclusive and binding on Seller and Purchaser, and neither Seller nor Purchaser shall have the right to appeal such determinations absent arithmetic error by the Accounting Expert or actual fraud. Each of Seller and Purchaser shall bear its own expenses in connection with the review and resolution by the Accounting Expert; provided, that the fees and disbursements of the Accounting Expert shall be allocated between Seller and Purchaser in the same proportion that the aggregate amount of the disputed amounts that were determined in favor of the other party (as finally determined by the Accounting Expert) bears to the total amount of disputed items submitted by the parties; provided that Seller and Purchaser shall each be responsible for one half of any retainers or other upfront costs or expenses of the Accounting Expert, subject to re-allocation as set forth above.
2.7    Retained Interest. For the avoidance of doubt, upon completion of the Transaction, the Wafra Participation Entity’s and its Affiliates’ interests consist of: (i) the interests set forth on Schedule A, (ii) the interests set forth on Schedule B, (iii) the right to participate in, by making capital commitments to, any follow-on co-investments in respect of the investments set forth on Schedule B in a manner consistent with each investment set forth on Schedule B to which the relevant follow-on co-investment relates and (iv) the right to receive the Applicable Carried Interest with respect to co-investment opportunities arising from and after the Closing Date to the extent related to the funds set forth in Schedule A indicated with an (*) as set forth in Schedule A opposite the fund to which the co-investment relates (collectively, the “Retained Interests”). Subject to the foregoing, from and after the Closing, the Wafra Participation Entity and its Affiliates’ rights to participate in or make new investments in any products (including the right to invest in Fund I or Fund II co-investment opportunities) pursuant to the Investment Agreements shall terminate and be of no further force or effect. From and after the Closing, the Wafra Participation Entity and its Affiliates shall have no right to receive any gross carried interest, incentive allocations, promote interests and similar performance based profits interests or other distributions (and including any tax distributions thereon or with respect thereto) pursuant to the Investment Agreements, other than (i) with respect to the Retained Interests, or (ii) for amounts that are earned prior to the Closing but are not paid until after the Closing. The Wafra Participation Entity and its Affiliates hereby waive, effective as of the Closing Date, all rights they had to participate in the co-investment fund for the Zayo investment and from and after the Closing Date shall have no rights in the co-investment fund for the Zayo investment. Notwithstanding anything in this Agreement to the contrary (other than as set forth in the previous sentence with respect to the Zayo investment), Seller and/or its Affiliates is (and following the Closing, shall continue to be) entitled to all economic rights and benefits (including the right to receive distributions) with respect to the period prior to the Closing in respect of the interests and rights being sold and transferred hereunder by Seller and/or its Affiliates (“Pre-Closing Economic Benefits”) and, to the extent that following the Closing, Purchaser or any of its Affiliates (including any Digital Colony Company (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof)) receives or is in possession of any amounts that constitute or are attributable to any Pre-Closing Economic Benefits, such party shall promptly pay or distribution such amounts, as applicable, to the party entitled to such amounts (or, if the Wafra B or Wafra S is entitled to such amounts, to Seller).
2.8    DigitalBridge. DigitalBridge shall issue to Seller Common Stock, as and when such Common Stock is required to be issued to Seller hereunder, free and clear of all Encumbrances and in book entry form; provided that the shares of Common Stock issued to Seller pursuant to this Section 2.8 shall be (and DigitalBridge shall cause them to be) approved for listing on the New York Stock Exchange, subject to official notice of issuance.
2.9    DBOC Guarantee. DBOC unconditionally, absolutely and irrevocably guarantees to Seller the prompt payment in full of all payment obligations of Purchaser (including with respect to the payment of the Purchase Price pursuant to Section 2.2, the Earnout Payments pursuant to Section 2.6 and any indemnification obligations of Purchaser pursuant to Article VII) at and following the Closing, as applicable.  Seller shall be entitled to enforce any and all of Purchaser’s payment obligations under this Agreement directly against DBOC and the liability of DBOC for such payment obligations shall be joint and several with the liability of Purchaser for such payment obligations hereunder. This is a guarantee of payment and performance and not of collectability.  DBOC hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Purchaser, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 2.9. DBOC hereby represents and warrants to Seller as follows: (i) DBOC is an entity organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (ii) DBOC has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by DBOC hereunder; (iii) the execution and delivery by DBOC of this Agreement and the performance by DBOC of its obligations hereunder have been duly and validly authorized by all necessary action on the part of DBOC; (iv) this Agreement has been duly authorized, executed and delivered by DBOC and constitutes a valid and binding obligation of DBOC, enforceable against DBOC in accordance with its terms, except as limited by the Bankruptcy and Equity Exception; and (v) DBOC has, and will continue to have following the Closing, adequate funds to fulfill its obligations pursuant to this Section 2.9.

ARTICLE III
SELLER’S REPRESENTATIONS AND WARRANTIES
Seller hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:
3.1    Organization; Power. Each of Seller, Wafra B and Wafra S is an entity, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
3.2    Authorization. Seller has all necessary power and authority to own and hold the Wafra B Purchased Interest; to enter into, execute and deliver this Agreement and the Transfer Document; and to perform all of the obligations to be performed by Seller hereunder and thereunder. Wafra B has all necessary power and authority to own and hold the Wafra S Purchased Interest to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by Wafra B hereunder. Wafra S has all necessary power and authority to own and hold the DBMH Interest; to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by Wafra S hereunder. The execution and delivery of this Agreement and the Transfer Document by Seller and the Company, as applicable, and the performance by Seller and the Company of their respective obligations hereunder and thereunder, as applicable, have been duly and validly authorized by all necessary action on the part of Seller and the Company. This Agreement has been, and at the Closing the Transfer Document will be, duly authorized, executed and delivered by Seller and constitutes, and at the Closing the Transfer Document will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws of general applicability relating to or affecting the enforcement of creditors’ rights or by general principles of equity, whether such enforceability is considered in a court of law, a court of equity or otherwise (the “Bankruptcy and Equity Exception”).
3.3    No Conflicts. Neither the execution and delivery of this Agreement or the Transfer Document, nor the performance or consummation of the Transaction, by Seller or the Company will, in any material respect, conflict with, result in a breach or violation of, constitute a default under, or accelerate performance provided by any of the terms of: (i) any Law, or any Order, permit or license of any Governmental Authority to which Seller or the Company may be subject; (ii) Seller’s or the Company’s constituent documents; or (iii) any other material Contract or other instrument or obligation to which Seller or the Company is a party, or by which Seller, the Company or any of their properties or assets may be bound. Neither the execution and delivery of this Agreement nor the performance or consummation of the Transaction will constitute an event that, with or without the lapse of time, or action by a third party, would reasonably be expected to result in a default under any of the foregoing or result in the creation of any Encumbrance upon the Purchased Interest or the DBMH Interest, other than Permitted Transfer Restrictions. Other than (x) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations under the HSR Act and, if required, foreign regulatory laws, (y) the Consents that have been made or obtained on or prior to the Closing Date and (z) any filings required to be made under applicable securities Laws following the Closing, the execution and delivery of this Agreement by Seller and the Company and the performance and consummation of the Transaction by Seller and the Company will not require any filings, notices, reports, registrations, approvals, permits, authorizations or Consents to be made or obtained under any such Law, Order, permit or license, Seller’s or the Company’s constituent documents, or any other material Contract or restriction binding upon Seller or the Company, in each case, except for any Consent that would not reasonably be expected to prevent Seller from consummating the transactions contemplated hereby.

3.4    Title to the Purchased Interest and the DBMH Interest. Seller has record and beneficial ownership of and good and valid title in and to the Wafra B Purchased Interest free and clear of all Encumbrances, other than the Permitted Transfer Restrictions. Wafra B has record and beneficial ownership of and good and valid title in and to Wafra S free and clear of all Encumbrances, other than the Permitted Transfer Restrictions. Wafra S has record and beneficial ownership of and good and valid title in and to the DBMH Interest free and clear of all Encumbrances, other than the Permitted Transfer Restrictions. Upon delivery of the Purchased Interest to Purchaser on the Closing Date and upon payment therefor in accordance with this Agreement, Purchaser will directly acquire the Purchased Interest and indirectly acquire the DBMH interest, in each case free and clear of all Encumbrances, other than any Permitted Transfer Restrictions. Neither Seller nor the Company have entered into with any Person any options, calls, warrants, commitments or rights of any character whatsoever to acquire any interests in the Purchased Interest or the DBMH Interest. There are no Co-Investor Rights.
3.5    Certain Conduct. Wafra B was formed solely for the purpose of holding the Wafra S Purchased Interest and Wafra S was formed solely for purpose of holding the DBMH Interest. Wafra B has no assets other than the Wafra S Purchased Interest and Wafra S has no assets other than the DBMH Interest. Except as set forth on Schedule 3.5 with respect to Wafra B as of the Effective Date (but not as of the Closing Date), neither Wafra B nor Wafra S has liabilities or obligations. Neither Wafra B nor Wafra S has, since the date of its respective formation, carried on any business or conducted any operations, except, in each case, as arising from the purpose for which it was formed, the execution of agreements in connection with the Initial Transaction and the execution of this Agreement.
3.6    No Litigation. No Proceeding or Order is pending or, to the actual knowledge of Seller, threatened against Seller or the Company in writing which would reasonably be expected, if it were adversely determined, to prevent the consummation of the Transaction or would materially and adversely affect the Purchased Interest or the DBMH Interest (other than, in the case of the DBMH Interest, any Proceeding or Order to which DBMH or any of its Affiliates is a party or otherwise resulting from an action or inaction by DBMH or any of its Affiliates). No action or suit by Seller or the Company is pending or threatened against any Person with respect to the Purchased Interest or the DBMH Interest.
3.7    No Brokers’ and Finders’ Fees. Neither Seller nor the Company have directly or indirectly dealt with anyone acting in the capacity of a broker or finder nor incurred any obligations for any brokers’ or finders’ fee or commission in connection with the Transaction, in each case, in a manner that gives rise or could give rise to any obligation or liability of Purchaser or the Company.

3.8    Solvency. Each of Seller and the Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. Seller is Solvent and was Solvent before, and will be Solvent after, giving effect to the transactions to be effected on the Closing Date. No transfer of the Purchased Interest is being made by Seller with the intent to hinder, delay, or defraud either present or future creditors of Seller.
3.9    Compliance with Law. Neither Seller, nor anyone acting on behalf of Seller, has offered to sell the Wafra B Purchased Interest by means of any general solicitation or general advertising. Seller’s ownership of the Wafra B Purchased Interest, Wafra B’s ownership of the Wafra S Purchased Interest and Wafra S’ ownership of the DBMH Interest has been conducted in all material respects in accordance with all applicable Laws.
3.10    Tax Matters.
(a)    The Company has filed all Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All such Tax Returns have been filed in a manner consistent with the IRS Forms K-1 and other tax information provided to the Company by DBMH (the “DBMH Tax Information”), and, provided that the DBMH Tax Information is correct and complete, all such Tax Returns are correct and complete in all material respects. All material Taxes due and payable by the Company (taking into account applicable extensions), whether or not shown on such Tax Returns, have been timely paid, assuming that the DBMH Tax Information is correct and complete.
(b)    The Company has properly withheld or collected and paid to the applicable Taxing Authority all material Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, equityholder or other third party and has otherwise complied in all material respects with all applicable Laws relating to the withholding, collection and payment of such Taxes.
(c)    No material written claim has been made by a Taxing Authority in a jurisdiction where the Company does not file a particular type of Tax Return, or pay a particular type of Tax, that the Company is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved.
(d)    The Company has not been the subject of any material Tax Proceeding with respect to any Taxes or Tax Returns, and to the actual knowledge of the Company no such material Tax Proceeding is threatened in writing. No material deficiency for Taxes has been asserted, assessed or proposed, in writing, against the Company that has not been paid, settled or withdrawn.
(e)    No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued with respect to the Company by, or is pending with, any Taxing Authority.
(f)    The Company has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar or comparable provision of state, local, or non-U.S. Law).
(g)    The Company will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) beginning after the Closing Date as a result of: (A) an installment sale transaction occurring on or before the Closing Date governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws); (B) a disposition occurring on or before the Closing Date reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (C) any material prepaid amounts received or material deferred revenue realized, accrued or received, in each case, outside the ordinary course of business on or prior to the Closing Date; (D) a change in method of accounting with respect to a Pre-Closing Tax Period that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used in a Pre-Closing Tax Period); or (E) an agreement entered into with any Taxing Authority (including a “closing agreement” under Code Section 7121) on or prior to the Closing Date.
(h)    The Company has not has deferred any “applicable employment taxes” under Section 2302 of the CARES Act, and the Company has properly complied with all requirements for obtaining for all material credits received under Section 2301 of the CARES Act or any similar provision of U.S. state or local or non-U.S. Law.
(i)    There is no Encumbrance for Taxes on any of the assets of the Company other than Encumbrances for Taxes not yet due and payable.
(j)    The Company has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Law) and does not have any liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Laws), successor liability, transferee liability, joint or several liability, by contract (other than any contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes), or by operation of Law (other than pursuant to this Agreement). The Company is not party to or bound by any tax sharing, allocation, indemnity or receivable agreement (other than this Agreement or any agreement the principal purpose of which does not relate to Taxes).
(k)    The Company has not been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code and in a transaction intended or purported to qualify under Section 355 of the Code.

(l)    Since the date of its formation, Wafra B has been classified as a corporation for U.S. federal income Tax purposes. Since the date of its formation, Wafra S has been classified either as a partnership or a disregarded entity for U.S. federal income Tax purposes.
The representations and warranties contained in this Section 3.10 are the only representations and warranties being made with respect to Taxes, and no other representation or warranty contained in any other section of this Agreement shall apply to any Tax matter and no other representation or warranty, express or implied, is being made with respect thereto, no Tax representation in this Section 3.10 is being made with respect to Tax periods (or portions thereof) ending after the Closing Date, and nothing in this Section 3.10 shall be construed as a representation or warranty as to any Tax positions or Tax attributes of the Company for any taxable period (or portion thereof) ending on or after the Closing Date.
3.11    No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties expressly contained in Article III and Article IV of this Agreement or the Transfer Document, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of itself or any of its Affiliates in connection with the Transaction. Seller and its Controlled Affiliates have not relied on any express or implied representations or warranties regarding Purchaser in connection with the Transaction other than the representations and warranties of Purchaser contained in Article V of this Agreement and any representations and warranties of Purchaser in the Transfer Document. Seller (for itself and on behalf of its Controlled Affiliates) hereby: (i) specifically acknowledges and agrees that, except for the representations and warranties of Purchaser contained in Article V of this Agreement and any representations and warranties of Purchaser in the Transfer Document, none of Purchaser, any of its Subsidiaries or any other Person is making and has not made any representation or warranty, expressed or implied, at law or in equity, in respect of Purchaser, any of its Subsidiaries or any of their respective businesses, assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the business, or the effectiveness or the success of any operations, in each case in connection with the Transaction; (ii) specifically and irrevocably disclaims that Seller is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Purchaser (for itself and on behalf of its Controlled Affiliates) hereby specifically disclaims any such other representation or warranty made by any Person; (iii) specifically and irrevocably disclaims any obligation or duty by Purchaser or any of its Controlled Affiliates or any other Person to make any disclosures of fact in connection with the Transaction that are not required to be disclosed by the representations and warranties contained in Article V of this Agreement and any representations and warranties of Purchaser in the Transfer Document; and (iv) specifically acknowledges and agrees that Seller, Wafra B and Wafra S are entering into this Agreement subject only to the representations and warranties contained in Article V of this Agreement and any representations and warranties of Purchaser in the Transfer Document; provided, that, for the avoidance of doubt, nothing in this Section 3.11 shall waive or restrict such Person’s right to assert a claim for Fraud.

ARTICLE IV
THE WAFRA PARTICIPATION ENTITY’S
REPRESENTATIONS AND WARRANTIES
The Wafra Participation Entity hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:
4.1    Organization; Power. The Wafra Participation Entity is an entity, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
4.2    Authorization. The Wafra Participation Entity has all necessary power and authority to enter into, execute and deliver this Agreement; and to perform all of the obligations to be performed by the Wafra Participation Entity hereunder. The execution and delivery of this Agreement by the Wafra Participation Entity, and the performance by the Wafra Participation Entity of its obligations hereunder, has been duly and validly authorized by all necessary action on the part of the Wafra Participation Entity. This Agreement has been duly authorized, executed and delivered by the Wafra Participation Entity and constitutes a valid and binding obligation of the Wafra Participation Entity, enforceable against the Wafra Participation Entity in accordance with its terms, except as limited by the Bankruptcy and Equity Exception.
4.3    No Conflicts. Neither the execution and delivery of this Agreement, nor the performance or consummation of the Transaction, by the Wafra Participation Entity will, in any material respect, conflict with, result in a breach or violation of, constitute a default under, or accelerate performance provided by any of the terms of: (i) any Law, or any Order, permit or license of any Governmental Authority to which the Wafra Participation Entity may be subject, in each case in any material respect; (ii) the Wafra Participation Entity’s constituent documents; or (iii) any other material Contract or other instrument or obligation to which the Wafra Participation Entity is a party, or by which the Wafra Participation Entity or any of its properties or assets may be bound. Other than (x) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations under the HSR Act and, if required, foreign regulatory laws, (y) the Consents that have been made or obtained on or prior to the Closing Date and (z) any filings required to be made under applicable securities Laws following the Closing, the execution and delivery of this Agreement by the Wafra Participation Entity and the performance and consummation of the Transaction by the Wafra Participation Entity will not require any filings, notices, reports, registrations, approvals, permits, authorizations or Consents to be made or obtained under any such Law, Order, Permit or license, the Wafra Participation Entity’s constituent documents, or any other material Contract or restriction binding upon the Wafra Participation Entity, in each case, except for any Consent that would not reasonably be expected to prevent the Wafra Participation Entity from consummating the transactions contemplated hereby.
4.4    No Litigation. No Proceeding or Order is pending or, to the actual knowledge of the Wafra Participation Entity, threatened in writing against the Wafra Participation Entity which would reasonably be expected, if it were adversely determined, to prevent the consummation of the Transaction.

4.5    No Brokers’ and Finders’ Fees. The Wafra Participation Entity has not directly or indirectly dealt with anyone acting in the capacity of a broker or finder nor incurred any obligations for any brokers’ or finders’ fee or commission in connection with the Transaction, in each case, in a manner that gives rise or could give rise to any obligation or liability of Purchaser or the Company.
4.6    Solvency. The Wafra Participation Entity has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. The Wafra Participation Entity is Solvent, and was Solvent before, and will be Solvent after, giving effect to the transactions to be effected on the Closing Date. The Transaction is not being completed by the Wafra Participation Entity with the intent to hinder, delay, or defraud either present or future creditors of the Wafra Participation Entity.
4.7    No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties expressly contained in Article III and Article IV of this Agreement or the Transfer Document, neither the Wafra Participation Entity nor any other Person makes any other express or implied representation or warranty on behalf of itself or any of its Affiliates in connection with the Transaction. The Wafra Participation Entity and its Controlled Affiliates have not relied on any express or implied representations or warranties regarding Purchaser in connection with the Transaction other than the representations and warranties of Purchaser contained in Article IV of this Agreement. The Wafra Participation Entity (for itself and on behalf of its Controlled Affiliates) hereby: (i) specifically acknowledges and agrees that, except for the representations and warranties of Purchaser contained in Article V of this Agreement and any representations and warranties of Purchaser in the Transfer Document, none of Purchaser, any of its Subsidiaries or any other Person is making and has not made any representation or warranty, expressed or implied, at law or in equity, in respect of Purchaser, any of its Subsidiaries or any of their respective businesses, assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the business, or the effectiveness or the success of any operations, in each case in connection with the Transaction; (ii) specifically and irrevocably disclaims that the Wafra Participation Entity is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Purchaser (for itself and on behalf of its Controlled Affiliates) hereby specifically disclaims any such other representation or warranty made by any Person; (iii) specifically and irrevocably disclaims any obligation or duty by Purchaser or any of its Controlled Affiliates or any other Person to make any disclosures of fact in connection with the Transaction that are not required to be disclosed by the representations and warranties contained in Article V; and (iv) specifically acknowledges and agrees that the Wafra Participation Entity is entering into this Agreement subject only to the representations and warranties contained in Article V of this Agreement; provided, that, for the avoidance of doubt, nothing in this Section 4.7 shall waive or restrict such Person’s right to assert a claim for Fraud.

ARTICLE V
PURCHASER’S REPRESENTATIONS AND WARRANTIES
Purchaser hereby represents and warrants to Seller and the Wafra Participation Entity, as of the date of this Agreement and as of the Closing Date, as follows:
5.1    Organization; Power. Purchaser is an entity, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization.
5.2    Authorization. Purchaser has all necessary power and authority to enter into, execute and deliver this Agreement and the Transfer Document; and to perform all of the obligations to be performed by Purchaser hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and the Transfer Document, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been, and at the Closing the Transfer Document will be, duly authorized, executed and delivered by Purchaser, and this Agreement constitutes, and at the Closing the Transfer Document will constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by the Bankruptcy and Equity Exception.
5.3    No Conflicts. Neither the execution and delivery of this Agreement or the Transfer Document nor the performance or consummation of the Transaction by Purchaser will, in any material respect, conflict with, result in a breach or violation of, constitute a default under, or accelerate performance provided by any of the terms of: (a) any Law, or any Order, permit or license of any Governmental Authority to which Purchaser may be subject, in each case in any material respect; (b) Purchaser’s constituent documents, or (c) any other material Contract or other instrument or obligation to which Purchaser is a party, or by which Purchaser or any of its properties or assets may be bound. Neither the execution and delivery of this Agreement nor the performance or consummation of the Transaction will constitute an event that, with or without the lapse of time or action by a third party, would reasonably be expected to result in a default under any of the foregoing. Other than (x) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations under the HSR Act and, if required, foreign regulatory laws, (y) the Consents that have been made or obtained on or prior to the Closing Date and (z) any filings required to be made under applicable securities Laws following the Closing, the execution and delivery of this Agreement by Purchaser and the performance and consummation of the Transaction by Purchaser will not require any filings, notices, reports, registrations, approvals, permits, authorizations or Consents to be made or obtained, under any such Law, Order, permit or license, Purchaser’s constituent documents, or any other material Contract or restriction binding upon Purchaser, in each case, except for any Consent that would not reasonably be expected to prevent Purchaser from consummating the transactions contemplated hereby.
5.4    Common Stock. DigitalBridge has authority to issue 949,000,000 shares of Common Stock. As of February 21, 2022, DigitalBridge has outstanding 568,926,178 shares of Common Stock. The Common Stock to be issued to Seller pursuant to Section 2.2(a)(ii) and 2.6 have been duly authorized for issuance hereunder and, when issued and delivered to Seller, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights. The issuance to, and acquisition by, Seller of the Common Stock pursuant to this Agreement will be duly and validly approved and issued, and shall be fully paid and non-assessable, for purposes of all applicable Laws. Except as disclosed in reports, proxy statements, forms, and other documents filed with the SEC prior to the date hereof, (i) DigitalBridge and its Subsidiaries do not have and are not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, bonds, debentures, notes or other indebtedness, commitments or other rights or agreements calling for the purchase, redemption or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any securities representing the right to purchase or otherwise receive any share of Common Stock (including any rights plan or agreement), and (ii) none of DigitalBridge or its Subsidiaries is a party to any stockholders’ agreement, voting trust agreement or other similar agreement or understanding relating to Common Stock or any other agreement relating to the disposition, voting or dividends with respect to Common Stock. There are no securities or instruments issued by or to which DigitalBridge is a party containing anti-dilution or similar provisions that will be triggered by the issuance of Common Stock to Seller pursuant to this Agreement that have not been or will not be validly waived on or prior to the Closing Date.

5.5    Retained Interest. Except as set forth on Schedule A and Schedule B attached hereto and the Zayo Investment, there are not (i) any co-investment vehicles with respect to the portfolio companies of Fund I or Fund II (or other investment vehicles with respect to which the Wafra Participation Entity and/or its Affiliates would be entitled to Carried Interest (as defined in the Carried Interest Participation Agreement as in effect as of the date hereof) pursuant to the existing agreements governing the Wafra Participation Entity’s and its Affiliates’ investment in DigitalBridge (and its Affiliates) as in effect immediately prior to the execution of this Agreement) or (ii) any Specified Investments (as defined in the Specified / Warehouse Investment Side Letter) other than those with respect to which an Investment Notice (as defined in the Specified / Warehouse Investment Side Letter) was delivered to the Wafra Representative (as defined in the Specified / Warehouse Investment Side Letter) in accordance with the requirements of the Specified / Warehouse Investment Side Letter (except with respect to the Specified Investments set forth on Schedule 5.5 with respect to which Purchaser has made Seller aware.
5.6    No Litigation. There is no Proceeding or Order pending or, to Purchaser’s knowledge, threatened against Purchaser which would reasonably be expected, if it were adversely determined, to prevent the consummation of the Transaction.
5.7    No Brokers’ and Finders’ Fees. Purchaser has neither directly nor indirectly dealt with anyone acting in the capacity of a broker or finder nor incurred any obligations for any brokers’ or finders’ fee or commission in connection with the Transaction, in each case, in a manner that gives rise or could give rise to any obligation or liability of Seller or the Wafra Participation Entity.
5.8    No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties expressly contained in Article V of this Agreement or the Transfer Document, neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of itself or any of its Affiliates in connection with the

Transaction. Purchaser and its Controlled Affiliates have not relied on any express or implied representations or warranties regarding Seller, Wafra B or Wafra S or the Purchased Interest of the DBMH Interest in connection with the Transaction other than the representations and warranties of Seller contained in Article III of this Agreement, any representations and warranties of Seller in the Transfer Document and the representations and warranties of the Wafra Participation Entity made in Article IV. Purchaser (for itself and on behalf of its Controlled Affiliates) hereby: (i) specifically acknowledges and agrees that, except for the representations and warranties of Seller contained in Article III of this Agreement and any representations and warranties of Seller in the Transfer Document, and the representations and warranties of the Wafra Participation Entity contained in Article IV of this Agreement, none of Seller, the Wafra Participation Entity, any of their Subsidiaries or Affiliates or any other Person is making and has not made any representation or warranty, expressed or implied, at law or in equity, in respect of Seller, the Wafra Participation Entity, any of their Subsidiaries or Affiliates, or the Purchased Interest or the DBMH Interest, or any of their respective businesses, assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the business, or the effectiveness or the success of any operations, in each case in connection with the Transaction (ii) specifically and irrevocably disclaims that Purchaser is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Seller (for itself and on behalf of its Controlled Affiliates) and the Wafra Participation Entity (for itself and on behalf of its Controlled Affiliates) hereby specifically disclaims any such other representation or warranty made by any Person; (iii) specifically and irrevocably disclaims any obligation or duty by Seller, the Wafra Participation Entity, or any of their Controlled Affiliates or any other Person to make any disclosures of fact in connection with the Transaction that are not required to be disclosed by the representations and warranties contained in Article III or Article IV of this Agreement or any representations and warranties of Seller in the Transfer Document; and (iv) specifically acknowledges and agrees that Purchaser is entering into this Agreement subject only to the representations and warranties contained in Article III or Article IV of this Agreement and any representations and warranties of Seller and the Wafra Participation Entity in the Transfer Document; provided, that, for the avoidance of doubt, nothing in this Section 5.8 shall waive or restrict such Person’s right to assert a claim for Fraud.

ARTICLE VI
COVENANTS
6.1    Tax Matters. From and after the Closing:
(a)    Seller shall timely file (or cause to be timely filed) all Tax Returns of the Company with respect to any Pre-Closing Tax Period (other than any Tax Return relating to a Straddle Period), deliver such Tax Returns to Purchaser at least thirty (30) days prior to the due date (taking into account any extensions properly obtained) for Purchaser’s review, and consider in good faith, and incorporate, any reasonable comments delivered by Purchaser in respect of such Tax Returns. Purchaser shall file all other Tax Returns of the Company; provided that for any Tax Return for a Straddle Period, Purchaser shall deliver such Tax Return to Seller at least thirty (30) days prior to the due date (taking into account all extensions properly obtained) for

Seller’s review and comments and Purchaser shall consider in good faith, and incorporate, any reasonable comments delivered by Seller in respect of such Tax Returns.

(b)    Seller shall be entitled to any Tax refunds or credits that are actually received in cash by the Company attributable to any Pre-Closing Tax Periods, and Purchaser shall hold any such refunds or credits for the benefit of and in trust for, and shall pay over (or cause to be paid over) as additional purchase price for the Purchased Interest to, Seller any such Tax refunds or credits reasonably promptly after receipt thereof (net of reasonable out-of-pocket expenses of the Company or Purchaser incurred in claiming such refund or credit). To the extent any Tax refund or credit that is paid to the Company is subsequently disallowed, in whole or in part, or Purchaser is otherwise required to repay any portion of such Tax refund or credit to the applicable Taxing Authority, Seller shall repay such amount to the Company or Purchaser, as applicable, together with any interest or penalties in respect of such disallowed amount owed to any applicable Taxing Authority reasonably promptly after written demand by Seller.
(c)    If any Taxing Authority issues to the Company a notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand or a notice of its intent to audit, examine or conduct another proceeding with respect to Taxes or Tax Returns of the Company for any Pre-Closing Tax Period (collectively, a “Tax Claim”), Purchaser shall notify Seller of receipt of such Tax Claim promptly and in all events within ten (10) Business Days after receipt by Purchaser or the Company of written notice of such Tax Claim. Seller shall have the right, at its sole cost and expense, to elect to control any audit, litigation, proceeding or contest of any Tax Claim relating to a Pre-Closing Tax Period (other than a Straddle Period); provided that: (i) Seller shall keep Purchaser reasonably informed of the status of such Tax Claim, (ii) Purchaser shall have the right to participate in all material respects in the defense of such Tax Claim at its sole cost and expense and (iii) Seller shall not settle such Tax Claim without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Purchaser shall have the right, at its sole cost and expense, to control any audit, litigation, proceeding or contest of any Tax Claim that Seller does not elect to control or that relates to a Straddle Period; provided, (x) Purchaser shall keep Seller reasonably informed of the status of such Tax Claim, (y) Seller shall have the right to participate in all material respects in the defense of such Tax Claim at its sole cost and expense, and (z) Purchaser shall not settle such Tax Claim without Seller’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
(d)    Seller, on the one hand, and Purchaser, on the other hand, shall each pay fifty percent (50%) of all Transfer Taxes in connection with the transactions described in Section 2.1. The party required by Law to do so will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable Law, the other parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.
(e)    Purchaser shall not, and shall not permit any of its Affiliates to, amend any Tax Return of the Company or waive or extend any statute of limitations for the assessment or collection of any Tax of the Company, in each case, with respect to any Pre-Closing Tax Period without the prior written consent of Seller. Purchaser shall not, and shall not permit any of its Affiliates to, make any Tax election, initiate any voluntary disclosure with respect to Taxes or voluntarily approach a Governmental Authority with respect to Taxes, in each case, with respect to any Tax Return of the Company for any Pre-Closing Tax Period without the prior written consent of Seller. Purchaser shall not cause the Company to take any action outside the ordinary course of business on the Closing Date after the Closing that is not expressly contemplated by this Agreement.
(f)    Seller and Purchaser shall cooperate fully, as and to the extent reasonably requested by the other, in connection with (i) the filing of Tax Returns pursuant to Section 6.1(a), and (ii) any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(g)    Purchaser shall not make and shall cause the Company not to make an election pursuant to Section 338(g) of the Code with respect to the Company. The parties agree that the sale and purchase of the Purchased Interest pursuant to this Agreement is governed by Section 1001 of the Code.
6.2    Transfer of Records. Purchaser and Seller agree that all books and records of Seller which relate to Wafra B and the Wafra B Purchased Interest shall be provided to Purchaser as promptly as reasonably practicable following the Closing.
6.3    Senior Advisor.
(a)    DigitalBridge agrees that upon the Closing, Adel Alderbas shall be named a senior advisor to DigitalBridge (the “Senior Advisor”) and shall remain in such position until the date that is three years from the Closing, unless he resigns from such position prior to that date.
(b)    The parties to this Agreement acknowledge and agree that in connection with the appointment of the Senior Advisor pursuant hereto, the Senior Advisor shall have the following rights and privileges:
(i)    the purpose of the role of the Senior Advisor shall be to advise DigitalBridge on strategic priorities regarding the asset management business, which may include, among others, launch of new strategies, acquisitions, dispositions, joint ventures, and financings; provided, however, that that nothing herein shall provide the Senior Advisor, Purchaser or any of its Affiliates with any management rights over any funds managed by DigitalBridge or any portfolio assets of such funds or any specific information rights related thereto;
(ii)    the right to meet and consult, on at least a quarterly basis, with senior executives of DigitalBridge, and the Senior Advisor will be available to the board of directors of DigitalBridge to the extent requested by DigitalBridge; and

(iii)    the right to receive financial information provided to the members (and committee members) of the board of directors of DigitalBridge and such other information as may be necessary for DigitalBridge to receive strategic advice from the Senior Advisor on matters that the Senior Advisor is consulted under this Section 6.3, at the same time that such information is provided to the board members or committee members.
(c)    Notwithstanding Section 6.3(b):
(i)    DigitalBridge will not provide the Senior Advisor with any information that would be “material nonpublic technical information” within the meaning of 31 CFR 800.232;
(ii)    in providing advice to DigitalBridge, the Senior Advisor will only have a consultation role and will not have any role in decision making of DigitalBridge, the funds managed by DigitalBridge or any portfolio assets of such funds. For the avoidance of doubt, the Senior Advisor shall not have any role in the “substantive decisionmaking” of any portfolio asset of DigitalBridge or the funds managed by DigitalBridge as such term is defined in 31 CFR Part 800;
(iii)    all decisions of DigitalBridge, the funds managed by DigitalBridge and any portfolio assets of such funds will solely be the responsibility of DigitalBridge’s management and board of directors; and
(iv)    the Senior Advisor, upon notice to DigitalBridge, may choose to only receive public information.
(d)    The Senior Advisor shall not be entitled to any compensation from DigitalBridge for his services.
6.4    Cooperation; Efforts to Consummate.
(a)    On the terms and subject to the conditions of this Agreement, the parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable on their part under this Agreement and applicable Law to consummate and make effective the Transaction as soon as reasonably practicable prior to the Outside Date, including (i) preparing and filing the notification and report form required under the HSR Act and, to the extent required, under foreign regulatory laws as promptly as reasonably practicable, but in no case later than fifteen (15) Business Days after the date of this Agreement, and preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, and (ii) causing the conditions precedent set forth in Article VIII to be satisfied. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall any party or any of their respective Affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such Person’s authorization, approval, consent or waiver to effectuate the Transaction, other than filing, recordation or similar fees; provided, that Seller shall be solely responsible for and shall pay all filing fees required under the HSR Act.

(b)    Subject to applicable Law relating to the exchange of information, each party shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to such party, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Transaction. No party shall permit any of its officers or other representatives to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the Transaction unless it consults with each other party in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat. In exercising the foregoing rights, each party shall act reasonably and as promptly as reasonably practicable.
(c)    If it is determined that any filings are required under any foreign regulatory laws, Purchaser shall, and shall procure that its Affiliates shall, promptly take, or cause to be taken, all action, and do, or cause to be done all things necessary or advisable to obtain approval under foreign regulatory laws as soon as practicable, including, but not limited to proposing, negotiating, committing to and effecting terms, conditions, or measures required or acceptable to the Governmental Authority; provided, however, that (i) Purchaser shall have no obligation to (A) propose, negotiate, commit to or effect, by consent decree, hold separate order, agreement or otherwise, the sale, transfer, license, divestiture or other disposition of, or any prohibition or limitation on the ownership, operation, effective control or exercise of full rights of ownership, in any material respect, of, any of the businesses, product lines or assets of Purchaser or any of its Affiliates, (B) terminate existing, or create new, relationships, contractual rights or obligations of Purchaser or its Affiliates, (C) effect any other change or restructuring of Purchaser or its Affiliates, or (D) otherwise take or commit to take any actions that interfere with Purchaser’s ability to control, manage or exercise full rights of ownership over its Affiliates, or limit the freedom of action of Purchaser or its Affiliates with respect to, or their ability to retain, or enjoy the rights and benefits of any assets or businesses, including, without limitation, the freedom to provide services to, or otherwise enter into, a commercial relationship with any Person ((A)-(D), a “Burdensome Condition”). Notwithstanding the above and for the avoidance of doubt, clauses (A) through (D) above with respect to a Burdensome Condition shall not exclude the obligation of Purchaser to accept any terms, conditions, obligations or measures (nor will it limit the obligation to take, or cause to be taken, any action, or do, or cause to be done any things necessary or advisable to obtain approval under the Foreign Regulatory Laws as soon as practicable), to the extent that such obligation (y) only involves administrative, reporting (including access to information or restrictions thereof), technical or similar requirements related to or in connection with Purchaser, DBMH or any of its Affiliates, or (z) would not reasonably be expected to be material to the business of Purchaser or its Affiliates, taken as a whole, and in each case of clauses (y) - (z) that do not impact the ability of Purchaser or any of its Affiliates to operate or control (as currently operated or controlled) any of their businesses, in any material respect. For the avoidance of doubt, for purposes of this section 6.4(c), neither Seller nor its Affiliates will be deemed to be Affiliates of Purchaser and none of Seller nor any of Affiliates shall be required to take any action set forth in this Section 6.4(c) to satisfy the efforts standard herein.

ARTICLE VII
SURVIVAL; INDEMNIFICATION
7.1    Survival of Representations and Warranties and Covenants. All representations and warranties of the parties to this Agreement shall survive until the expiration of the applicable statute of limitations and all covenants and agreements made by the parties to this Agreement shall survive until fully performed in accordance with the terms of this Agreement. All rights to indemnification with respect of any representation and warranty hereunder shall survive only as long as the applicable representation and warranty survives, and claims under Section 7.2(a)(iii) that relates to Indemnified Taxes shall survive until the expiration of the applicable statute of limitations applicable to the relevant Tax; provided, however, that with respect to any claim for indemnification asserted prior to the termination of the representation or warranty, the parties’ indemnification obligations with respect to such specific claim shall survive until the claim is resolved.
7.2    Indemnification. From and after the Closing:
(a)    Subject to the other provisions of this Article VII, Seller and the Wafra Participation Entity, jointly and severally, shall indemnify, defend and hold Purchaser and its Affiliates and each of their respective directors, officers, employees, stockholders, members, partners, agents, representatives, successors and permitted assigns (the “Purchaser Indemnitees”) harmless against all Losses incurred or suffered by the Purchaser Indemnitees arising out of or resulting from (i) any inaccuracy in or breach of any representation or warranty contained in Article III or Article IV of this Agreement or in the Transfer Document, (ii) any failure by Seller or the Wafra Participation Entity to perform its covenants or obligations as set forth in this Agreement or the Transfer Document, and (iii) any Excluded Obligations.
(b)    Subject to the other provisions of this Article VII, Purchaser shall indemnify, defend and hold Seller, the Wafra Participation Entity, WINC and their respective Affiliates and each of their respective directors, officers, employees, stockholders, members, partners, agents, representatives, successors and permitted assigns (the “Wafra Indemnitees”) harmless against all Losses incurred or suffered by Wafra Indemnitees arising out of or resulting from (i) any inaccuracy in or breach of any representation or warranty contained in Article V of this Agreement or in the Transfer Document, (ii) any failure by Purchaser, DigitalBridge or their respective Affiliates to perform its or their respective covenants or obligations as set forth in this Agreement or the Transfer Document and (iii) the Assumed Obligations.
7.3    Limitations.
(a)     Notwithstanding anything contained herein to the contrary, Seller’s aggregate liability in respect of any obligation for Losses under Section 7.2(a) (except in the case of Fraud), shall not exceed an amount equal to the amount of the Purchase Price.
(b)    Notwithstanding anything contained herein to the contrary, Purchaser’s aggregate liability in respect of any obligation for Losses under Section 7.2(b) (except in the case of Fraud), shall not exceed an amount equal to the amount of the Purchase Price.

(c)    The amount of any indemnification payable under this Article VII in respect of a claim for indemnification pursuant to Section 7.2 shall be reduced by an amount equal to the proceeds actually received by a Purchaser Indemnitee or Wafra Indemnitee, as applicable, under any insurance policy or from any third party in respect of such claim less all actual and reasonable out-of-pocket costs and expenses incurred by such Purchaser Indemnitee or Wafra Indemnitee in connection with obtaining such insurance proceeds or third-party recovery (including reasonable and documented out-of-pocket attorneys’ fees, any deductible, any retention, any retroactive premium adjustment on the account of, or arising from, such claim or Losses). Each Purchaser Indemnitee and Wafra Indemnitee shall use its, his or her commercially reasonable efforts to pursue any insurance recovery or third-party recovery available to it with respect to any Loss for which such Purchaser Indemnitee or Wafra Indemnitee seeks indemnification pursuant to this Article VII (including during the period following any payment to such Purchaser Indemnitee or Wafra Indemnitee in respect of such indemnification); provided, that the possibility that insurance proceeds may be realized by such Purchaser Indemnitee or Wafra Indemnitee shall not delay payment or indemnification of such Losses by the party against whom indemnification is sought pursuant to this Article VII. If any Person has paid an amount in discharge of any Indemnity Claim and the indemnified Person recovers from an insurance policy or from a third party a sum which indemnifies or compensates such Person in respect of the Losses which are the subject matter of such claim, such Person shall pay to the Indemnifying Party as soon as practicable after receipt thereof an amount equal to the lower of (i) the amount actually received by such Person from the Indemnifying Party in respect of such claim and (ii) any sum recovered from the third party, in each case, less all reasonable out-of-pocket costs and expenses incurred by such Purchaser Indemnitee or Wafra Indemnitee in connection with obtaining such insurance proceeds or third-party recovery and any Tax suffered thereon.
(d)    No Person shall be entitled to recover from an Indemnifying Party or any Affiliate thereof more than once with respect to the same Loss (i.e. no double-counting). For the avoidance of doubt, claims for indemnification pursuant to Section 7.2 or Section 7.3 may be made based upon a liability which is contingent at the time such claim is made; provided, however, that no Person shall be entitled to recover with respect to any such claim unless and until such liability becomes an actual liability.
7.4    Claims Notice. From and after the Closing:
(a)    Except with respect to Third Party Claims covered by Section 7.4(b), any Purchaser Indemnitee, Wafra Indemnitee or other indemnified party who is entitled to, and wishes to, make a claim for indemnification for a Loss pursuant to Section 7.2 (an “Indemnified Party”) shall give written notice to each Person from whom such indemnification is being claimed (an “Indemnifying Party”) promptly after it acquires knowledge of the fact, event or circumstances giving rise to the claim for the Loss. The failure to make timely delivery of such notice shall not affect the Indemnifying Party’s obligations hereunder, except to the extent such Indemnifying Party is actually materially prejudiced by failure to give such notice. Together with such written notice, the Indemnified Party shall provide the Indemnifying Party with such material information and documents as the Indemnified Party has in its possession regarding such claim and all material pertinent information in its possession regarding the amount of the Loss that it asserts it has sustained or incurred, including any limitations in this Article VII that apply to such Loss. The Indemnifying Party shall have a period of thirty (30) days after receipt by the Indemnifying Party of such notice and such evidence to agree to the payment of the Loss to the Indemnified Party, subject to such limitations. If the Indemnifying Party does not agree to the payment of the Loss within such 30-day period, then the Indemnifying Party shall be deemed not to have accepted the Loss and the parties shall negotiate in good faith to seek a resolution of such dispute within fifteen (15) days thereafter; provided that any communications between the Indemnifying Party and the Indemnified Party and their respective representatives during the above-reference fifteen (15) Business Day period shall be deemed to constitute settlement discussion materials pursuant to Federal Rule of Evidence 408 and similar state rules and shall not be submitted to or considered by the Valuation Firm or any court. If the dispute is not resolved through such negotiations, then (x) any dispute as to the value of the Loss (if the Indemnifying Party has agreed in writing that such a Loss exists) will be resolved by an independent valuation firm of national standing (the “Valuation Firm”) jointly selected by the Indemnified Party and the Indemnifying Party (and, if the parties are unable to agree upon a Valuation Firm, then the Indemnified Party and the Indemnifying Party shall each select an independent valuation firm of national standing, and the two (2) valuation firms so selected shall select a third (3rd) independent valuation firm of national standing to act as the Valuation Firm) and (y) any other dispute (including as to whether a Loss exists) shall be resolved in accordance with Section 10.13. The determination of the dispute by the Valuation Firm shall be final and binding on the parties, except in the case of arithmetic error by the Valuation Firm or actual fraud. The costs of the Valuation Firm shall be allocated between the Indemnified Party and the Indemnifying Party by the Valuation Firm in proportion to the extent that either of the Indemnified Party or the Indemnifying Party did not prevail on the amount of the disputed Loss as submitted to the Valuation Firm; provided that the Indemnifying Party and the Indemnified Party shall each be responsible for one half of any retainers or other upfront costs or expenses of the Valuation Firm, subject to re-allocation as set forth above. The decision of the Valuation Firm shall constitute an arbitral award that is final and binding and upon which a judgment may be entered by a court having jurisdiction thereof. If the Indemnifying Party agrees to the payment of the Loss (subject to any limitations set forth in this Article VII that apply to such Loss) within the 30-day period described above, then it shall, within ten (10) Business Days after such agreement, pay to the Indemnified Party the amount of the Loss that is payable pursuant to, and subject to the limitations set forth in, this Article VII.

(b)     If any claim or action at law or suit in equity is instituted by a third party (each, a “Third Party Claim”) against the Indemnified Party which may give rise to a claim for indemnification against the Indemnifying Party with respect to which such Indemnified Party is entitled to, and wishes to, make a claim for indemnification under this Agreement, then such Indemnified Party shall promptly, and in any event promptly after such Indemnified Party has knowledge of an assertion of liability from such third party, deliver to the Indemnifying Party a written notice describing such matter in reasonable detail, including the estimated amount of the Losses that have been or may be sustained by the Indemnified Party and any limitations in this Agreement that apply to such Loss. The failure to make timely delivery of such written notice shall not affect the Indemnifying Party’s obligations hereunder, except to the extent such Indemnifying Party is actually materially prejudiced by failure to give such timely notice. In any event, such delivery shall be accompanied by any material information and documents in such Indemnified Party’s possession related to such Third Party Claim. The Indemnifying Party may, subject to the other provisions of this Section 7.4, settle, compromise or defend, at such

Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnified Party in respect of the Third Party Claim. If the Indemnifying Party shall elect to settle, compromise or defend such asserted liability, then it shall, within ten (10) Business Days after such election (or sooner, if the nature of the asserted liability so requires), notify the Indemnified Party of its intention to do so and the Indemnified Party shall cooperate to the fullest extent possible, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability; provided, that no settlement or compromise of any Third Party Claim shall be made without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed), except where such settlement or compromise involves only the payment of money and the express, complete and unconditional release of any and all claims against the Indemnified Party (and liabilities and obligations with respect thereto) and only to the extent that such money is paid by the Indemnifying Party. The Indemnifying Party shall not be released from any obligation to indemnify the Indemnified Party hereunder with respect to such asserted claim without the prior written consent of the Indemnified Party, unless the Indemnifying Party shall deliver to the Indemnified Party a duly executed agreement settling or compromising such claim with no outstanding monetary liability to, or injunctive relief against, or other obligation of the Indemnified Party. The Indemnifying Party shall have the sole right, except as provided below in this Section 7.4, to conduct and control the defense of any Third Party Claim. The Indemnified Party shall have the right to participate in, at its own expense, the defense, compromise or settlement of any such Third Party Claim (and may control the defense, compromise or settlement of such Third Party Claim only if the Indemnifying Party does not elect to assume such control or is not permitted to assume such control pursuant to the terms of this Section 7.3); provided, however, that if (A) there exists a conflict or potential conflict of interest that would make it inappropriate, in the judgment of outside legal counsel to the Indemnified Party, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, (B) such Third Party Claim (i) is brought by a Governmental Authority in connection with a criminal or regulatory Proceeding or (ii) primarily seeks (x) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or (y) a finding or admission of a violation of Law by the Indemnified Party that would have an adverse effect on the Indemnified Party other than as a result of monetary damages, (C) the amount in dispute exceeds the maximum amount for which an Indemnifying Party would reasonably be expected to be liable pursuant to this Agreement in light of the limitations on indemnification herein, if applicable, or (D) if the Indemnifying Party fails to diligently and reasonably defend the Indemnified Party (but only after providing the Indemnifying Party with reasonable notice and an opportunity to cure), then the Indemnified Party shall be entitled to retain one separate counsel of its own choosing (in addition to any necessary local counsel), and the Indemnifying Party shall be responsible for the reasonable and documented fees and expenses of such separate counsel, which fees and expenses shall be reimbursed to the Indemnified Party by the Indemnifying Party within thirty (30) days of a request therefor. If the Indemnifying Party shall choose to defend any claim, then the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its direct control that relate to the defense of such matter, and cooperate in all reasonable ways with, and make its employees and advisors and other personnel available or otherwise render reasonable assistance to, the Indemnifying Party and its agents. The Indemnified Party may not settle any Third Party Claim without the consent of the Indemnifying Party (not to be unreasonably withheld, conditioned, or delayed) if a majority of the aggregate amount of Losses arising from such settlement are to be indemnified by the Indemnifying Party under the terms of this Agreement. The Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with Third Party Claims, including, if and as reasonably requested by the Indemnified Party, by providing any documents or other information relevant to a claim for indemnification hereunder, making its directors, officers and other representatives reasonably available in connection with the investigation, defense, settlement or compromise of any such claim, and assisting as necessary in connection with the investigation, defense, settlement or compromise thereof. Notwithstanding the foregoing provisions of Section 7.4, in the case of any Tax Claim, the provisions of Section 6.1 shall control.

ARTICLE VIII
CONDITIONS TO THE CLOSING
8.1    Conditions to the Obligation of Each Party. The respective obligation of each party to consummate the Transaction is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
(a)    Regulatory Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act shall have expired or been earlier terminated, (ii) all other authorizations, consents, orders, approvals, filings and declarations, and all expirations of waiting periods required from, any Governmental Authority pursuant to any other Antitrust Law imposing mandatory obligations or applicable mandatory foreign regulatory laws required for the consummation of the Transaction shall have been filed, occurred or been obtained (all such authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods, including under the HSR Act, being the “Requisite Regulatory Approvals”), and (iii) all such Requisite Regulatory Approvals shall be in full force and effect.
(b)    Laws or Governmental Orders. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transaction.
(c)    Listing. The shares of Common Stock issuable at closing in accordance with this Agreement shall be approved for listing on the New York Stock Exchange, subject to official notice of issuance.
8.2    Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Transaction is also subject to the satisfaction or waiver by Purchaser at or prior to the Closing of the following conditions:
(a)    Representations and Warranties. Each of the representations and warranties of Seller and the Wafra Participation Entity set forth in Sections 3.1 (Organization; Power), 3.2 (Authorization), 3.4 (Title), 3.7 (No Brokers), 4.1 (Organization; Power), 4.2 (Authorization) and 4.5 (No Brokers), respectively, shall have been true and correct as of the date of this Agreement and shall remain true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), other than in de minimis respects. Each of the representations and warranties of Seller and the Wafra Participation Entity set forth in Article III and Article IV, respectively, that are not enumerated in the preceding sentence shall have been true and correct as of the date of this Agreement and shall remain true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), without regard to qualifications as to materiality (or correlative terms) contained in such representations and warranties, except where the failure to be true and correct would not reasonably be expected to prevent the consummation by Seller or the Wafra Participation Entity of the transactions contemplated hereby.

(b)    Performance of Obligations of Seller and the Wafra Participation Entity. Each of Seller and the Wafra Participation Entity shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)    Seller Closing Certificate. Purchaser shall have received a certificate signed on behalf of each of Seller and the Wafra Participation Entity by an executive officer of each of Seller and the Wafra Participation Entity certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.
8.3    Conditions to Obligations of Seller and the Wafra Participation Entity. The obligations of Seller and the Wafra Participation Entity to consummate the Transaction are also subject to the satisfaction or waiver by Seller and the Wafra Participation Entity at or prior to the Closing of the following conditions:
(a)    Representations and Warranties. Each of the representations and warranties of Purchaser set forth in Sections 5.1 (Organization; Power), 5.2 (Authorization), 5.4 (Common Stock) and 5.7 (No Brokers), shall have been true and correct as of the date of this Agreement and shall remain true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), other than in de minimis respects. Each of the representations and warranties of Purchaser set forth in Article V that are not enumerated in the preceding sentence shall have been true and correct as of the date of this Agreement and shall remain true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), without regard to qualifications as to materiality (or correlative terms) contained in such representations and warranties, except where the failure to be true and correct would not reasonably be expected to prevent the consummation by Purchaser or DigitalBridge of the transactions contemplated hereby.
(b)    Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)    Purchaser Closing Certificate. Seller and the Wafra Participation Entity shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.
ARTICLE IX
TERMINATION
9.1    Termination by Mutual Written Consent. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing by mutual written consent of the parties to this Agreement.
9.2    Termination by Purchaser or Seller. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing by either Purchaser or Seller, if:
(a)    the Transaction shall not have been consummated by 5:00 p.m., (New York Time) on July 31, 2022 (the “Outside Date”); provided, that if the conditions to the Closing set forth in Section 8.1(a) or 8.1(b) have not been satisfied or waived on or prior to such date but all other conditions to the Closing set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied)), the Outside Date shall automatically be extended by thirty (30) days (and such extension shall occur on more than one occasion to the extent the above conditions remain true, but not beyond October 31, 2022), and such date, as so extended, including for purposes of the foregoing proviso, shall be the “Outside Date;” provided, further, that the right to terminate this Agreement pursuant to this Section 9.2(a) shall not be available to any party that has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transaction; or
(b)    any Law or Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable provided, that the right to terminate this Agreement pursuant to this Section 9.2(b) shall not be available to any party that has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transaction.
9.3    Termination by Purchaser. This Agreement may be terminated and the Transaction may be abandoned by Purchaser if at any time prior to the Closing, there has been a breach by Seller or the Wafra Participation Entity of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Seller or the Wafra Participation Entity shall have become untrue, in either case, such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within three (3) Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 9.3 shall not be available to Purchaser if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transaction.
9.4    Termination by Seller. This Agreement may be terminated and the Transaction may be abandoned by Seller or the Wafra Participation Entity if at any time prior to the Closing, there has been a breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case, such that the conditions in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within three (3) Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 9.4 shall not be available to Seller or the Wafra Participation Entity if either one of them has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transaction.
9.5    Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Transaction pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any party (or any of its representatives or Affiliates); provided, however, and notwithstanding anything in this Agreement to the contrary, (i) no such termination shall relieve any party of any liability or damages to any other party resulting from any willful breach of this Agreement and (ii) the provisions set forth in Article X, the agreements of the parties contained in Section 3.11, Section 4.7, Section 5.8, this Section 9.5 and the provisions that substantively define any related defined terms shall survive the termination of this Agreement.
ARTICLE X
MISCELLANEOUS
10.1    Additional Documents and Acts. After the Closing, the parties agree to execute and deliver such additional documents, certificates and instruments and to perform such additional acts necessary to carry out all of the provisions of this Agreement, and to consummate the Transaction.
10.2    Amendments; Extension; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by Purchaser and Seller. The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.

10.3    Entire Agreement. This Agreement and any documents executed by the parties simultaneously herewith or pursuant hereto, including the Ancillary Agreements, constitute the entire understanding and agreement of the parties relating to the subject matter hereof and supersede all prior understandings or agreements, whether oral or written among the parties with respect to such subject matter. If during the term of this Agreement any of its provisions are found to conflict with or otherwise be inconsistent with any of the provisions of the Ancillary Agreements, the provisions of this Agreement shall prevail.
10.4    Construction and Interpretation. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The table of contents headings and footers contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words in the singular form will be construed to include the plural, and vice versa, unless the context requires otherwise. Pronouns of one gender shall include all genders. The words “hereof,” “herein,” “hereby” and terms of similar import shall refer to this entire Agreement. Unless the defined term “Business Days” is used, references to “days” in this Agreement refer to calendar days. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. If any event or condition is required by the terms of this Agreement to occur or be fulfilled upon a set number of Business Days, and during such period banks in New York, NY are closed for business due to government Order, the number of business days shall not toll during the period in which banks are closed, but will immediately begin to toll once the government restriction has been lifted. Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken by no later than 5:00 p.m. Eastern time on the last day of such time period, which shall be calculated starting with the day immediately following the date of the event. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. All references to “Dollars” or “$” shall mean U.S. Dollars unless otherwise specified.
10.5    Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.
10.6    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date delivered, if delivered by facsimile or email provided, that notice is also sent by one of the methods described in clauses (a), (c) or (d), (c) five Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.6):

if to Seller or the Wafra Participation Entity, to:
c/o Wafra, Inc.
345 Park Avenue, 41st Floor
New York, NY 10154-0101
Attn:    Adel Alderbas
Fergus Healy
E-mail: a.alderbas@wafra.com
f.healy@wafra.com
with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attn:    Andrew Colosimo
Shant Manoukian
Fax:    (212) 859-4000
E-mail: andrew.colosimo@friedfrank.com
shant.manoukian@friedfrank.com
if to Purchaser or DigitalBridge, to:
c/o DigitalBridge Group, Inc.
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
Attn: Director, Legal Department
Email: legal@digitalbridge.com
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
Attn: Alison S. Ressler
Email: resslera@sullcrom.com
and to such other address or addresses as Purchaser, DigitalBridge, Seller or the Wafra Participation Entity may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.

10.7    Binding Effect; No Assignment.
(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by Seller, the Wafra Participation Entity, or the Company without the prior written consent of Purchaser, and any purported assignment or other transfer without such consent shall be void and unenforceable. Purchaser and DigitalBridge may not assign, transfer or pledge all or any of their rights or obligations under this Agreement without the prior written consent of Seller, and any purported assignment, transfer or pledge without such consent shall be void and unenforceable; provided, that the consent of any other Person shall not be required for an assignment by Purchaser to one or more of Affiliates of Purchaser, provided that the creditworthiness of any such Affiliate shall be confirmed to Seller prior to any such assignment and Seller shall have the right to refuse any such assignment to the extent that such Affiliate is not reasonably creditworthy; provided, further, that no such assignment shall relieve Purchaser of its obligations under this Agreement. Upon any assignment by Purchaser of any right, benefit or obligation hereunder, any reference to “Purchaser” hereunder shall also refer to such assignee to the extent such right, benefit or obligation has been assigned to such assignee (but without prejudice to the foregoing proviso). Purchaser shall have the right to exercise any of its or its assignee’s rights hereunder individually and in part and with respect to itself or with respect to itself and any applicable assignee, to the extent (i) permitted by an agreement among such parties, and (ii) Purchaser would otherwise have the right to exercise such rights.
10.8    Counterparts. This Agreement may be executed by facsimile or .pdf format scanned signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together, be deemed an original, and shall constitute one and the same instrument.
10.9    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that no such party shall oppose the granting of an injunction or specific performance as provided herein on the basis that any other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.
10.10    No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended, or shall be construed, to confer upon or give to any Person other than the parties hereto, Indemnified Parties (solely in their capacity as such under this Agreement) and their respective successors or assigns, any rights or remedies under or by reason of this Agreement.
10.11    Governing Law. This Agreement, the legal relations among the parties hereunder and the adjudication and the enforcement thereof and any disputes relating to or arising from this Agreement and the transactions contemplated hereby (whether based in contract, tort, or otherwise), shall in all respects be governed by, and interpreted and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance, and statutes of limitations.
10.12    Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and their successors and permitted assigns.
10.13    Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.
10.14    Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement (and the transactions contemplated hereunder), including all fees of counsel, accountants, finders and brokers, shall be borne by the party incurring the same.
10.15    Announcement. Except for any disclosure which is required pursuant to applicable Law (including securities Laws) or obligations pursuant to any listing agreement with or rules of any national securities exchange (provided, that the party proposing to make any publically available disclosure in order to comply with any such disclosure obligations shall use commercially reasonable efforts to consult in good faith with the other parties hereto before doing so and in all cases such disclosure shall be consistent with, and, to the extent permitted by the applicable disclosure obligation, not contain material information that is not present in, the initial joint press release referenced below), each of the parties hereto shall not, and shall cause its respective Affiliates and its and its Affiliates’ respective officers, directors, partners, agents, members and employees not to, issue any news release or other public notice or communication or otherwise divulging the existence of this Agreement or the Transaction without the prior written consent of the other parties hereto (including with respect to the form of such release, notice or communication), which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the parties shall file the initial joint press release in connection with the Transaction at the time and in the form mutually agreed upon by the parties in connection with the execution of this Agreement. Notwithstanding anything herein to the contrary, DigitalBridge may make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, so long as such statements are not inconsistent with previous public statements (including the initial joint press release) made by any party hereunder in accordance with, or otherwise permitted to be made pursuant to, this Section 10.15.

10.16    Confidentiality. Each of Seller and the Wafra Participation Entity agrees to bound by Section 6.4 and Section 7 of that certain Investor Rights Agreement, dated as of July 17, 2020, by and among Wafra S, DigitalBridge Management Holdings, LLC, Purchaser, DigitalBridge IM Manager, LLC, DBOC, and DigitalBridge, mutatis mutandis as if Seller and the Wafra Participation Entity were parties thereto.
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, Purchaser, DigitalBridge, DBOC, Seller, Wafra B, Wafra S, and the Wafra Participation Entity have caused this Agreement to be duly executed and delivered as of the date first above written.

PURCHASER

DIGITALBRIDGE DIGITAL IM HOLDCO, LLC
By: DIGITALBRIDGE OP SUBSIDIARY, LLC

By:	/s/ Jacky Wu
Name:	Jacky Wu
Title:	Vice President

DIGITALBRIDGE

DIGITALBRIDGE GROUP, INC.

By:	/s/ Jacky Wu
Name:	Jacky Wu
Title:	Executive Vice President

SELLER

WAFRA STRATEGIC HOLDINGS LP
By: WSH GP LLC, its general partner

By:	/s/ Fergus Healy
Name:	Fergus Healy
Title:	Authorized Signatory

WAFRA B

W-CATALINA (B) LLC

By:	/s/ Fergus Healy
Name:	Fergus Healy
Title:	Authorized Signatory

WAFRA S

W-CATALINA (S) LLC

By:	/s/ Fergus Healy
Name:	Fergus Healy
Title:	Authorized Signatory

THE WAFRA PARTICIPATION ENTITY

W-CATALINA (C) LLC

By:	/s/ Fergus Healy
Name:	Fergus Healy
Title:	Authorized Signatory

Exhibit A

Form of Amended and Restated Carried Interest Participation Agreement

Exhibit A
AMENDED AND RESTATED CARRIED INTEREST PARTICIPATION AGREEMENT
BY AND AMONG

COLONY DCP (CI) BERMUDA, LP,

COLONY DCP (CI) GP, LLC,

DIGITALBRIDGE OPERATING COMPANY, LLC,

DIGITALBRIDGE GROUP, INC.

AND

W-CATALINA (C) LLC

[•], 2022

    -i-

AMENDED AND RESTATED CARRIED INTEREST PARTICIPATION AGREEMENT
This Amended and Restated Carried Interest Participation Agreement (this “Agreement”) is made as of [•], 2022, among Colony DCP (CI) Bermuda, LP, a Bermuda limited partnership (the “Company”), Colony DCP (CI) GP, LLC, a Delaware limited liability company and the general partner of the Company (the “GP”), DigitalBridge Operating Company, LLC, a Delaware limited liability company, formerly known as Colony Capital Operating Company, LLC (“DBOC”), solely for purposes of Section 4 (Carried Interest Structure), DigitalBridge Group, Inc., a Maryland corporation, formerly known as Colony Capital, Inc. (“DigitalBridge” and together with GP and DBOC, each, a “DigitalBridge Party”), W-Catalina (C) LLC, a Bermuda limited liability company (together with its successors and permitted assigns, the “Wafra Participation Entity”), and the Wafra Participation Entity, in its capacity as the Wafra Representative (each, a “Party” and collectively, the “Parties”).
WHEREAS, Colony Capital Digital Holdco, LLC (the “DigitalBridge Purchaser”), Wafra Strategic Holdings LP (the “Seller”), the Wafra Participation Entity, the Wafra Management Subscriber, W-Catalina (B) LLC and, solely for the limited purposes set forth therein, DigitalBridge have entered into that certain Agreement of Purchase and Sale, dated as of April 14, 2022, (as amended, restated, modified or supplemented from time to time, the “Agreement of Purchase and Sale”), pursuant to which, among other things, (i) the Seller agreed to sell to the DigitalBridge Purchaser, and the DigitalBridge Purchaser agreed to purchase from the Seller, all of the Seller’s direct and indirect right, title and interest in and to a 100% membership interest in the Wafra Management Subscriber and the underlying membership interest of the Wafra Management Subscriber in DBMH, (ii) the Wafra Participation Entity’s entitlement to a fixed percentage of Applicable Carried Interest with respect to Fund II shall be reduced from 12.6% to 7% (and any guaranty obligations of the Wafra Participation Entity and its Affiliates with respect to Fund II shall be proportionately reduced), (iii) the Wafra Participation Entity shall assign transfer and deliver to CFI RE Holdco, and cause to be assigned, transferred and delivered to CFI RE Holdco, all right, title and interest of the Wafra Participation Entity in and to Carried Interest paid by any future co-investment vehicles with respect to future portfolio companies of the Digital Colony Funds other than as described in Section 2.7(iv) of the Agreement of Purchase and Sale, and (iv) CFI RE Holdco shall acquire from the Wafra Participation Entity all right, title and interest of the Wafra Participation Entity in and to Carried Interest referenced in clause (iii) above, free and clear of all Encumbrances (as defined in the Agreement of Purchase and Sale), other than the Permitted Transfer Restrictions (as defined in the Agreement of Purchase and Sale), and CFI RE Holdco shall assume and perform from and after the consummation of the transactions contemplated by the Agreement of Purchase and Sale all Liabilities (as defined in the Agreement of Purchase and Sale) arising from and in connection with the ownership of such Carried Interest in each case, upon the terms and subject to the conditions set forth in the Agreement of Purchase and Sale;
WHEREAS, the Parties are party to that certain Carried Interest Participation Agreement, dated July 17, 2020 (the “2020 CIPA”); and
WHEREAS, concurrently with the consummation of the transactions contemplated by the Agreement of Purchase and Sale, the Parties desire to amend and restate the 2020 CIPA as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.Definitions; Interpretation.
(a)Definitions. The following terms when used in this Agreement shall have the following definitions:
        “2020 Ancillary Agreements” means any agreement, instrument or Contract entered into (whether on or following the date of the 2020 Transaction) in connection with the 2020 CIPA, including the DBMH Investor Rights Agreement, the DBMH Investment Agreement, the Carry Investment Agreement, the A&R DBMH Agreement, the Warrants, the A&R Employment Agreement, the A&R Restrictive Covenant Agreements, the Acknowledgement Letters, the Fund I Specified Investment Purchase Agreement, the Purchaser Side Letter and the Specified / Warehouse Investment Side Letter, each as defined herein.

“2020 CIPA” has the meaning set forth in the recitals.
“2020 Transaction” means the transaction contemplated by the 2020 CIPA and the 2020 Ancillary Agreements.
        “2022 Ancillary Agreements” means any agreement, instrument, or Contract entered into in connection with this Agreement, including the Agreement of Purchase and Sale, the Registration Rights Agreement, the Termination Agreement, and the Amended and Restated Warrants.

“2022 Transaction” means the transaction contemplated by this Agreement and the 2022 Ancillary Agreements.
“A&R DBMH Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of DBMH, dated July 17, 2020.
“A&R Employment Agreement” means that certain Amended and Restated Employment Agreement, dated July 17, 2020, entered into by Ben Jenkins.
“A&R Restrictive Covenant Agreements” means those certain Amended and Restated Restrictive Covenant Agreements, dated July 17, 2020, entered into by the Managing Directors.
“Acceptance Notice” has the meaning set forth in Section 7(c)(ii).
“Acknowledgement Letters” means those certain Acknowledgment Letters, dated July 17, 2020, entered into by the Managing Directors.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such other Person; provided, that an “Affiliate” of a natural person also includes such person’s Related Persons; provided, further, that with respect to WINC, “Affiliates” shall only mean such Person’s Controlled Affiliates. For the avoidance of doubt, neither the Wafra Participation Entity or any of its Affiliates, nor any Portfolio Company, shall be deemed an Affiliate of any of the Digital Colony Companies, the Digital Colony Funds, the DigitalBridge Group, any of the Managing Directors, Successors or any of their respective Affiliates, and none of the Digital Colony Companies, the DigitalBridge Group, the Managing Directors, Successors or any of their respective Affiliates shall be deemed an Affiliate of the Wafra Participation Entity or any of its Affiliates.
“Agreement” has the meaning set forth in the Preamble.
“Agreement of Purchase and Sale” has the meaning set forth in the recitals.
“Amended and Restated Warrants” means, collectively, that certain Amended and Restated Warrant No. A-1, Amended and Restated Warrant No. A-2, Amended and Restated Warrant No. A-3, Amended and Restated Warrant No. A-4, and Amended and Restated Warrant No. A-5, in each case, with respect to purchase of Common Stock by Wafra Strategic Holdings LP.
“Applicable Carried Interest” means Gross Carried Interest net of any reasonable, documented and out-of-pocket costs or expenses directly related or reasonably allocable (in the good faith judgment of the applicable Digital Colony Company) to such Gross Carried Interest (i.e., the costs of forming and maintaining the relevant entities, including legal, accounting and tax costs, which are expected to be borne by such entities; provided, that such costs and expenses described above shall not include any allocation of personnel/staff time; and provided, further, that, for the avoidance of doubt, any such costs and expenses shall be adjusted or deducted prior to any distribution of Carried Interest being made such that the costs and expenses are deducted pro rata from all such Persons that received such distribution).
“Bankruptcy Law” means Title 11 of the United States Code, as amended, and any similar federal, state, or foreign law for the relief of debtors.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Carried Interest” means any gross carried interest, incentive allocations, promote interests and similar performance based profits interests (and including any tax distributions thereon or with respect thereto), in each case paid or allocated, as applicable, by any Digital Colony Fund, including, with respect to Fund I, all amounts distributed as “Carried Interest” under and as defined in the Fund I limited partnership agreement (collectively, “Gross Carried Interest”), net of (i) any reasonable, documented and out-of-pocket costs or expenses directly related or reasonably allocable (in the good faith judgment of the applicable Digital Colony Company) to such Gross Carried Interest (i.e., the costs of forming and maintaining the relevant entities, including legal, accounting and tax costs, which are expected to be borne by such entities; provided, that such costs and expenses described above shall not include any allocation of personnel/staff time; and provided, further, that, for the avoidance of doubt, any such costs and expenses shall be adjusted or deducted prior to any distribution of Carried Interest being made such that the costs and expenses are deducted pro rata from all such Persons that received such distribution) and (ii) any allocation of Gross Carried Interest to current or former Digital Colony Personnel or current or former personnel of the DigitalBridge Group.

“Carry Investment Agreement” means that certain Carried Investment Agreement, dated July 17, 2020, by and among DBOC, DigitalBridge and Wafra Participation Entity.
“Cash Compensation” means all salary, draw, and cash bonus.
“CFI RE Holdco” means CFI RE Holdco, LLC, a direct wholly owned subsidiary of DBOC.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time (or any corresponding provision of succeeding law).
“Common Stock” means DigitalBridge Class A Common Stock, par value $0.01 per share.
“Competitor” means any Entity or Person that materially competes with the portion of the Digital Colony Business that pertains to Digital Infrastructure; provided, that the following Entities or Persons shall not be deemed “Competitors” for purposes of this Agreement, the 2020 Ancillary Agreements or the 2022 Ancillary Agreements: (i) any firm or business whose principal activity is the acquisition of interests in investment or alternative asset managers (e.g., Dyal Capital Partners, Blackstone’s Strategic Capital Group, Petershill Private Equity, or Bonaccord Capital Partners); (ii) sovereign wealth funds, pensions, insurance companies or similar institutional investors, (iii) any Wafra Entity, or (iv) any financial institution or institutional investor (or any Affiliate thereof) that is not otherwise a Competitor. In the case of the preceding clauses (i), (ii) and (iv), any such Person or Entity that has an affiliated division or subsidiary that would otherwise cause it to be a Competitor shall not be deemed a Competitor for purposes of this Agreement, the 2020 Ancillary Agreements, or the 2022 Ancillary Agreements so long as such Person or Entity has established appropriate operational and information barriers between itself and the affiliated division or subsidiary with respect to Confidential Information.
“Contemplated Transactions” means the 2020 Transaction and the 2022 Transaction.
“Company” has the meaning set forth in the Preamble.
“Confidential Information” means specific information with respect to the process of negotiating this Agreement or the 2020 CIPA, information about the Digital Colony Business, any other Party or any of such Party’s Affiliates obtained or received by any Party as a result of or in connection with the Contemplated Transactions.
“Contract” means any agreement, contract, arrangement, understanding, obligation or commitment to which a Person is bound or to which its assets or properties are subject, whether oral or written, and any amendments and supplements thereto.
“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this definition, a general partner or managing member of a Person shall be deemed to Control such Person.
“DBOC” has the meaning set forth in the Preamble.

“DBMH” means DigitalBridge Management Holdings, LLC, a Delaware limited liability company, formerly known as Digital Colony Management Holdings, LLC.
“DBMH Investment Agreement” means that certain Investment Agreement, dated July 17, 2020, among Wafra Management Subscriber, DigitalBridge, and DBOC.
“DBMH Investor Rights Agreement” means that certain Investor Rights Agreement, dated July 17, 2020, among the Wafra Management Subscriber, DBMH, Colony Capital Digital Holdco, LLC, Colony Capital Investment Holdco, LLC, DigitalBridge and Wafra Management Subscriber in its capacity as the “Initial Wafra Representative.”
“Digital Colony Business” means (i) the sponsorship of and investment in Digital Colony Funds as well as the provision of investment management, investment advisory or other services to Digital Colony Funds, (ii) the Specified Investment, (iii) any other business operated under the “Digital Colony” or “DigitalBridge” names (or any successor name thereto) or any other business operated by the Digital Colony Companies, or (iii) any other investment management business of DigitalBridge for which Digital Colony Personnel described in clause (x) of the definition of Digital Colony Personnel or the resources or assets of the Digital Colony Companies are utilized in a material manner.
“Digital Colony Company” means the Company, DigitalBridge DBP Holdco, LLC, a Delaware limited liability company, formerly known as Colony DCP Holdco LLC, any Subsidiary of any such Digital Colony Company whenever formed prior to, on or after the date of this Agreement, and each general partner, managing member (or comparable Person) of a Digital Colony Fund.
“Digital Colony Consent” means the prior written consent of the Digital Colony Representative which may be obtained by any Wafra Entity hereunder from the Digital Colony Representative on behalf of DBOC, DigitalBridge or the Company or any of its Subsidiaries, and, unless otherwise provided herein, any such consent or approval may be withheld, and any other decision or determination to be made by the Digital Colony Representative (or any Digital Colony Company) hereunder may be made, in the sole discretion of such Digital Colony Representative (or any such Digital Colony Company), as applicable.
“Digital Colony Fund” means each fund, pooled investment vehicle, co-investment vehicle, parallel vehicle, alternative investment vehicle and separately managed account listed on Schedule A attached hereto, and any Future Co-Investment Vehicle.
“Digital Colony Personnel” means (x) all employees (including for this purpose, any Person that is not an employee but serves in a substantially equivalent capacity to an employee) of the Digital Colony Companies (but excluding all Persons described in the following clause (y) other than any such Person who devotes all or substantially all of his or her time or attention to the Digital Colony Business), and (y) any Managing Director or Successor and all employees of the DigitalBridge Group (excluding employees described in clause (x), above) that devote material time and attention or otherwise are material to the Digital Colony Business.
“Digital Colony Representative” means DBOC or such other Digital Colony Company as may be designated from time to time by the Digital Colony Representative, with prior written notice to the Wafra Representative.

“Digital Infrastructure” means without geographic limitation, assets primarily related to mobile and internet communications, including spectrum, macro cell towers, data centers, fiber networks, small cell networks and other assets related thereto, including digital billboards, indoor CBRS infrastructure, satellites, spectrum and subsea cables, which includes businesses primarily related thereto, and any operating companies that specialize in, or have a material focus on, providing services (including online and software applications) for such Digital Infrastructure.
“DigitalBridge” has the meaning set forth in the Preamble.
“DigitalBridge Bankruptcy” means (1) any case commenced by DigitalBridge or DBOC under any Bankruptcy Law for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of DigitalBridge or DBOC, any receivership or assignment for the benefit of creditors of DigitalBridge or DBOC or any similar case or proceeding relative to DigitalBridge or DBOC or any involuntary case for such matters if (A) DigitalBridge or DBOC consents to such case, (B) the petition commencing such case is not timely controverted, (C) the petition commencing such case is not dismissed within 30 days of its filing or (D) an order for relief is issued or entered therein; (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to DigitalBridge or DBOC, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of DigitalBridge or DBOC are determined and any payment or distribution is or may be made on account of such claims.
“DigitalBridge Change of Control” shall mean (a) any “person” or “group” as such terms are used in Section 13(d) of the Exchange Act acquiring directly or indirectly, “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), of (i) at least fifty percent (50%) of all classes of outstanding voting equity interests of DigitalBridge or DBOC or (ii) outstanding equity interests entitled to receive at least fifty percent (50%) of the proceeds in the event of a merger, acquisition, or sale of at least fifty percent (50%) of the assets of DigitalBridge or DBOC, outstanding equity interests entitled to receive at least fifty percent (50%) of the proceeds in the event of a merger, acquisition, or sale of 50% or more of the assets of DigitalBridge or DBOC, (b) a sale of 50% or more of the assets of DigitalBridge or DBOC, (c) individuals who, as of the Effective Date, constitute the board of directors of DigitalBridge (the “Incumbent Board”) cease for any reason to constitute at least a majority of such board of directors other than under a circumstance where Seller or its Affiliates solicited (including by being a member of a group (within the meaning of Section 13(d)(3) of the Exchange Act) that solicited) or actively and materially participated in a solicitation of proxies in opposition to the re-election of the majority of the Incumbent Board (it being agreed that merely providing (or stating that it planned to provide) any such proxy shall not be sufficient to meet such standard) or solicited (including by being a member of a group (within the meaning of Section 13(d)(3) of the Exchange Act) that solicited) or actively and materially participated in a solicitation of consents in writing in favor of the removal of the majority of the Incumbent Board (it being agreed that merely providing (or stating that it planned to provide) any such consent shall not be sufficient to meet such standard); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by DigitalBridge’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any other Person other than the board of directors of DigitalBridge or Seller or its Affiliates, or (d)

any “person” or “group” as such terms are used in Section 13(d) of the Exchange Act acquiring or being granted directly or indirectly, the power to appoint a majority of the members of the board of directors (or equivalent governing body) of DigitalBridge or DBOC or to otherwise direct the management or policies of DigitalBridge or DBOC by contract.
“DigitalBridge Group” means DigitalBridge and its Subsidiaries and other Controlled Affiliates other than the Digital Colony Companies, the Digital Colony Funds and any Portfolio Companies.
“DigitalBridge Party” has the meaning set forth in the Preamble.
“DigitalBridge Purchaser” has the meaning set forth in the recitals.
“Distribution Agreement” means any Contract for the distribution, placement or sales of shares, interests or units of a Digital Colony Fund, including any Contract with a placement agent.
“Drag-Along Notice” has the meaning set forth in Section 9(a).
“Drag-Along Sale” has the meaning set forth in Section 9(a).
“Drag-Along Sellers” has the meaning set forth in Section 9(a).
“Effective Date” means the date hereof.
“Entity” means a Person that is not a natural person.
“Fiscal Year” means a fiscal year of the applicable Digital Colony Fund or the Company or any of its Subsidiaries.
“Flagship Funds” means (i) Fund I, and (ii) any successor fund in the flagship fund series that has held a bona fide initial closing on third-party commitments (together with its parallel, feeder and alternative investment vehicles, if any, and co-investment vehicles that are funds formed to invest alongside such partnership in select portfolio investments).
“Fund Documentation” means, with respect to each Digital Colony Fund, its limited partnership agreement, memorandum and articles of incorporation, other constitutional documents or Organizational Documents, trust documents, Side Letters, subscription documents, agreements pursuant to which services of any type are provided (whether management, investment management or agency investment advisory), Distribution Agreements, custodial account agreements, register and transfer agency agreements, loan financing and security agreements, and its private placement memorandum (including any supplements thereto).
“Fund I” means DigitalBridge Partners, L.P., a Delaware limited partnership.
“Fund I Specified Investment Purchase Agreement” means that certain Agreement of Purchase and Sale, dated July 17, 2020, by and between W-Catalina (SP) LLC and Colony DCP Investor, LLC.

“Fund II” means DigitalBridge Partners II, L.P., a Delaware limited partnership.
“Future Co-Investment Vehicle” means a vehicle with respect to co-investment opportunities arising from and after the Effective Date to the extent related to the funds set forth in Schedule A indicated with an (*) as set forth in Schedule A opposite the fund to which the co-investment relates to the extent such co-investment vehicles raise additional capital.
“GAAP” means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.
“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic Entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court or tribunal, any arbitrator (public or private), and any Self-Regulatory Organization.
“GP” has the meaning set forth in the Preamble.
“Gross Carried Interest” has the meaning set forth in the definition of “Carried Interest”.
“Identified Sponsor Commitments” means capital commitments to DigitalBridge Partners, L.P., DigitalBridge Partners (Cayman), L.P., DigitalBridge Partners II, L.P., DigitalBridge Partners II Lux, SCSp, DC Copa Investment Holdings II, L.P., DC Copa Investment Holdings III, L.P., DC Samba Investment Holdings, L.P., DC Samba Investment Holdings, II, L.P., DC Trident Holdings I, L.P., Colony Zeus Partners, L.P., DC IF Strategic Partners, L.P., DC Tigers Holdings, L.P., DCL Atlas Investor, LLC, Platinum Compass B 2018 RSC Limited, or Digital Colony Alpha Master, L.P., or any capital commitments to any follow-on co-investments as described in Section 2.7(iii) of the Agreement of Purchase and Sale, by any Wafra Entity.
“Indemnification Arrangement” has the meaning set forth in Section 15(a).
“Indemnitee” shall mean the Wafra Participation Entity, WINC and each of their respective Affiliates (including, for the avoidance of doubt, the Wafra Management Subscriber) (without giving effect to the second proviso of the definition of Affiliates for purposes of this definition), together with each of their respective directors, officers, employees, stockholders, members, partners, agents, representatives, successors and permitted assigns (each in their capacity as such).
“Independent Appraiser” means a nationally recognized independent appraiser.
“IPO” means an initial public offering of equity securities registered under the Securities Act or under any U.S. or non-U.S. securities Law.
“Law” means all U.S. and non-U.S. laws, statutes, ordinances, orders, administrative interpretation or rules of common law, codes, regulations, orders, decrees, rules, other civil and other codes and any other requirements which from time to time have the similar effect of any Governmental Authority.
“Managing Director” means each of Marc Ganzi and Ben Jenkins.

“Non-Aggregated Information” has the meaning set forth in Section 7(a)(ii).
“OFAC” means the U.S. Department of Treasury Office of Foreign Asset Control.
“Offered Interests” has the meaning set forth in Section 7(c)(i).
“Offer Notice” has the meaning set forth in Section 7(c)(i).
“Offered Party” has the meaning set forth in Section 7(c).
“Offering Wafra Participation Entity” has the meaning set forth in Section 7(c).
“Organizational Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and its bylaws; with respect to any Person that is a limited partnership, its certificate of limited partnership and its limited partnership or operating agreement; with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company or operating agreement; with respect to any Person that is a trust or other similar entity, its declaration or agreement of trust or similar constituent document; with respect to any other Person, its comparable organizational documents, in each case, as has been amended or restated.
“Ownership Interests” means any economic interests (including any contractual or equity right with respect thereto) in the Company and its Subsidiaries, including the right to receive Carried Interest.
“Partnership Agreement” means that certain Limited Partnership Agreement of the Company dated as of July 7, 2020, as amended, modified, or supplemented from time to time.
“Party” has the meaning set forth in the Preamble.
“Permits” means all licenses, registrations, consents, franchises, permits, orders, warrants, confirmations, permissions, certificates, approvals and authorizations.
“Permitted Transfer” means, with respect to Transfers of Ownership Interests, any Transfer of Ownership Interests by DigitalBridge or any of its Controlled Affiliates to DigitalBridge or another Person that is then a Controlled Affiliate of DigitalBridge (which Person, for this purpose, shall not include any natural Person or any Related Persons of a natural Person); provided, that any such Person agrees to Transfer such Ownership Interest back to the applicable Transferor to the extent such Person is no longer a Controlled Affiliate of DigitalBridge in the future.
“Person” means any natural person or any firm, partnership, limited partnership, limited liability partnership, association, corporation, limited liability company, joint venture, trust, business trust, sole proprietorship, Governmental Authority or other entity or any division thereof.
“Portfolio Company” means portfolio companies or portfolio investments owned by the Digital Colony Funds.

“Portfolio Sale” means a sale of the Wafra Entities’ interests in at least four (4) asset managers with the purchase price paid with respect to the Wafra Entities’ Ownership Interests comprising no more than 24.9% of the total purchase price (as determined on a fair market value basis) of the interests being sold, including such Ownership Interests.
“Proceeding” has the meaning set forth in Section 15(b).
“Purchaser” has the meaning set forth in Section 8(a).
“Purchaser Side Letter” has the meaning set forth in the Fund I Specified Investment Purchase Agreement.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated [•], 2022, between DigitalBridge and the Seller.
“Related Party Transaction” means any transaction between any Digital Colony Company on the one hand, and any member of the DigitalBridge Group, Managing Director, Successor, Digital Colony Personnel or any Digital Colony Company that is not wholly-owned by another Digital Colony Company, on the other hand.
“Related Person” means, with respect to any Person (i) such Person’s spouse, parents, grandparents, children, grandchildren and siblings, (ii) the current spouses of such Person’s parents, grandparents, children, grandchildren and siblings, (iii) estates, trusts, partnerships and other Entities of which the foregoing Persons in clauses (i) or (ii) retain (x) the power to determine how the interests held in such estate, trust, partnership or other Entity will be voted and (y) the economic interests therein, and (iv) any corporation, trust, limited liability company, partnership or other Entity directly or indirectly controlled by, and substantially all of whose equity interests are owned by, such Person or their family members, and/or persons described in clauses (i) – (iii).
“Representative” means such Party’s Affiliates (including, as applicable, any Wafra Entity) and the respective employees, representatives, current and prospective professional advisors, current and prospective service providers and other agents of such Party or its Affiliates.
“Retained Interests” means (i) the interests set forth on Schedule A, (ii) the interests set forth on Schedule B, (iii) the right to participate in, by making capital commitments to, any follow-on co-investments in respect of the investments set forth on Schedule B in a manner consistent with each investment set forth on Schedule B to which the relevant follow-on co-investment relates and (iv) the right to receive the fixed percentage of Carried Interest with respect to co-investment opportunities arising from and after the Effective Date to the extent related to the funds set forth in Schedule A indicated with an (*) as set forth in Schedule A opposite the fund to which the co-investment relates (collectively, the “Retained Interests”).
“Sale Notice” has the meaning set forth in Section 7(c)(iii).
“Sale Notice Period” has the meaning set forth in Section 7(c)(iii).
“SDN List” has the meaning set forth in Section 6(d)(viii).
“SEC” means the Securities and Exchange Commission.

“Self-Regulatory Organization” means the Financial Industry Regulatory Authority, each national securities exchange in the United States, each non-U.S. securities exchange, and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Digital Colony Company or any Digital Colony Fund is subject.
“Seller” has the meaning set forth in the recitals.
“Side Letter” means any agreement or instrument (other than Organizational Documents for the Digital Colony Funds) relating to or affecting any Digital Colony Fund that provides for consideration (whether in the form of payments reimbursement, waivers, reductions, offsets, capacity rights, enhanced liquidity, enhanced transparency or otherwise) to investors or other Persons of any amounts, contingent or otherwise, based on the management or performance of such Digital Colony Fund or that otherwise has the effect or have had the effect of establishing rights under, or altering or supplementing the terms of any governing document of such Digital Colony Fund, including all amendments, modifications and supplements thereto.
“SPE Investor” has the meaning set forth in Section 11.
“Specified DigitalBridge Change of Control” means a DigitalBridge Change of Control set forth in clause (a) or clause (b) of the definition of “DigitalBridge Change of Control”.
“Specified Investment” means the investment made by W-Catalina (SP) LLC (and any of its Affiliates) in Colony Zeus Partners, L.P. (and any of its Affiliates).
“Specified / Warehouse Investment Side Letter” means that certain side letter, dated July 17, 2020, by and among DigitalBridge, the Company, DBMH, the Wafra Participation Entity and the Wafra Management Subscriber.
“Spin-Off” means any distribution or dividend by DigitalBridge to its shareholders of shares of capital stock of any class or series, or any similar equity interest, of another issuer that is directly or indirectly controlled by DigitalBridge.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, or other legal Entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, but does not include the Portfolio Companies. The Subsidiaries of the Company for purposes of this Agreement shall include the general partner, managing member (or comparable Person) of any Digital Colony Fund.
“Successor” means any individual who (i) succeeds to the role performed by the Managing Directors as of the Effective Date or who performs a similar managing partner role or has similar responsibilities with respect to the Digital Colony Companies or DBMH as the Managing Directors do as of the Effective Date, (ii) together with his or her Related Persons has at any time been entitled to (directly or indirectly) an interest in more than 10% of gross carried interest in respect of any Flagship Fund, or (iii) together with his or her Related Persons receives an average annual Cash Compensation from the Digital Colony Companies (and/or from

DigitalBridge for the benefit of the Digital Colony Companies) in excess of $3.5 million per year.
“Tag-Along Interests” has the meaning set forth in Section 8(a).
“Tag-Along Notice” has the meaning set forth in Section 8(a).
“Tag-Along Sale” has the meaning set forth in Section 8(a).
“Tag-Along Seller” has the meaning set forth in Section 8(a).
“Tax” means any federal, state, local, foreign and other taxes, levies, imposts, duties and similar fees and charges in the nature of a tax imposed by any Taxing Authority (as defined in the Agreement of Purchase and Sale) or similar authority (including any interest, penalties, or additions attributable thereto, imposed in connection therewith, or imposed with respect thereto), including, without limitation, taxes imposed on, or measured by, net or gross income, alternative minimum, accumulated earnings, personal holding company, franchise, doing business, capital stock, net worth, capital, profits, windfall profits, gross receipts, business, securities transaction, value added, sales, use, excise, custom, transfer, registration, stamp, premium, real property, personal property, escheat, abandoned or unclaimed property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers’ compensation, payroll, withholding, estimated and recording, whether computed on a separate, consolidated, unitary, combined or other basis.
“Termination Agreement” means that certain Termination Agreement, dated [•], 2022, by and among DBMH, Colony Capital Digital Holdco, LLC, Colony Capital DC Manager, LLC, DBOC, DigitalBridge, the Company, LP, Marc Ganzi, Ben Jenkins, Wafra Participation Entity, Wafra Management Subscriber.
“Third-Party Purchaser” means a bona fide third party that is not an Affiliate of any Digital Colony Company, member of the DigitalBridge Group, Managing Director or Successor (and any of their Related Persons) and in which no Digital Colony Company, member of the DigitalBridge Group, Managing Director or Successor (or any of their Related Persons) owns any direct or indirect equity interest (other than passive equity interests in a public company collectively representing less than 5.0% of the total outstanding equity interests of such public company). “Third-Party Purchaser” shall not include any Digital Colony Personnel, personnel of the DigitalBridge Group (and any of their Related Persons) and their respective Transferees.
“Transaction Expenses” has the meaning set forth in Section 17(l).
“Transfer” means (i) with respect to any right or interest, any direct or indirect sale, exchange, assignment, pledge, hypothecation, transfer, issuance or other disposition (whether by operation of Law or contract, public offering, merger, sale of assets or otherwise), (ii) with respect to any obligation, any direct or indirect assignment or (iii) any agreement to effect any of the foregoing referenced in clauses (i) and (ii). For purposes of this Agreement, no Transfer (a) of any DigitalBridge common stock or other securities of DigitalBridge publicly traded on any national securities exchange, (b) of any direct or indirect equity interest in any Wafra Entity or DBOC (other than, as to DBOC, to the extent that the Digital Colony Business comprises 90% or more of the assets of DBOC), or (c) in connection with a Spin-Off, shall be deemed to be a Transfer of all or any portion of the interests. “Transferor,” “Transferee,” “Transferred,” and “Transferring” shall have correlative meanings.
“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.
“Unapproved Third Party” means a third party that (a) is a Competitor at the time of any applicable Transfer, (b) would, in the good faith opinion of the Digital Colony Representative, be viewed to bring the Digital Colony Business into disrepute or materially adversely impact the ability of the Digital Colony Business to raise subsequent Digital Colony Funds or conduct one or more of its material businesses or material investment strategies, (c) is insolvent or subject to bankruptcy proceedings, (d) is a public or governmental pension plan subject to public disclosure obligations (except to the extent measures intended to limit the public disclosure of Confidential Information in respect of an applicable Transfer are implemented), (e) is a “bad actor” under Rule 506(d) under the Securities Act, other than any such Person that has received, and is in compliance with, a waiver, order, judgment or decree granted under Rule 506(d)(2)(ii) or (iii) of Regulation D or (f) is subject to United States sanctions administered by OFAC or similar laws of another jurisdiction.
“Wafra Consent” means the prior written consent of the Wafra Representative, which may be obtained by the Company or any of its Subsidiaries hereunder from the Wafra Representative on behalf of any Wafra Participation Entity or any other Wafra Entity, and, unless otherwise provided herein, any such consent or approval may be withheld, and any other decision or determination to be made by the Wafra Representative (or any Wafra Entity) hereunder may be made, in the sole discretion of such Wafra Representative (or any such Wafra Entity), as applicable
“Wafra Dragged Interests” has the meaning set forth in Section 9(a).
“Wafra Entity” means (i) WINC or any Affiliate of WINC, (ii) Wafra Strategic Holdings LP and/or one or more other investment vehicles or funds sponsored, managed and controlled by WINC or any of WINC’s Affiliates, or (iii) any limited partner of or investor in Wafra Strategic Holdings LP.
“Wafra IPO” means an IPO of any Wafra Entity, which shall include any Wafra Entity formed after the Effective Date.
“Wafra Management Subscriber” means W-Catalina (S) LLC, a Delaware limited liability company.
“Wafra Indemnified Party” means the Wafra Participation Entity, WINC and each of their respective Affiliates (without giving effect to the second proviso of the definition of Affiliates for the purposes of this definition), together with each of their respective directors, officers, employees, stockholders, members, partners, agents, representatives, successors and permitted assigns (each in their capacity as such).
“Wafra Participation Entity” has the meaning set forth in the Preamble.

“Wafra Representative” means the Wafra Participation Entity or such other Wafra Entity as may be designated from time to time by the Wafra Representative, with prior written notice to the Digital Colony Representative.
“Warrants” means those certain Warrants to purchase shares of the Class A Common Stock, par value $0.01 per share, of DigitalBridge, issued to Wafra Strategic Holdings LP on July 17, 2020.
“WINC” means Wafra Inc., a Delaware corporation.
(b)Rules of Interpretation. When a reference is made in this Agreement to Sections or Annexes, such reference shall be to a Section of or Annex to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words in the singular form will be construed to include the plural, and vice versa, unless the context requires otherwise. Pronouns of one gender shall include all genders. The words “hereof,” “herein,” “hereby” and terms of similar import shall refer to this entire Agreement. Unless the defined term “Business Days” is used, references to “days” in this Agreement refer to calendar days. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken by no later than 5:00 p.m. Eastern time on the last day of such time period, which shall be calculated starting with the day immediately following the date of the event. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. All references to “Dollars” or “$” shall mean U.S. Dollars unless otherwise specified.
Section 2.Revenue Share; Payment.
(a)Revenue Share. Subject to Section 3 (Clawbacks; Givebacks) below, the Company shall, as promptly as is reasonably practicable (and in any event within twenty (20) days) following realization of Applicable Carried Interest with respect to a Digital Colony Fund, pay to the Wafra Participation Entity an amount equal to the portion of such Applicable Carried Interest attributable to the Retained Interests, as set forth on Schedule A, in each case at the same time as any other distributions or payments of such Carried Interest are made by a Digital Colony Company to any member of the DigitalBridge Group.
(b)Payment. Payments under this Agreement shall be made by wire transfer of immediately available funds to such account(s) designated in writing by the Wafra Participation Entity.
(c)Default. Notwithstanding anything to the contrary in this Agreement: if (x) the Wafra Participation Entity defaults in making any capital contribution to any Digital Colony Fund which is not cured in accordance with the terms of the Fund Documentation of such Digital Colony Fund, or (y) the Wafra Participation Entity withdraws from any Digital Colony Fund other than in accordance with the terms and conditions of the underlying Fund

Documentation of such Digital Colony Fund (including, with respect to the limited partnership agreement of Fund I, obtaining the prior written consent of the general partner of Fund I), the Wafra Participation Entity shall have no right to receive any payments under Section 2(a) (Revenue Share) above with respect to any portion of Carried Interest attributable to such Digital Colony Fund (other than with respect to previously made payments of Carried Interest, if applicable).
(d)Exclusion/Excuse. For the avoidance of doubt, the Wafra Participation Entity’s right to receive payment of Carried Interest under Section 2(a) (Revenue Share) above shall not be affected by the Wafra Participation Entity being excused or excluded from any investment made by any Digital Colony Fund pursuant to the Fund Documentation of the relevant Digital Colony Fund.
Section 3.Clawbacks; Givebacks.
(a)General Partner Clawback or Giveback.
(i)The Wafra Participation Entity shall contribute its pro rata share of any amounts that are required to be returned to any Digital Colony Fund under the relevant Fund Documentation of such Digital Colony Fund based on its relative participation in the Carried Interest in respect of such Digital Colony Fund in connection with any clawback or giveback obligation of the general partner of that Digital Colony Fund (including, with respect to Fund I, all “Giveback Obligations” under and as defined in the limited partnership agreement of Fund I), but only to the extent of any Carried Interest actually received by the Wafra Participation Entity with such amount actually received and calculated in accordance with the governing agreement of such Digital Colony Fund. Any such Giveback Obligations shall be funded at the same time and on the same terms as the other investors (including other members of the DigitalBridge Group) in the applicable Digital Colony Fund; provided, that the Wafra Participation Entity shall be entitled to cure any payment default pursuant to this Section 3(a)(i) for a period of ten (10) days following written notice of such default from the Digital Colony Representative.
(ii)Notwithstanding anything to the contrary in Section 2(a) (Revenue Share) above, the Company and its Controlled Affiliates shall be entitled to deduct on a pro rata basis from the aggregate amount of Carried Interest otherwise payable or distributable by the Company any amounts determined in good faith by the GP (a) to be reasonably necessary to satisfy a clawback or giveback obligation described under paragraph (i) above, or (b) that the Company reasonably believes are required to be withheld in order to comply with applicable Law; provided, that the Wafra Participation Entity is treated in the same manner in such respect with the DigitalBridge Group.
(b)Payment of Withheld Amounts. In the event that the Company determines in good faith that any amounts that have been withheld by the Company pursuant to paragraph (a)(ii) above are no longer required to be withheld, the Company shall promptly distribute such amounts, including to the Wafra Participation Entity in accordance with Section 2(a) (Revenue Share; Payment) above.
(c)Partner Clawbacks. The Wafra Participation Entity shall repay to any Digital Colony Fund as required under the Fund Documentation of the relevant Digital Colony Fund in amounts proportionate to its commitment to such Digital Colony Fund with respect to partner clawback or giveback amounts (including, with respect to Fund I, all “Investment Related Clawback Amounts” or “Other Clawback Amounts,” in each case under and as defined in the limited partnership agreement of Fund I); provided, that the Wafra Participation Entity received distributions associated with such clawback or giveback obligation and in respect of the Wafra Participation Entity such obligations do not exceed such distributions; and provided, further, that the Wafra Participation Entity is treated equally in such respect with DigitalBridge and its Affiliates.
(d)Expenses. The Wafra Entities shall not pay any management, incentive or other fees or carried interest to the applicable Digital Colony Fund in respect of any Identified Sponsor Commitment.
Section 4.Carried Interest Structure. The Company, DigitalBridge and DBOC agree that all Carried Interest has been (and will continue to be) structured so that it is distributed in a manner that enables the Company to fulfill its obligations under Section 2(a). DBOC shall cause each Digital Colony Company (other than the Company) entitled to receive Carried Interest (but does not receive any Gross Carried Interest attributable to current or former Digital Colony Personnel or current or former personnel of the DigitalBridge Group) to be owned, directly or indirectly, 100% by the Company and shall ensure that the Company receives 100% of the distributions that comprise the Carried Interest. DigitalBridge, DBOC and the Digital Colony Companies shall be jointly and severally liable to the extent of any breaches of this Section 4.
Section 5.Records; Audits.
(a)Information Rights. So long as the Wafra Participation Entity owns any Ownership Interests, the Company shall provide or make available to the Wafra Representative the following:
(i)as soon as practicable, and in any event within one-hundred twenty (120) days following the end of each Fiscal Year, the (A) consolidated audited (with respect to the 2021 Fiscal Year) or unaudited (with respect to each Fiscal Year following the 2021 Fiscal Year) financial statements of the Company and its Subsidiaries for such Fiscal Year (including, for DBMH, the consolidated audited financial statements with respect to the 2021 Fiscal Year), including a balance sheet as of the end of such Fiscal Year and the related statements of operations, changes in member’s equity (deficit) and cash flows for such Fiscal Year, prepared in accordance with GAAP and certified by the Company’s independent public accountants (which shall be a firm of nationally recognized independent accountants), consisting of statements of (x) the financial condition of the Company and its Subsidiaries and (y) income, cash flows and changes in members’ capital for such Fiscal Year, and (B) the audited financial statements of the Digital Colony Funds, if any, including a balance sheet as of the end of such Fiscal Year and the related statements of operations, changes in member’s equity (deficit) and cash flows for such Fiscal Year, prepared in accordance with GAAP, and certified by the Digital Colony Funds’ independent public accountants (which shall be a firm of nationally recognized independent accountants);
(ii)as soon as practicable, and in any event within sixty (60) days following the end of each of the first three fiscal quarters of each Fiscal Year of the Company and its Subsidiaries, (i) the consolidated unaudited financial statements of the Company and its Subsidiaries for such fiscal quarter, prepared in accordance with GAAP, including a balance sheet as of the end of such fiscal quarter and the related statements of operations, changes in member’s equity (deficit) and cash flows for such fiscal quarter and (ii) the unaudited financial statements of each Digital Colony Fund for such fiscal quarter, prepared in accordance with GAAP, including a balance sheet as of the end of such fiscal quarter and the related statements of operations, changes in member’s equity (deficit) and cash flows for such fiscal quarter, prepared in accordance with GAAP;
(iii)on a quarterly basis, a summary describing, in reasonable detail, any Related Party Transactions that were entered into, modified or terminated in each such quarter and a true and correct list of each Person who has the right to receive Carried Interest from any Digital Colony Fund, together with the amount and/or percentage of such Carried Interest owned by each such Person, to the extent of any changes from the prior quarter;
(iv)on a quarterly basis, a copy of the standard reporting package (including financial statements) made available to the investors in any Digital Colony Fund, at substantially the same time such package is generally distributed to such investors;
(v)on a quarterly basis, copies of investor letters and reports regarding Digital Colony Funds made generally available to investors, at substantially the same time such letters and reports are distributed to such investors;
(vi)no later than thirty (30) days following the end of each Fiscal Year, the Company’s and the Digital Colony Companies’ good faith estimate of projected exit proceeds from each portfolio investment of a Digital Colony Fund;
(vii)to the extent not restricted by Law, notice as soon as reasonably practicable if the Digital Colony Companies or any Digital Colony Fund receives a non-routine letter from any U.S. or non-U.S. securities regulatory body, including the SEC, describing its findings from an examination conducted by such regulator that identifies any material deficiencies;
(viii)prompt written notice (and in any event not later than five (5) Business Days) after becoming aware of any action or proceeding or receiving notice of any investigation pending before any court or Governmental Authority, including, without limitation, the SEC or any state securities regulatory authority against the Digital Colony Companies or any of the Digital Colony Funds or senior officers of the Digital Colony Companies that claim or allege (x) any violation of any federal or state securities law, rule or regulation, or (y) any breach of fiduciary duties, in each case that would reasonably be expected to have an adverse effect on the Digital Colony Companies or any of the Digital Colony Funds;
(ix)prompt notice of any other material issues that might arise in the Digital Colony Business from time to time, including any action or proceeding or receiving formal written notice of any investigation commenced against any partner of the Digital Colony Companies or any of their employees, directors, officers or partners or any Managing Director or Successor, and any other litigation with respect to any partner of the Digital Colony Companies or any of its employees, directors, officers or partners or any Managing Director or Successor, in each case that may reasonably be expected to have a material adverse effect on the Digital Colony Companies or any of the Digital Colony Funds;

(x)copies of all materials prepared for the advisory committee of each Digital Colony Fund contemporaneously with the distribution of such materials to the members of such advisory committee;
(xi)copies of any material, legal, operating, compliance, gift, entertainment and other policies and procedures of the Digital Colony Companies, including any material amendments relating thereto;
(xii)information reasonably requested by the Wafra Representative in connection with any Wafra Consent, approval or other action required to be taken by the Wafra Representative or any other Wafra Entity under this Agreement, the 2020 Ancillary Agreements, the 2022 Ancillary Agreements or any other agreement, instrument, contract entered into in connection with the Contemplated Transactions, including information reasonably necessary to confirm compliance with the obligations set forth herein or therein;
(xiii)as reasonably requested by the Wafra Representative, valuation materials regarding the reported net asset value of any of the Digital Colony Funds but only to the extent readily available;
(xiv)to the extent reasonably practicable, position level information regarding any Digital Colony Fund (and underlying portfolio investments), to the extent such position level information is reasonably requested to assist the Wafra Participation Entity or any of its Affiliates in the monitoring and valuation of the Wafra Entities’ interests other than material non-public information (unless it is legally permissible to be so provided) with respect to any securities traded on a national securities exchange;
(xv)calculations provided to any lender in connection with the covenants in, and any reports delivered to any lender in accordance with, any credit agreements or credit facility of the Digital Colony Companies;
(xvi)as reasonably requested by the Wafra Representative, all Fund Documentation for the Digital Colony Funds and side letters pertaining thereto (in each case, including any amendments or changes thereto), except for redacted information to the extent required to comply with applicable confidentiality requirements set forth therein;
(xvii)upon the reasonable request of the Wafra Representative and to the extent reasonably practicable, such additional information regarding the status of the Digital Colony Business and its financial performance, the performance of each of the Company’s and the Digital Colony Company’s investment products, and legal, regulatory and compliance matters; and
(xviii)without limitation of the information and reports described in this Section 5(a) promptly upon request of the Wafra Representative, the Company and its Subsidiaries will provide the Wafra Representative with (i) copies of all materials provided generally to investors in the Digital Colony Funds, including, for example, investment letters and client and risk reports and (ii) any other information reasonably necessary to confirm compliance with the obligations set forth in this Agreement, the 2020 Ancillary Agreements, the 2022 Ancillary Agreements or any other agreement, instrument or contract entered into in connection with the Contemplated Transactions.

(b)Books and Records. So long as the Wafra Participation Entity own Ownership Interests, the Wafra Representative or any representative or agent thereof shall, at the Wafra Representative’s sole expense, have the right:
(i)to inspect, review, copy and audit the books, records and financial information of the Company, any other Digital Colony Company or any Digital Colony Fund, at such reasonable times during normal business hours upon advance written notice to the Digital Colony Representative, subject to reasonable confidentiality agreements the Company or Digital Colony Fund may impose; and
(ii)to hold, upon reasonable advance written notice, a reasonable number of ad hoc meetings with senior management of the Company and any other Digital Colony Company, provided that such meetings are subject to customary public company confidentiality standards and blackout periods and that the exercise of the rights described in each of clause (i) and (ii) shall not unreasonably interfere with the conduct of such entities’ business. The relevant Wafra Entity may also, at its election, be accompanied by representatives of one or more other Wafra Entities during management or performance meetings. The relevant Wafra Entities will have the right to share with any other Wafra Entities and any of the relevant Wafra Entities’ potential qualified Transferees, on a confidential basis, all materials and information provided to it accordance with this Section 5(b) in accordance with Section 7(a)(ii).
(c)Maintenance. The Digital Colony Companies will maintain their books and records on an accrual basis consistent with GAAP and the Digital Colony Companies will adopt the accrual method of tax accounting. The Wafra Representative and its Representatives will have the right to inspect and copy the books and records of the Digital Colony Companies and each Digital Colony Fund (and other documents reasonably related thereto) during normal business hours and shall be provided with all information and access to the extent reasonably necessary for the Wafra Representative and its Representatives to confirm compliance with the obligations contained in this Agreement, the 2020 Ancillary Agreements and the 2022 Ancillary Agreements.
(d)Limitations. Notwithstanding anything to the contrary in this Agreement, (x) the Wafra Entities shall not have the right to (i) receive any material technical information of any Digital Colony Fund or its Portfolio Companies or (ii) manage the day-to-day affairs of any Digital Colony Fund or its Portfolio Companies and (y) nothing in this Section 5 shall require the Company, its Subsidiaries, any Digital Colony Company, any Digital Colony Fund or any Portfolio Company to provide access to, or to disclose any information to the Wafra Representative or any of its representatives or agents or any other Wafra Entity if such access or disclosure: (1) would be in violation of applicable Law; (2) would reasonably be expected to violate or breach any provision of any Contract to which the Company or any of its Subsidiaries, any Digital Colony Company, any Digital Colony Fund or any Portfolio Company is a party; (3) would result in disclosure of personal information that would expose any Digital Colony Company, any Digital Colony Fund or any Portfolio Company to liability; or (4) would reasonably be expected to jeopardize any attorney-client privilege; provided, that in the event the Company or any of its Subsidiaries, any Digital Colony Company, any Digital Colony Fund or any Portfolio Company elects to withhold access or disclosure on the basis of the foregoing clause (y), the Company shall inform the Wafra Representative as to the general nature of what is being withheld and shall use commercially reasonable efforts to make or cause to be made appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including, as appropriate, entering into joint defense or common interest understandings. For the avoidance of doubt, nothing in this Section 5(d) shall limit any Party’s rights to civil discovery pursuant to the applicable rules of any court or arbitral body.
Section 6.Rights and Operating Covenants; Representations and Warranties.
(a)Covenants. The Company and DBOC hereby covenant and agree that neither the Company nor DBOC shall undertake any of the following actions with respect to the Digital Colony Companies:
(i)(x) issuing any Ownership Interests (including any revenue share or any contractual right in the Company or its Subsidiaries) that would rank senior in priority to the Wafra Participation Entity’s rights to receive distributions of Carried Interest or (y) otherwise changing the Company’s or its Subsidiaries’ capital structure in a manner that disproportionately affects the rights, privileges or preferences (including economic interests or contractual rights) of the Wafra Participation Entity’s Ownership Interests as compared to other holders thereof;
(ii)entering into any Related Party Transactions that (a) are not in the ordinary course of business and on arms’ length terms, (b) are above $100,000 individually and $500,000 in the aggregate, annually or (c) involve use of Digital Colony Personnel or assets of the Digital Colony Companies for personal purposes (in each case, other than those transactions with any Digital Colony Personnel that are investment professionals that are compensatory in nature and specifically contemplated by such professional’s employment agreement or other similar agreement for services with the Digital Colony Companies or the DigitalBridge Group as of the Effective Date (for the avoidance of doubt, any such transactions or agreements involving luxury expenses or private air travel at levels above those reflected in the historical financial statements or outside current policies of the Digital Colony Companies will require the Wafra Representative’s consent));
(iii)making, changing or revoking any material tax election or allocation or taking any tax action that could reasonably be expected to have a material and adverse effect on the Wafra Participation Entity, including, for this purpose, where the Wafra Participation Entity is a pass-through entity for tax purposes, any direct or indirect owners of the Wafra Participation Entity that are special purpose vehicles and treated as corporations for U.S. federal income tax purposes;
(iv)amending the Company’s Organizational Documents in a manner that adversely affects the rights, privileges or preferences (including economic interests or contractual rights) of the Wafra Participation Entity in a manner disproportionate to the effect such amendment has on the other holders of rights to Carried Interest in the Company; provided, that any amendment to a substantive provision or agreement that is specific to the Wafra Participation Entity (or that was otherwise specifically negotiated by the Wafra Participation Entity) in its capacity as such shall require the prior written consent of the Wafra Representative;
(v)liquidating or dissolving the Company or its Controlled Affiliates; provided, that the foregoing shall not prohibit any such actions pursuant to any restructuring, reorganization or other similar transaction that does not cause an adverse effect on the Wafra Participation Entity or any of its economic or other contractual rights;
(vi)requesting or taking any action for voluntary bankruptcy relief or any action pursuant to Bankruptcy Laws of any applicable jurisdiction or commencing a voluntary bankruptcy case;
(vii)entering into mergers, consolidations or business combinations of the Company or any other vehicle in which the Wafra Participation Entity, directly or indirectly, owns an equity interest or similar contractual right, in which the Wafra Participation Entity is not offered, directly or indirectly, the same per interest consideration pro rata with the other owners of Ownership Interests taking into account all of the economics and financial opportunities offered to the other owners (excluding industry standard compensation for future services rendered by the other equity holders that are bona fide market compensatory payments); provided, however, that to the extent that any merger, consolidation or business combination is not a transaction in which Wafra receives cash for all of its Ownership Interests, the Wafra Participation Entity’s economic and other contractual rights in respect of the Company, shall not be affected by, and shall continue pro forma in, such merger, consolidation or business combination;
(viii)the Company or any of its Subsidiaries entering into joint venture or partnership agreements unless such joint venture or partnership agreement (1) (x) is with a third party for a bona fide business purpose and involves the provision of digital investment and asset management services and (y) does not dilute the Wafra Participation Entity’s pro rata Ownership Interests or adversely or disproportionately affect the rights, preferences or privileges (including economic interests or contractual rights) of the Wafra Participation Entity’s interests in such joint venture (other than dilution alongside the applicable member of the DigitalBridge Group with respect to the economics to be shared with the joint venture partner in a bona fide joint venture) or (2) is intended to facilitate the allocation of Gross Carried Interest to current or former Digital Colony Personnel or current or former personnel of the DigitalBridge Group; and
(ix)settling any litigation or regulatory action, suit, claim, proceeding or investigation if such settlement imposes any conditions or restrictions on the Wafra Participation Entity (including a settlement that would amend or modify any substantive provision or agreement that is specific to the Wafra Participation Entity in its capacity as such) or (y) (with the Wafra Participation Entity’s consent not to be unreasonably withheld, conditioned or delayed) settling any litigation or regulatory action, suit, claim, proceeding or investigation if such settlement otherwise would disproportionately adversely affect the rights, preferences or privileges (including economic interests or contractual rights) of the Wafra Participation Entity with respect to its Ownership Interests, or (z) taking any action (including settling any litigation) that would create material and adverse regulatory restrictions or tax obligations for the Wafra Participation Entity or any of its Affiliates outside of the Ownership Interests, unless in each case required by applicable Law; for the avoidance of doubt, matters relating to tax audits and other Tax Proceedings shall be governed by Annex A hereto.
Notwithstanding anything contained herein to the contrary, no consent right provided to the Wafra Representative herein shall be deemed to provide the Wafra Representative with any right to “control” the GP, any Digital Colony Fund, any general partner thereof or any present or future Portfolio Companies, as the term “control” may be defined in applicable rules and regulations of the Federal Communications Commission.
(b)Donations. The Company hereby covenants and agrees not to make payments or donations in connection with political activities, campaigns or religious groups except as consistent with past practice in all material respects up to $100,000 in the aggregate per year or in respect of any DigitalBridge Group employee or board matching contributions.
(c)Losses. For the purposes of the surviving indemnification provisions of the Carry Investment Agreement as further described in the Termination Agreement, the Parties hereby acknowledge and agree that “Losses” shall be deemed to include damages arising from diminution in value and consequential damages to the extent reasonably foreseeable.
(d)Covenants. The Company covenants and agrees that it shall, and shall cause its Subsidiaries and the Digital Colony Funds, unless Wafra Consent is obtained, to:
(i)reasonably cooperate with the Wafra Participation Entity in conducting due diligence on the Company and its Subsidiaries in connection with “know your customer” and anti-money laundering compliance;
(ii)include in the Company’s Organizational Documents and other agreements, as applicable, any and all provisions as may be reasonably necessary for it to perform its obligations under, and otherwise comply with, this Agreement;
(iii)maintain all material Permits necessary to carry on its business and comply in all material respects with all applicable Laws in all jurisdictions in which the Company and its Subsidiaries conduct the Digital Colony Business, including the securities laws of the United States, when relevant;
(iv)maintain commercially reasonable operating procedures (including disaster recovery plans);
(v)provide drafts of the Fund Documentation and the Organizational Documents of each the Company and its Subsidiaries (and any amendments to any such Fund Documentation and Organizational Document) with a reasonable opportunity to review in order to confirm that such Fund Documentation and Organizational Documents would not be in violation of the terms and conditions set forth herein or otherwise in the 2020 Ancillary Agreements or 2022 Ancillary Agreements and shall provide final versions of such documents to the Wafra Representative;
(vi)ensure that the assets of each Digital Colony Fund shall not at any time constitute or be treated as constituting (by reason of a contractual agreement with investors or otherwise) “plan assets” subject to Title I of ERISA, Section 4975 of the Code, or any Law substantially similar to Title I of ERISA or Section 4975 of the Code;
(vii)use reasonable best efforts not to engage in any business or other activities that could cause the Company and its Subsidiaries to be in violation of applicable anti-money laundering, economic sanctions, anti-bribery or anti-boycott Laws of the United

Kingdom, the United States or any other jurisdiction in which the Company and its Subsidiaries conduct the Digital Colony Business in any material respect;
(viii)(x) maintain and comply with “know your customer” and money laundering reporting procedures, and procedures designed for detecting and identifying money laundering, and detecting, identifying and reporting suspicions of money laundering to the appropriate regulators, including, where required by applicable Law and (y) prior to accepting a commitment from any investor in any Digital Colony Fund, confirm that such investor is not identified on the OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or any other applicable restricted party list or otherwise subject to sanctions administered by OFAC or any other U.S., U.K. or E.U. Governmental Authority or owned or Controlled by or acting on behalf of any Person listed on the SDN List or any other applicable restricted party list, to the extent prohibited by applicable Law;
(ix)use reasonable best efforts to ensure that none of the Company nor its Subsidiaries shall: (i) use any of the assets of the Company or any of its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or to the making of any direct or indirect unlawful payment to government officials or employees from such assets; (ii) establish or maintain any unlawful fund of monies or other assets; (iii) make any false or fictitious entries in the books or records of any of the Company, its Subsidiaries; or (iv) make any unlawful payment; and
(x)keep in full force and effect the material insurance policies covering the Company and its Subsidiaries (or other insurance policies comparable in amount and scope).
(e)Non-Disparagement. Each Party agrees that, it shall not, and shall use commercially reasonable efforts to ensure that its Affiliates, officers, directors, members and partners do not, knowingly publish, disseminate, or contribute to the publication or dissemination of (as author or “source”) in any book, periodical or other publicly disseminated medium, or in interviews intended for public dissemination, any non-public information regarding any other Party, including information relating to their experiences hereunder. Each Party further agrees that until the later of: (i) the date that is seven (7) years following the Effective Date or (ii) the date the Wafra Entities and their Affiliates collectively cease to own at least five-percent (5%) of the Common Stock, it shall not, and shall use commercially reasonable efforts to ensure that its Affiliates, officers, directors, members and partners do not, (a) make public any false, defamatory or disparaging statements about any other Party or any Affiliate, officer, director, member, partner, shareholder or employee thereof, or (b) engage in any public course of conduct that would reasonably be expected to bring any other Party or any Affiliate, officer, director, member, partner or shareholder thereof, as applicable, into disrepute or disregard; except, in each case, (i) to the extent such Person reasonably believes to be required by applicable Law or (ii) to the extent related to any litigation or similar proceeding between such Party and any such other Person or in order to exercise or enforce any rights under this Agreement, the Ancillary Agreements and the Organizational Documents of the Company or any of its Subsidiaries. Nothing in this Section 6(e) shall prevent any Person from reporting or providing information to a Governmental Authority.
(f)Key Person Insurance. The Company and its Subsidiaries will reasonably cooperate with the Wafra Participation Entity to acquire, at the Wafra Participation Entity’s sole expense, with the Wafra Participation Entity as named beneficiary, key person insurance over such individuals as the Wafra Representative may reasonably request from time to time following the Effective Date.
(g)Representations and Warranties of the DigitalBridge Parties. Each of the DigitalBridge Parties represents and warrants to the Wafra Participation Entity, as of the Effective Date, and with respect to any other Person that becomes party hereto as a DigitalBridge Party by execution and delivery of a joinder to this Agreement, as of the date of any such joinder, represents and warrants to the Wafra Participation Entity, severally and not jointly, as follows:
(i)it has the requisite power and authority to enter into and perform its obligations under this Agreement;
(ii)the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by it (including the issuance of the Interest on or after the Effective Date) do not and will not (i) violate its Organizational Documents, (ii) violate any applicable Law or (iii) violate, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation under (in each case, with or without notice or lapse of time or both), any Contract to which it is a party or by which any of its properties or assets are bound that is material to such Person;
(iii)there is no outstanding enforcement or supervisory action by any Governmental Authority because any of its procedures were considered to be inadequate by such Governmental Authority, and no such enforcement or supervisory action is, to its actual knowledge, pending or threatened, except for any such action that is not, individually or in the aggregate, material to such Person; and
(iv)no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any such DigitalBridge Party (other than arrangements where a DigitalBridge Party or its Affiliates would be solely responsible for such payments).
(h)Representations and Warranties of the Wafra Participation Entity. The Wafra Participation Entity represents and warrants to the DigitalBridge Parties, as of the Effective Date, and each Person that becomes a Wafra Participation Entity following the Effective Date by executing a joinder to this Agreement represents and warrants to each DigitalBridge Party that on the date of such joinder, as follows:
(i)it has the requisite power and authority to enter into and perform its obligations under this Agreement;
(ii)its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by it do not (i) violate its Organizational Documents, (ii) violate any applicable Law or (iii) violate, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation under (in each case, with or without notice or lapse of time or both), any Contract to which it is a party or by which any of its properties or assets are bound that is material to such Person;

(iii)there is no outstanding enforcement or supervisory action by any Governmental Authority because any of its procedures were considered to be inadequate by such Governmental Authority, and no such enforcement or supervisory action is, to its actual knowledge, pending or threatened, except for any such action that is not, individually or in the aggregate, material to such Wafra Participation Entity;
(iv)after giving effect to any applicable look-through provisions required under the U.S. federal securities Law, it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act; and
(v)no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Wafra Participation Entity.
Section 7.Transfers; Assignment.
(a)Transfers by the Wafra Participation Entity.
(i)Transfers by Wafra Participation Entity. The Wafra Participation Entity (or other applicable Wafra Entity) shall not Transfer all or any portion of its Ownership Interests, or Identified Sponsor Commitments without Digital Colony Consent (not to be unreasonably withheld, conditioned or delayed); provided, that the Wafra Participation Entity (or other applicable Wafra Entity) may effect the following Transfers of all or any portion of the Ownership Interests, or Identified Sponsor Commitments without Digital Colony Consent: (i) subject to the relevant Wafra Entity’s compliance with the terms set forth in Section 7(c), Transfers made on or following July 17, 2025; (ii) Transfers to any Wafra Entity; (iii) Transfers in connection with a Wafra IPO of a broader portfolio of asset managers held by any Wafra Entity where the Ownership Interests owned by any Wafra Entity in such Wafra IPO comprise no more than 24.9% of such portfolio (as determined on a fair market value basis); (iv) Transfers in connection with an internal reorganization or similar transaction affecting any Wafra Entity; (v) Transfers made in connection with an in-kind distribution by a Wafra Entity to any direct or indirect partners, members or other equity holders thereof; (vi) Transfers in connection with any pledge, lien or other transfer related to a customary debt financing or any equity, preferred or structured equity financing of any Wafra Entity; (vii) Transfers as part of a Portfolio Sale; (viii) Transfers from and after the date of any DigitalBridge Change of Control or DigitalBridge Bankruptcy; and (ix) a Transfer to a single Transferee and one or more of its Affiliates of an Ownership Interest representing up to 5.0% in the aggregate of the Ownership Interests as of the Effective Date. Notwithstanding anything to the contrary in this Agreement, Digital Colony Consent shall be required in the event that such direct or indirect Transferee (or its Affiliates) is an Unapproved Third Party. In the case of clauses (iii), (vi) and (vii) of this Section 7(a)(i), the Wafra Participation Entity shall remain the direct party to this Agreement and the applicable Ancillary Agreements. In the case of clauses (i), (ii), (iv), (v), (viii) and (ix), (A) such Transferee will be subject to the same terms, conditions and contractual undertakings with respect to Wafra Participation Entity, and (B) if any such Transfer is a Transfer of less than all of the Wafra Participation Entity’s Ownership Interests, the rights of the Wafra Representative will be exercised by a single Person (and no more than two Transferees of the Wafra Participation Entity shall be entitled to exercise such rights indirectly at any one time). Notwithstanding anything to the contrary herein, upon the occurrence of an event or occurrence described in clauses (c) or (d) of the definition of Triggering Event (as defined in the Agreement of Purchase and Sale), the Wafra Participation Entity’s (and any other Wafra Entity’s) Ownership Interests, Identified Sponsor Commitments and the Specified Investment shall become freely transferable. For the avoidance of doubt, no transfer of Common Stock by any of the Seller, Wafra Participation Entity or any of their respective Affiliates shall constitute a “Transfer” for purposes of this Section 7 and no restrictions set forth in this Section 7 shall apply to such transfers.
(ii)Cooperation with Transfers. In connection with the Transfers pursuant to clauses (i), (iii), (vi), (vii), (viii) and (ix) of Section 7(a)(i), the Company, each applicable Subsidiary of the Company and DBOC shall cooperate as reasonably necessary, execute and deliver such agreements and instruments, provide such reasonable support and assistance by providing Confidential Information to any potential Transferee as would customarily be made available to a potential buyer in a sale of a minority position (i.e., consistent with the level and type of information provided to the Wafra Entities in connection with the Contemplated Transactions) or to an underwriter in a Wafra IPO, including documents and reasonable opportunities to ask questions of key executives as customarily provided in connection with a “due diligence” investigation as a Wafra Participation Entity may reasonably request in connection with any Transfer (or potential Transfer) of its right to any of its Ownership Interest or in connection with a Wafra IPO (or potential Wafra IPO); provided, that if requested by the Company, any of its Subsidiaries or DBOC, any such potential Transferee shall execute a customary confidentiality agreement in a form and substance reasonably satisfactory to the Digital Colony Representative. The Company shall make customary knowledge qualified representations and warranties to the Wafra Participation Entity (without any indemnification obligations in respect thereof) to allow the Wafra Participation Entity to make representations and warranties related to the Company or any of its Subsidiaries in connection with any such Transfers. Notwithstanding any other provision of this Agreement or the Ancillary Agreements to the contrary, the Wafra Entities shall be free to consummate a Wafra IPO in accordance with Section 7(a)(i) at any time; provided, that any disclosure in connection with such Wafra IPO shall not (a) specifically or separately identify or present any financial information regarding the Digital Colony Companies, the Digital Colony Funds or any Portfolio Companies or any stakeholders of any of the foregoing in any public filings relating to such Wafra IPO unless presented on an aggregate basis with all other companies in which the Digital Colony Companies, the Digital Colony Funds or any Portfolio Companies invest such that the identity of such Persons, as applicable, could not be reasonably deduced therefrom or (b) require the filing of any Ancillary Agreement not already publicly disclosed (clauses (a) and (b), the “Non-Aggregated Information”). Following such Wafra IPO, the Non-Aggregated Information shall not be disclosed unless required by applicable Law or with the prior written consent of the Digital Colony Representative. In connection with any such Wafra IPO, the Company shall cause each of the Digital Colony Companies to provide reasonable cooperation, support, assistance and information (to the extent reasonably available, the disclosure of which would not violate any Law or any agreement to which any DigitalColony Company, any Digital Colony Fund or any of their Affiliates is subject, or if any other action required or requested by a regulatory authority would not reasonably be expected to have an adverse effect in any material respect on DigitalBridge Group, the Company and its Subsidiaries or any of their respective Affiliates) to the applicable Wafra Entities, at such Wafra Entities’ expense for any reasonable out-of-pocket expense, to the extent that such Wafra Entities’ counsel advises is required in connection with such Wafra IPO. The Wafra Representative shall consult with the Company and its Subsidiaries in good faith regarding, and provide the Company and its Subsidiaries a reasonable opportunity to review and comment upon, the form of any disclosure regarding the Digital Colony Companies, the Digital Colony Funds, the Portfolio Companies or any stakeholders thereof in connection with or following an Wafra IPO. The obligations of the Company, its Subsidiaries and DBOC pursuant to this Section 7(a)(ii) shall not require the Digital Colony Companies to agree to a restructuring, any regulatory remedies or any other action required or requested by a Governmental Authority that would reasonably be expected to have an adverse effect in any material respect on the Digital Colony Companies or the DigitalBridge Group in connection with regulatory approvals related to any such Transfer.

(b)Conditions to Transfers. It shall be a condition of the Transfer of any Ownership Interests (i) to any Person, that such Transfer shall not be effected if such Transfer would violate applicable Law or would cause the Company to become a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, and (ii) to any Person who is not a party to this Agreement, that such Person sign a joinder to this Agreement binding such Person to the provisions of this Agreement.
(c)Right of First Offer. In the event that any Wafra Participation Entity (the “Offering Wafra Participation Entity”) proposes to Transfer all or any portion of the Ownership Interests owned by it to any third party purchaser pursuant to Section 7(a)(i) the Offering Wafra Participation Entity shall first make an offering of such Ownership Interests to DBOC (together with any Controlled Affiliates of DBOC that DBOC designates to exercise its rights under this Section 7(c) (the “Offered Party”)) in accordance with the following:
(i)The Offering Wafra Participation Entity shall give notice (the “Offer Notice”) to the Offered Party, stating (i) its bona fide intention to offer such Ownership Interests, (ii) a description and the number of such Ownership Interests to be offered (the “Offered Interests”), and (iii) the price and any material terms and conditions upon which it proposes to offer such Offered Interests, including a list of proposed Transferees, it being agreed that for so long as the Offering Wafra Participation Entity may sell the Offered Interests to a Transferee without again complying with the right of first offer set forth herein, the Digital Colony Companies will be prohibited from issuing or selling Ownership Interests to any proposed Transferees notified to DBOC.
(ii)By written notification (the “Acceptance Notice”) to the Offering Wafra Participation Entity, within thirty (30) days after the Offer Notice is received, the Offered Party may elect to purchase, at the price and on the terms specified in the Offer Notice, all of the Offered Interests proposed to be Transferred by the Offering Wafra Participation Entity. If the Offered Party does not deliver an Acceptance Notice within thirty (30) days after the Offer Notice is received, the Offered Party shall be deemed to have waived its right to participate in the right of first offer described in this Section 7(c) and the Offering Wafra Participation Entity may Transfer the Offered Interests in accordance with the terms of Section 7(c)(iii). Upon the timely delivery of an Acceptance Notice by the Offered Party pursuant to this Section 7(c)(ii), the Offering Wafra Participation Entity and the Offered Party shall be legally obligated to consummate the sale contemplated thereby within thirty (30) days of the date of the Acceptance Notice (as it may be extended by up to an additional one hundred twenty (120) days as necessary for the expiration of regulatory waiting periods and to obtain regulatory approvals); provided, further, that the Offering Wafra Participation Entity shall only be required to give customary representations and warranties with respect to such Wafra Participation Entity’s due organization, authority to enter into applicable Transfer documentation, non-contravention of applicable Laws and material agreements or required approvals of any Governmental Authority (in respect of which a Wafra Entity is a party), and free and clear title of the relevant Ownership Interests.

(iii)If the Offered Interests referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 7(c)(ii), the Offering Wafra Participation Entity may, during the one hundred twenty (120) day period following the expiration of such thirty (30) day period provided in Section 7(c)(ii), offer and sell such Offered Interests to any third party at a price not less than 100% of, and upon other terms not materially more favorable to the offeree taken as a whole than, those specified in the Offer Notice. If the Offering Wafra Participation Entity does not consummate the sale of the Offered Interests within such period (as it may be extended by up to an additional one hundred twenty (120) days as necessary for the expiration of regulatory waiting periods and to obtain regulatory approvals), the right of first offer provided hereunder shall be deemed to be revived and such Offered Interests shall not be offered unless first reoffered to the Offered Parties in accordance with this Section 7(c). Notwithstanding the foregoing, at least fourteen (14) days (the “Sale Notice Period”) prior to the desired consummation date of a proposed Transfer pursuant to this Section 7(c)(iii), the Wafra Representative shall deliver a notice to DBOC which shall, to the extent not included in or accompanying the Offer Notice relating to such proposed Transfer (i) identify the cash purchase price at which the proposed Transfer is proposed to be made, (ii) identify the prospective Transferee, (iii) identify the proposed signing date and the proposed closing date of such prospective Transfer, (iv) be accompanied by the substantially final proposed purchase agreement and forms of all other agreements (to the extent available) to be entered into by the Offering Wafra Participation Entity in connection with such Transfer and (v) identify all other material terms and conditions of such Transfer (including with respect to the timing of the payment of the purchase price) (any notice delivered pursuant to this Section 7(c)(iii) (a “Sale Notice”)). If the prospective Transferee is an Unapproved Third Party, the Offering Wafra Participation Entity shall not consummate such proposed Transfer without Digital Colony Consent.
(d)Transfers by the Company. The Company may not Transfer, directly or indirectly, its rights or obligations under this Agreement without the prior written consent of the Wafra Participation Entity; provided, that, (i) in connection with any reorganization of DigitalBridge and its Affiliates or other transaction whereby one or more of such entities would succeed to all or part of the Company’s entitlement to Carried Interest, the Company may Transfer its rights and obligations under this Agreement to such entities, and (ii) the Company may Transfer its rights or obligations under this Agreement to an entity that acquires all or substantially all of the business or assets of the Company, whether by merger, reorganization, acquisition, sale or otherwise.
Section 8.Tag-Along Rights.
(a)Tag-Along Sale. In the event of a Transfer (other than a Permitted Transfer or a Drag-Along Sale) of Ownership Interests (the “Tag-Along Interests”) by any member of the DigitalBridge Group, or by any other holders of Ownership Interests other than Wafra Entities, together with their Affiliates and/or Related Persons (to the extent such holders of Ownership Interests, Affiliates and/or Related Persons collectively own 10% or more of the total Ownership Interests outstanding, in the aggregate, at the time of such first Transfer (but without giving effect to such Transfer)) (a “Tag-Along Seller”) to a Third-Party Purchaser (a “Purchaser”), then each Tag-Along Seller shall be required to, and DBOC shall cause (or, with respect to each Tag-Along Seller that is not a Controlled Affiliate of DBOC, take all actions within its control to cause) each Tag-Along Seller to, provide the Wafra Participation Entity and the Wafra Representative with at least thirty (30) days’ prior written notice of such Transfer (the “Tag-Along Notice”), which notice shall identify the Purchaser, the percentage of the Ownership Interests proposed to be Transferred by the Tag-Along Seller (including the corresponding percentages of Carried Interest in respect of the Digital Colony Funds proposed to be Transferred as a result of the proposed Transfer of Ownership Interests), the applicable percentage of the then-issued Ownership Interests (including the corresponding percentages of Carried Interest in respect of the Digital Colony Funds proposed to be Transferred as a result of the proposed Transfer of Ownership Interests) of the Company or applicable Subsidiary that such proposed Transfer represents, a statement as to whether the Company and DBOC would otherwise be required to issue a Drag-Along Notice under Section 9, the purchase price therefor (including the allocation of such purchase price to the Carried Interest in respect of the Digital Colony Funds included as a result of the proposed Transfer of such Ownership Interests), and a summary of the other material terms and conditions of the proposed Transfer. To the extent not previously provided, each Tag-Along Seller shall provide the Wafra Representative, on behalf of the Wafra Participation Entity, with all material information made available to the Purchaser in connection with the proposed Transfer and any other information reasonably requested by the Wafra Representative to the extent available. Within thirty (30) days following receipt of such Tag-Along Notice, the Wafra Participation Entity that hold Ownership Interests may elect, by providing a written offer to the Tag-Along Sellers and the Purchaser, to Transfer to the Purchaser the Ownership Interests specified therein, up to that percentage of the Ownership Interests of such Wafra Participation Entity (the “Tagging Interest”) equal to the percentage of the Ownership Interests of the Company or its applicable Subsidiaries (including the corresponding percentages of Carried Interest with respect to the Digital Colony Funds to be Transferred as a result of the proposed Transfer of Ownership Interests) held by the Tag-Along Sellers that is proposed to be Transferred by the Tag-Along Sellers, subject to Section 10 and Section 11, at the same price per Ownership Interest and otherwise on the same terms as those being offered to the Tag-Along Seller (any such Transfer, a “Tag-Along Sale”). Subject to Section 10, such Wafra Participation Entity(s) shall execute all appropriate documents reasonably necessary to Transfer ownership of such Tagging Interest to the Purchaser. Failure by a Wafra Participation Entity to respond in writing within such thirty (30)-day period shall be deemed to be a waiver of its tag-along rights under this Section 8(a) with respect to such Transfer but only to the extent the Tag-Along Seller is not again required to comply with this Section 8(a) in connection with a Transfer. If the Wafra Participation Entity waive their tag-along rights under this Section 10(a), the Tag-Along Sellers shall have the right to consummate such Transfer free of such rights; provided, that (x) such Transfer is fully closed and consummated within one hundred twenty (120) days following the expiration of such thirty (30)-day period (as it may be extended by up to an additional one hundred twenty (120) days as necessary for the expiration of regulatory waiting periods and to obtain regulatory approvals), and (y) the terms of the actual Transfer are no more favorable as to price, and no more materially favorable as to the other terms taken as a whole to the Tag-Along Sellers, than those set forth in the Tag-Along Notice. Notwithstanding the foregoing, if a Wafra Participation Entity elects to Transfer its Tagging Interest as provided herein, the proposed Transfer of Tag-Along Interests by the Tag-Along Seller to the Purchaser shall not be permitted hereunder and any such purported Transfer shall not be valid (and thus shall not have any force or effect) unless the Purchaser accepts and purchases all of the Tagging Interests tendered by the Wafra Participation Entity(s) in connection with such proposed Transfer; provided, that, in the event that the Purchaser elects to acquire less than the full amount of both the Tag-Along Interests and the Tagging Interests, the amount of Tag-Along Interests and Tagging Interests being sold to such Purchaser shall be cut back such that the Tag-Along Seller shall be permitted to sell an amount of Tag-Along Interests that represents the same percentage of the Tag-Along Seller’s total Ownership Interests (including the corresponding percentages of Carried Interest with respect to the Digital Colony Funds to be Transferred as a result of the proposed Transfer of such Ownership Interests) in the Company or its applicable Subsidiaries as the amount of the Tagging Interest that the Wafra Participation Entity are selling to the Purchaser. Notwithstanding anything contained herein to the contrary, there shall be no liability on the part of DigitalBridge or any of its Affiliates to any Wafra Participation Entity if a proposed Transfer of Ownership Interests pursuant to this Section 8(a) is not consummated for any reason, except as otherwise set forth in the definitive documentation related thereto.

(b)Expenses. For the avoidance of doubt, the Wafra Participation Entity(s) and the Tag-Along Sellers shall each pay their respective pro rata share (based on aggregate proceeds to be received in connection with such Transfer by the applicable Wafra Participation Entity(s) and the Tag-Along Seller(s)) of the aggregate expenses incurred by all of the applicable Wafra Entities and Tag-Along Seller(s) in connection with any proposed sale or Transfer of the nature referred to in this Section 8.
Section 9.Drag-Along Rights.
(a)Drag-Along Sale. If the Persons holding Ownership Interests in the Company representing (i) 50% or more of the voting power of all such outstanding Ownership Interests, in the aggregate, and (ii) the entitlement to receive 50% or more of all distributions, including distributions of Carried Interest, individually or in the aggregate (the “Drag-Along Sellers”) desire to Transfer to any Purchaser, Ownership Interests in the Company representing (1) 50% or more of the voting power of all such outstanding Ownership Interests, in the aggregate, and (2) the entitlement to receive 50% or more of all distributions, including distributions of Carried Interest, whether in one transaction or a series of related transactions (any such transaction or series of related transactions, a “Drag-Along Sale”), then the Company and DBOC shall or shall cause the Drag-Along Sellers to give thirty (30) days’ prior written notice to the Wafra Representative of the Drag-Along Sale (a “Drag-Along Notice”) which notice shall identify the Purchaser, the percentage of its Ownership Interests proposed to be Transferred in the Drag-Along Sale, the applicable percentage of the then-issued Ownership Interests (including the corresponding percentages of Carried Interest with respect to the Digital Colony Funds to be Transferred as a result of the proposed Transfer of such Ownership Interests) that such proposed Transfer represents and a summary of the other material terms and conditions of the proposed Drag-Along Sale. To the extent not previously provided, each Drag-Along Seller shall make available to the Wafra Participation Entity all material information made available to the Purchaser in connection with the Drag-Along Sale and any other information reasonably requested by the Wafra Representative to the extent available, and (subject to the Wafra Participation Entity’s rights under Section 10 and Section 11) require the Wafra Participation Entity(s) holding Ownership Interests to sell to the Purchaser at the same price per Ownership Interest and otherwise on the same terms and conditions as those being offered to the Drag-Along Sellers (except as set forth in Section 10 and Section 11) that percentage of their Ownership Interests (including the corresponding percentages of Carried Interest with respect to the Digital Colony Funds to be Transferred as a result of the proposed Transfer of such Ownership Interests) (the “Wafra Dragged Interests”) as is equal to the percentage of the then issued Ownership Interests proposed to be sold by the Drag-Along Sellers.

(b)Wafra Dragged Interests. Following receipt of a Drag-Along Notice, the Wafra Participation Entity(s) holding Ownership Interests shall be obligated to sell to the Purchaser the Wafra Dragged Interests at the same time as the Drag-Along Sellers to the Purchaser. Notwithstanding any provision to the contrary in this Agreement, the Wafra Participation Entity(s) shall only be required to Transfer the Wafra Dragged Interests in the event that the Purchaser accepts and purchases all of the Wafra Dragged Interests required by the terms of this Agreement to be acquired by the Purchaser in connection with such Drag-Along Sale.
Section 10.Other Tag and Drag Provisions.
(a)Additional Conditions to Tag-Along Sales and Drag-Along Sales. In connection with any Tag-Along Sale or Drag-Along Sale, the Wafra Participation Entity(s) shall execute all appropriate documents reasonably necessary to Transfer ownership of the Tagging Interest or Wafra Dragged Interest, as the case may be; provided, that such Wafra Participation Entity(s) (a) shall only be required to give customary representations and warranties with respect to such Wafra Participation Entity’s due organization, authority to enter into applicable Transfer documentation, non-contravention of applicable Laws and material agreements, or required approvals of any Governmental Authority (in respect of which a Wafra Entity is a party), and free and clear title of the relevant Ownership Interests, (b) shall not be required to provide any indemnification with respect to any representations, warranties, covenants or agreements made by any other Person, including any DigitalBridge Party (for the avoidance of doubt, subject to subclause (a), such Wafra Participation Entity(s) may be required to provide indemnification in respect of its own representations, warranties, covenants or agreements), (c) shall not be required to bear more than its pro rata portion (based on proceeds received by such Wafra Participation Entity(s) as compared to the aggregate proceeds in connection with the Transfer) of any indemnification obligation with respect to the representations, warranties and covenants of the other owners of the Ownership Interests (which shall not in any event exceed the net proceeds received by such Wafra Participation Entity(s) in consideration for the Transfer of such Tagging Interest or Wafra Dragged Interest, as the case may be), and (d) except for confidentiality restrictions consistent with those set forth in this Agreement, shall not be required to agree to any non-compete or other similar restrictive covenants. In addition, each Wafra Participation Entity and each DigitalBridge Party shall cooperate in good faith to effect such Tag-Along Sale or Drag-Along Sale in such a manner so as to minimize any adverse legal, regulatory or tax consequences to such Wafra Participation Entity and the Company and its Subsidiaries and to minimize the Parties’ obligations to obtain any consents from a third party or Governmental Authority. For the avoidance of doubt, as of the Effective Date, the Wafra Participation Entity has an Ownership Interest that entitles it to an amount equal to the portion of Applicable Carried Interest attributable to the Retained Interests, as set forth on Schedule A.
(b)Consideration.
(i)Valuation. In connection with any Tag-Along Sale or Drag-Along Sale, in evaluating whether the relevant Ownership Interests are being sold at the same price per Ownership Interest and on the same terms and subject to the same conditions that are applicable to the Tag-Along Sale or Drag-Along Sale proposed by the Tag-Along Sellers or Drag-Along Sellers, as applicable, pursuant to Section 8 or Section 9, the Digital Colony Representative, as applicable, and the Wafra Representative, will work together in good faith to agree on the valuation for the Ownership Interests being sold by the Wafra Participation Entity, based on the value ascribed by the Purchaser to the Ownership Interests (including the allocation of such purchase price to the Carried Interest in respect of the Digital Colony Funds included as a result of the proposed Transfer of such Ownership Interests) being Transferred and taking into account all of the economics offered to the Tag-Along Sellers and Drag-Along Sellers, as applicable, and each of their respective Affiliates (other than industry standard compensation for future services rendered that are bona fide market compensatory payments), but without regard to time constraint or any contractual restriction, minority, lack of liquidity or marketability, or similar discount; provided, that for purposes of this Section 10(c)(i), any securities to be received as consideration in connection with a Tag-Along Sale or a Drag-Along Sale (to the extent permitted hereunder) shall be valued at the fair market value thereof on a post-transaction basis (and not at the value of the Ownership Interests that, absent this Section 10(c)(i), would otherwise be exchanged therefor) which fair market value shall not give effect, for purposes hereof, to any discounts as to lack of liquidity, marketability or minority interest or similar discount.
(ii)Independent Appraiser. Absent agreement by the relevant parties with respect to the valuation of the Ownership Interests held by the Wafra Participation Entity, any applicable Tag-Along Sellers or Drag-Along Sellers, as the case may be, and the Digital Colony Representative and the Wafra Representative shall jointly select an Independent Appraiser to determine the value of the Ownership Interests, who will be instructed to take into account the value of any offer made by an independent third party in making its determination; provided, that the Independent Appraiser shall not be permitted or authorized to determine a valuation of the Ownership Interests that is outside of the range of the valuation of the Ownership Interests proposed by the Wafra Representative, on the one hand, and the Tag-Along Sellers or the Drag-Along Sellers, as the case may be, on the other hand. The Independent Appraiser shall be instructed, as soon as reasonably practicable but within thirty (30) days of the date of the engagement of the Independent Appraiser, to complete its valuation of the Ownership Interests proposed to be Transferred in connection with such transaction, giving due regard to the transaction with the applicable Purchaser, the different series, classes or types of Ownership Interests (taking in account the factors described in Section 10(c)(i)) and other assets included in the transaction, and other relevant market factors. The determination of the Independent Appraiser shall be final, binding and conclusive on all parties hereto for all purposes of this Agreement. In connection with the Independent Appraiser’s determination of the value of such Ownership Interests, the Independent Appraiser shall have reasonable access to the DigitalBridge Companies’ management team and the books, records and other information reasonably requested by such the Independent Appraiser. The fees and expenses of the Independent Appraiser shall be borne by the Wafra Representative, on the one hand, and by the Tag-Along Sellers or the Drag-Along Sellers, as the case may be, on the other hand, in inverse proportion as they may prevail on the matters resolved by the Independent Appraiser based on the valuation of the Ownership Interests submitted by each of the Wafra Representative and the Tag-Along Sellers or the Drag-Along Sellers, as the case may be, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amount of the valuation in dispute and shall be determined by the Independent Appraiser at the time its determination is rendered on the merits of the matters submitted.
(iii)In connection with any Drag-Along Sale, (i) the relevant Wafra Participation Entity(s) will receive per Ownership Interest consideration pro rata with the other owners of Ownership Interests (including, directly or indirectly, any member of the DigitalBridge Group) and taking into account any differences in value as set forth in this Section 10(c), (ii) in such Drag-Along Sale, the relevant Wafra Participation Entity(s) shall be entitled to receive 100% cash consideration.

(iv)For the avoidance of doubt, the Wafra Participation Entity(s) and the Tag-Along Sellers or Drag-Along Sellers, as applicable, shall each pay their respective pro rata share (based on aggregate proceeds to be received in connection with such Transfer by the applicable Wafra Participation Entity(s) and the Tag-Along Seller(s) or the Drag-Along Seller(s) as applicable) of the aggregate expenses incurred by all of the applicable Wafra Participation Entity(s) and the Tag-Along Seller(s) or the Drag-Along Seller(s), as applicable, in connection with any proposed sale or Transfer of the nature referred to in Section 8, Section 9 and Section 10(a).
Section 11.SPE Investor. In the event of a Tag-Along Sale, a Drag-Along Sale or a Transfer pursuant to Section 10(a), in each case in which one or more of the Wafra Participation Entity(s) are Transferring all of their Ownership Interests in the Company, the Company, its Subsidiaries and DBOC shall reasonably cooperate with the Wafra Representative to structure such Transfer with respect to each such Wafra Participation Entity that is, or that has any direct or indirect owner that is, in each case, a special purpose vehicle (each, an “SPE Investor”) to include each such SPE Investor in such Tag-Along Sale, Drag-Along Sale or Transfer, on the terms of such Tag-Along Sale, Drag-Along Sale or Transfer, or the consummation of such Tag-Along Sale or Drag-Along Sale, it being understood and agreed that any costs associated with such inclusion (including reduced transaction value due to the inclusion of such special purpose vehicles) shall be borne solely by such Wafra Participation Entity.
Section 12.Anti-Dilution. In no event shall any Wafra Entity’s Ownership Interests, directly or indirectly, be diluted without Wafra Consent.
Section 13.New DigitalBridge Party. Subject to the restrictions on Transfers provided herein, to the extent of any assignment or Transfer by a DigitalBridge Party or DBOC to another Person, then DBOC shall cause such Person to execute and deliver to the Parties a joinder to this Agreement, and upon such execution to become a party to, and be bound by, the terms of this Agreement as “DBOC”, a “DigitalBridge Party” or “DigitalBridge” hereunder, as applicable.
Section 14.Confidentiality. The Parties agree that this Agreement and its contents, and any information provided or accessed hereunder are Confidential Information pursuant to the DBMH Investor Rights Agreement.
Section 15.Indemnification.
(a)Indemnification by the Digital Colony Funds. DBOC shall take all commercially reasonable actions within its control to cause the general partner (or comparable Person) of each Future Co-Investment Vehicle to enter into Organizational Documents for each future Digital Colony Fund that contain indemnification provisions substantially similar, to those set forth in the Organizational Documents of Fund I as of the date of this Agreement, as such terms may be reasonably modified, based on the advice of external counsel, for any Digital Colony Fund organized under the laws of a jurisdiction other than the State of Delaware (the “Indemnification Arrangement”). In the event the Company believes, due to legal, commercial, regulatory or other reasons, that the general partner (or comparable Person) of a future Digital Colony Fund will not be able to implement the Indemnification Arrangement, the Company will consult in good faith with the Wafra Representative; provided, that in all cases, the Wafra Entities and Wafra Indemnified Parties shall have the same rights to indemnification as the comparable members of the DigitalBridge Group. Such indemnification provisions shall provide rights to contractual rights holders and their personnel and equityholders to account for the nature of the Ownership Interests.
(b)Indemnification by the Company. Subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals (a “Proceeding”), in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) on behalf of the Company or its Subsidiaries or at the direction of the Company or its Subsidiaries. Notwithstanding the foregoing, an Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, gross negligence or willful misconduct. Any indemnification pursuant to this Section 15 shall be made only out of the assets of the Company, it being agreed that the owners of Ownership Interests shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification. Any right to indemnification conferred in this Section 15 shall include a right to be paid or reimbursed promptly by the Company for any and all reasonable and documented out-of-pocket expenses as they are incurred by a Indemnitee entitled or authorized to be indemnified under this Section 15 who was, is or is threatened, to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to such Indemnitee’s ultimate entitlement to indemnification; provided, that the payment of such expenses incurred by any such Indemnitee in advance of final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Indemnitee of its good faith belief that he has met the requirements necessary for indemnification under this Section 15 and a written undertaking by or on behalf of such Indemnitee to promptly repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Section 15 or otherwise.
(c)Other Rights. The indemnification provided by this Section 15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the owners of Ownership Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)Insurance. The Company may purchase and maintain insurance, on behalf of the Company, its Affiliates, the Indemnitees and such other Persons as the Company shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s or any of its Affiliate’s activities or such Person’s activities on behalf of the Company or any of its Affiliates, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)Benefit. The provisions of this Section 15 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(f)Amendment. Any amendment, modification or repeal of this Section 15 or any provision hereof shall be prospective only and shall not in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(g)APPLICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SUBJECT TO SECTION 15(a), THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 15 ARE INTENDED BY THE OWNERS OF OWNERSHIP INTERESTS TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.
Section 16.Term. This Agreement shall remain in full force and effect unless and until terminated by the mutual written consent of each of the Parties hereto.
Section 17.Miscellaneous.
(a)Severability. The invalidity, illegality or unenforceability of any of the provisions of this Agreement shall not affect the validity, legality and enforceability of the remaining provisions of this Agreement. In addition to the foregoing, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction.
(b)Governing Law. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CONFLICT OF LAW RULES AND PRINCIPLES).
(c)Dispute Resolution. Without limiting the rights of any Party under paragraph (d) below, each of the Parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.
(d)Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in addition to any other remedies, each Party shall be entitled to seek to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each Party further agrees that such Party shall oppose the granting of an injunction or specific performance as provided herein on the basis that any other Party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.
(e)Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date delivered, if delivered by facsimile or email (provided, that notice is also sent by one of the methods described in clauses (a), (c) or (d), (c) five (5) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested)) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 17(e) (Notices)):
If to the Wafra Participation Entity:
c/o Wafra, Inc.
345 Park Avenue, 41st Floor
New York, NY 10154-0101
Attn:    Adel Alderbas
Fergus Healy
E-mail: a.alderbas@wafra.com
f.healy@wafra.com
altlegalnotices@wafra.com
With copies to (which shall not constitute notice):
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Andrew Colosimo; Shant Manoukian
Fax: (212) 859-4000
Email: andrew.colosimo@friedfrank.com;
shant.manoukian@friedfrank.com

If to DBOC, the GP or the Company:
c/o DigitalBridge Group, Inc.
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
Attn: Director, Legal Department
Email: legal@digitalbridge.com
With copies to (which shall not constitute notice):
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Attention: Alison S. Ressler
Fax: (310) 712-8800
Email: resslera@sullcrom.com
Any Digital Colony Consent may be obtained by any Wafra Entity hereunder from the Digital Colony Representative on behalf of all DigitalBridge Parties or by any other DigitalBridge Party on behalf of all DigitalBridge Parties which such DigitalBridge Party Controls.
(f)Amendments; Waiver. Any amendment, waiver or variation of this Agreement shall not be binding on the Parties unless it is agreed in writing and signed by the Wafra Representative (on behalf of the Wafra Participation Entity) and the Digital Colony Representative (on behalf of the DigitalBridge Parties). The failure by any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other subsequent breach or non-compliance. The observance of any provision of this Agreement may be waived in writing by the Party that will lose the benefit of such provision as a result of such waiver.
(g)Third Party Beneficiaries. No Person other than the Parties shall be entitled to any benefits under the Agreement, except as otherwise expressly provided herein; provided, that notwithstanding anything to the contrary in this Agreement, the parties specifically acknowledge and agree that the Indemnitees shall be third party beneficiaries of the provisions of Section 15, and shall be entitled to rely upon and enforce the terms of such provisions of Section 15.
(h)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of such counterparts shall together constitute one and the same document. Any signature required for the execution of this Agreement may be in the form of either an original signature or a facsimile or other electronic transmission bearing the signature of any Party to this Agreement. No objection shall be raised as to the authenticity of any signature due solely to the fact that said signature was transmitted via facsimile or other electronic transmission.

(i)Entire Agreement; Amendments; Further Assurances. This Agreement, together with the Exhibits and Schedules hereto, the 2020 Ancillary Agreements, the 2022 Ancillary Agreements and other written agreements executed in connection herewith or therewith, supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof, and constitutes the complete agreement and understanding among the Parties unless modified in a writing signed by all of the Parties. If any of the provisions of this Agreement are found to conflict with or otherwise be inconsistent with any of the provisions of any of the 2020 Ancillary Agreements or the 2022 Ancillary Agreement other than the Agreement of Purchase and Sale (except as otherwise expressly provided herein), the provisions of this Agreement shall prevail. In the event of a conflict between the terms and conditions of this Agreement and the Agreement of Purchase and Sale, the terms and conditions of the Agreement of Purchase and Sale shall control in all respects. Each Party to this Agreement agrees to execute such documents and other papers and use its reasonable efforts to perform or cause to be performed such further acts as are necessary to carry out the provisions contained in this Agreement, the 2020 Ancillary Agreements and the 2022 Ancillary Agreements. Upon the reasonable request of any Party, the other Parties agree to promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested to the extent necessary to effectuate the purposes of this Agreement, the 2020 Ancillary Agreements and the 2022 Ancillary Agreements. DBOC shall cause each Digital Colony Company that is not a Party to comply with any applicable obligations and perform any applicable covenants as set forth in this Agreement.
(j)Tax Treatment. For United States federal (and applicable state, local and non-U.S.) income tax purposes, the Parties agree to (i) treat the amendment and restatement of the 2020 CIPA in respect of the Carried Interest as resulting in a sale by the Wafra Participation Entity of a portion of its partnership interest in the Company to the other partner(s), (ii) cause the Company to give effect to such sale for purposes of allocating Company tax items under Section 706 of the Code (and the Treasury Regulations thereunder), (iii) treat this Agreement (together with Annex A), as a modification to the Partnership Agreement and as included in the Partnership Agreement for purposes of Section 761(c) of the Code and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c), and (iv) treat (A) the Company as a “partnership” within the meaning of Section 761(a) of the Code and each of the Wafra Participation Entity, CFI RE Holdco (or its regarded owner) and the GP as a “partner” in the Company within the meaning of Section 761(b) of the Code, and (B) any payments made under Section 2 of this Agreement as distributions by the Company under Section 731 of the Code, and the Parties shall not take any position inconsistent with such treatment (on any tax return or otherwise), except as required by a final “determination” (as defined in Section 1313(a) of the Code). For the avoidance of doubt, other than with respect to the tax treatment described in this Section 17(j) (Tax Treatment) and Annex A hereto, the Wafra Participation Entity is not a partner, member or other equityholder of the Company and shall not, by virtue of this Agreement or otherwise, be entitled to (x) any governance or voting rights in respect of the Company or (y) without limiting its right to receive the payments described in Section 2(a) (Revenue Share) of this Agreement, any distributions from the Company.
(k)Headings. The table of contents and all Section titles and captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.
(l)Expenses. Except as otherwise expressly provided in this Agreement, each of the Parties hereto agrees to pay the costs and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the 2022 Ancillary

Agreements and the consummation of the 2022 Transaction, including, the fees and expenses of counsel to, and other representatives of, such Party (collectively, “Transaction Expenses”); provided, that notwithstanding anything in this Agreement or the Ancillary Agreements to the contrary, DBOC covenants and agrees that the Wafra Participation Entity shall not directly or indirectly bear any portion of the Transaction Expenses for which any Digital Colony Company is responsible hereunder by virtue of such Wafra Participation Entity’s Ownership Interest in the Company and its Subsidiaries. Any future Digital Colony Fund shall bear all costs and expenses as provided for in the offering documents of such Digital Colony Fund, including all costs related to the establishment of such Digital Colony Fund; provided, that the Wafra Participation Entity shall bear its proportionate share of the organizational and operational expenses any Digital Colony Fund in which it (or another Wafra Entity) invests or participates through a general partner commitment.
(m)No Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties herein and then only with respect to the specific obligations set forth herein with respect to such Parties. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any Party or of any Affiliate of any Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or action based on, in respect of or by reason of the Contemplated Transactions.
(n)Assignment. Subject to the restrictions on Transfers provided herein, this Agreement shall inure to the benefit and be binding on the Parties hereto and their respective Transferees, successors and permitted assigns. Except for Transfers in accordance with this Agreement, neither this Agreement, nor any of the rights, benefits or obligations hereunder, may be assigned by any Party without the consent of the other Parties hereto. For the avoidance of doubt, in connection with Transfers in accordance with this Agreement, the Wafra Participation Entity shall be entitled to assign this Agreement and any of the Wafra Participation Entity’s rights, benefits and obligations hereunder. Any purported assignment or other Transfer without such consent shall be void and unenforceable. Any Person who desires to become a Party to this Agreement in connection with any Transfer or otherwise in accordance with this Agreement shall, and the applicable Transferor or assignee of such Person shall cause such Person to, execute and deliver to the Parties a joinder agreement, and upon such execution and delivery become a Party to, and bound by the terms of, this Agreement. The Wafra Representative and the Wafra Participation Entity shall have the right to exercise any of their rights hereunder individually and in part and with respect to themselves only or with respect to themselves, to the extent (i) permitted by an agreement among such Parties and (ii) the Party or Parties exercising such rights hereunder would otherwise have the right to exercise such rights but for this Section 17(n) (Assignment).

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Colony DCP (CI) Bermuda, LP
By: Colony DCP (CI) GP, LLC Its: General Partner
By
Name:
Title:

Colony DCP (CI) GP, LLC

By
Name:
Title:

DigitalBridge Group, Inc., solely for purposes of Section 4

By
Name:
Title:

DigitalBridge Operating Company,
LLC

By
Name:
Title:

W-Catalina (C) LLC

By
Name:
Title:

[Signature page to Carried Interest Participation Agreement]

ANNEX A
1.General Provisions.
a.The economic arrangement among the Parties hereto in respect of the Carried Interest is embodied in the Amended and Restated Carried Interest Participation Agreement and this Annex shall not be construed in a manner that is contrary to such arrangement, it being understood that this Annex shall govern solely the tax consequences and tax related matters of such arrangement.
b.Any termination of the Amended and Restated Carried Interest Participation Agreement or Transfer of any Party’s rights and obligations under the Amended and Restated Carried Interest Participation Agreement shall not affect the continuing application of the provisions of this Annex, and those provisions providing for the resolution of all matters regarding U.S. federal income tax reporting. The provisions of this Annex shall inure to the benefit of, and be binding upon, the Wafra Participation Entity, CFI RE Holdco and the GP and their successors and assigns.
c.Capitalized terms used in this Annex that are not otherwise defined in the Agreement have the meanings given to them in the Partnership Agreement.
2.Certain Definitions. For the purposes of this Annex A and the Partnership Agreement, the following terms shall have the following meanings.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant taxable year, or portion thereof, after giving effect to the following adjustments:
(a)    Credit to such Capital Account any amounts which such Partner is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences in Treasury Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5); and
(b)    Debit to such Capital Account the items described in Treasury Regulations Sections 1.704 l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Amended and Restated Carried Interest Participation Agreement” means that certain Amended and Restated Carried Interest Participation Agreement to which this Annex is attached.
“Capital Account” shall have the meaning ascribed to such term in Section 5.1 of the Partnership Agreement, as amended by this Annex A.

“Capital Contributions” shall mean with respect to any Partner, the amount of cash and the fair market value (on the date contributed) as determined by the GP of any other property contributed or deemed contributed to the capital of the Company by or on behalf of such Partner (or its predecessors in interest) with respect to the interest in the Company held by such Partner.
“DigitalBridge Party” has the meaning set forth in the Preamble of the Amended and Restated Carried Interest Participation Agreement.
“Distributions” shall mean distributions made by the Company to Partners within the meaning of Section 731, including, for the avoidance of doubt, payments made to the Wafra Participation Entity under Section 2(a) of the Amended and Restated Carried Interest Participation Agreement.
“Partner” shall mean a Person that is treated as a partner of the Company for U.S. federal income tax purposes. For the avoidance of doubt, as a result of the transactions contemplated in the Amended and Restated Carried Interest Participation Agreement, the Wafra Participation Entity will be treated as a Partner of the Company.
“Percentage Interests” shall mean (a) with respect to the Wafra Participation Entity, for each Digital Colony Fund, the Wafra Carried Interest Percentage set forth on Schedule A, and (b) with respect to CFI RE Holdco (or, if CFI RE Holdco is a disregarded entity for U.S. federal income tax purposes, its regarded owner), for each Digital Colony Fund, 100% minus the Wafra Carried Interest Percentage set forth on Schedule A with respect to such Digital Colony Fund.
“Regulatory Allocations” shall have the meaning ascribed to such term in Section 5.3(e) of the Partnership Agreement, as amended by this Annex A.
“Wafra Participation Entity” has the meaning set forth in the Preamble of the Amended and Restated Carried Interest Participation Agreement.
3.Amendments to the Partnership Agreement. The Partnership Agreement is hereby amended by adding the following as a new Article 5.
5.    Capital Accounts and Tax Allocations.
5.1    Capital Accounts.
5.1.1    Each Partner shall have a single book capital account which reflects each Partner’s Capital Contributions to the Company (a “Capital Account”) and a single tax capital account which reflects the adjusted tax basis of the Capital Contributions contributed by each Partner to the Company. Each Capital Account and tax capital account shall also reflect the allocations made pursuant to Section 5.1.2 and Section 5.2, Distributions, and otherwise be maintained and adjusted in accordance with Code Section 704 and the principles set forth in Regulations Sections 1.704-1(b) and 1.704-2.

5.1.2    After application of Section 5.2, any remaining net profits or losses of the Company for the taxable year (or items of income, gain, loss or deduction) shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, and after taking into account Distributions made during such taxable year, or portion thereof it, as nearly as possible, equal (proportionately) to (a) the Distributions that would be made to such Partner in a hypothetical liquidation of the Company as of the close of such year (assuming for purposes of such hypothetical liquidation that all the assets of the Company are sold at prices equal to their gross fair market values at the time of their contributions to the Company (and as adjusted as necessary or appropriate to reflect the relative economic interests of the Partners in the Company, as determined in good faith by the GP and approved by all Partners, and adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)) and the net proceeds thereof are distributed to the Partners in accordance with their Percentage Interests after the payment of all Company liabilities were satisfied (limited, in the case of recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities)), minus (b) any amounts that the Partner is deemed obligated to restore under Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5). For the avoidance of doubt, the allocations of Company items of income, gain, deduction, loss or credit are intended to achieve the economic arrangement between the Partners as contemplated by Section 2(a) of the Amended and Restated Carried Interest Participation Agreement.
5.2    Regulatory Allocations.
    (a)    Notwithstanding any other provision of this Agreement, (i) “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Company shall be allocated for each period to the Partner that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i) and (ii) “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)) and “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)), if any, of the Company shall be allocated to the Partners in accordance with their Percentage Interests.
    (b)    This Agreement hereby includes “qualified income offset,” “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of the Treasury Regulations under Section 704(b) of the Code. Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Partners on a priority basis to the extent and in the manner required by such provisions.
    (c)    To the extent that items of loss or deduction otherwise allocable to a Partner hereunder would cause such Partner to have an Adjusted Capital Account Deficit as of the end of the taxable year to which such items of loss or deduction relate (after taking into account the allocation of all items of income and gain for such taxable period), such items of loss or deduction shall not be allocated to such Partner and instead shall be allocated to the Partners in accordance with Section 5.1 as if such Partner were not a Partner.

    (d)    If any Partner has an Adjusted Capital Account Deficit at the end of any taxable year, such Partner shall be specially allocated items of income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 5.2(d) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.2(d) have been made as if Section 5.2(c) and this Section 5.2(d) were not in this Agreement.
    (e)    Any allocations required to be made pursuant to Section 5.2(a)-(d) of this Agreement (the “Regulatory Allocations”) (other than allocations, the effects of which are likely to be offset in the future by other Regulatory Allocations) shall be taken into account, to the extent permitted by the Treasury Regulations, in computing subsequent allocations of net profits or net losses pursuant to Section 5.1 so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the amount that would have been allocated to each Partner pursuant to Section 5.1 had such Regulatory Allocations not occurred.
5.3    Tax Allocations. The allocations of Company items of income, gain, loss, or deduction for tax return and tax capital account purposes shall follow the principles of the allocations under Section 5.1, and recognizing the complexity of allocations for tax purposes, the GP shall have the authority to alter the Capital Account allocations and tax capital account allocations as reasonably necessary and as determined in good faith to effect the intended economic arrangement of the Partners as set forth in Section 2(a) of the Agreement. Notwithstanding the foregoing sentence, U.S. federal income tax items relating to any property that is contributed to the Company in which there is a difference between the basis of such property in the hands of the Company and the fair market value of such property at the time of its contribution shall be allocated among the Partners in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations thereunder in a manner reasonably determined by the GP in good faith to take into account the difference between the fair market value and the tax basis of such contributed property as of the date of its contribution to the Company. If any asset of the Company is revalued in accordance with Treasury Regulations 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss, deduction and credit with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its value in a manner consistent with Section 704(c) of the Code and the Treasury Regulations thereunder in a manner reasonably determined by the GP in good faith to take into account the difference between the fair market value and the adjusted tax basis of such asset. Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of net profits or losses and any other items or distributions pursuant to any provision of this Partnership Agreement.
4.Certain Tax Covenants.
a.Upon the request of any Wafra Participation Entity in connection with any Transfer of an interest in the Company for U.S. federal income tax purposes, to the extent a valid election under Section 754 of the Code (and any corresponding provisions of state and local Law) may be made but is not in effect as of the taxable year in which such Transfer occurs with respect to the Company or any Subsidiary that is treated as a partnership for U.S. federal income tax purposes, the Company and each Subsidiary with respect to which such Wafra Participation

Entity has requested such election(s) be made shall make and maintain such election(s) for the taxable year of the Company or such Subsidiary that includes the date of such Transfer.
b.The DigitalBridge Parties shall (i) use commercially reasonable efforts to obtain any exemption from, reduction in, or refund of, Taxes collected by way of withholding (or similar) imposed by any Taxing Authority (whether sovereign or local) with respect to amounts allocable to, received by, or distributable by the Company to the Wafra Participation Entity (“Withholding Taxes”), (ii) notify the Wafra Participation Entity of the amount of any Withholding Taxes imposed, (iii) to the extent the exemption from, reduction in, or refund of, Withholding Taxes is required to be applied for by the Wafra Participation Entity, use commercially reasonable efforts to provide assistance upon the Wafra Participation Entity’s reasonable request to enable the Wafra Participation Entity to obtain any available reduction or refund of such Withholding Taxes, and (iv) provide the Wafra Participation Entity with such information and documentation as it may reasonably request to enable it to seek any exemption from, reductions in, or refunds or credits of, Withholding Taxes to which it is entitled; provided, that the Wafra Participation Entity shall reimburse the applicable DigitalBridge Parties for their reasonable out-of-pocket expenses attributable to obtaining any exemption from, reduction in or refund of Withholding Taxes of the Wafra Participation Entity. For the avoidance of doubt, Withholding Taxes shall include Taxes imposed pursuant to Section 1471 or Section 1472 of the Code or any successor provision.
c.The DigitalBridge Parties shall each use commercially reasonable efforts to ensure that each applicable Digital Colony Fund complies with any requirements of Sections 1471 or 1472 of the Code (including those set forth in Section 1471(b)(1) of the Code) (or any successor legislation) and any future Treasury or IRS guidance promulgated thereunder and any comparable provision of non-U.S. law that are necessary to avoid the imposition of withholding Taxes pursuant to Sections 1471(a) or 1472(a) of the Code. To the extent of any withholding Taxes imposed on an applicable Digital Colony Fund as a result of a “recalcitrant account holder” or non-compliant “foreign financial institution”, within the meaning of Section 1471(d) of the Code, such withholding Taxes shall be allocated to such recalcitrant account holders or non-compliant foreign financial institutions to the fullest extent possible.
d.GP shall furnish to the Wafra Participation Entity a U.S. Internal Revenue Service Schedule K-1 to Form 1065 (“IRS Schedule K-1”). The GP shall furnish to the Wafra Participation Entity with respect to each year an estimated IRS Schedule K-1 or equivalent and applicable estimated state and local apportionment information by March 15 after the end of the taxable year, and a final IRS Schedule K-1 and final state and local apportionment information by August 1 after the end of the taxable year. Each DigitalBridge Party shall reasonably cooperate with the Wafra Participation Entity upon reasonable request with respect to Tax matters attributable to such Wafra Participation Entity’s interests in the Company.
e.The Parties agree that the GP shall be designated as the “partnership representative” of the Company (within the meaning of Section 6223 of the Code) for each taxable year with respect to which the Wafra Participation Entity owns an Ownership Interest and that the GP shall be bound by the same duties of good faith and fair dealing in its capacity as the “partnership representative” of the Company as would apply to a general partner of a Delaware limited partnership in which the Wafra Participation Entity were a limited partner. Notwithstanding anything herein or in any Ancillary Agreement to the contrary, if a DigitalBridge Party receives a notice of final partnership adjustment from the U.S. Internal Revenue Service to which the Partnership Audit Rules are applicable, the “partnership representative” of the Company shall cause the Company to (i) (x) consult in good faith with the Wafra Participation Entity, and consider in good faith any requests made by the Wafra Participation Entity, with respect to whether to cause the Company to elect the application of Section 6226 of the Code, with respect to any imputed underpayment arising from such adjustment, and (y) if the “partnership representative” elects the application of Section 6226 of the Code, (i) furnish to each partner of the Company a statement of such partner’s share (based on the year to which such adjustment relates) of any adjustment to income, gain, loss, deduction or credit (as determined in the notice of final partnership adjustment) or (ii) use reasonable efforts to modify such imputed underpayment under Sections 6225(c)(3) and (4) of the Code, in each case with respect to any more than de minimis imputed underpayment arising from such adjustment, to the extent that such modifications are available (taking into account the tax status of the Wafra Participation Entity and, if applicable, its direct or indirect owners, based on receipt of any needed information) and would reduce any Taxes payable by the Company with respect to the applicable imputed underpayment. Any tax benefits resulting from any such modification and reduction shall, to the extent not prohibited under applicable Law, be allocated to the member to which the tax benefit relates. For the avoidance of doubt, to the extent that a Tax is imposed on, and paid by, the Company under the provisions of the Partnership Audit Rules, and such Tax is determined in good faith by the Company to be attributable to, or made on behalf of or in respect of, an equityholder of the Company (or one or more beneficial owners thereof), the Company shall (A) use best efforts to cause such Tax to be borne by such equityholder (or beneficial owner(s) thereof) and (B) in determining whether a Tax is so attributable, take into account the tax status of such equityholder (or beneficial owner(s) thereof). The provisions of this Section 4(d) shall also apply, mutatis mutandis, to the Subsidiaries of the Company that are treated as partnerships for U.S. federal income tax purposes in respect of the U.S. federal, state and local income tax matters. The GP shall (i) promptly provide the Wafra Participation Entity with notice of any tax audit, investigation or proceeding with respect to the Company, in each case, that would reasonably be expected to an adverse effect on the Wafra Participation Entity (each, a “Tax Proceeding”), (ii) keep the Wafra Participation Entity reasonably informed regarding any such Tax Proceeding, (iii) provide copies of any material pleadings, briefs, petition, submissions and correspondence to the Wafra Participation Entity in connection with such Tax Proceeding, and (iv) shall not settle or otherwise compromise (or fail to settle or otherwise compromise) any such Tax Proceeding if it would have a disproportionate, material and adverse effect on the Wafra Participation Entity (including, for this purpose, where the Wafra Participation Entity is a pass-through entity for tax purposes, any direct or indirect owners of the Wafra Participation Entity that are special purpose vehicles and treated as corporations for U.S. federal income tax purpose) without the Wafra Participation Entity’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

f.Notwithstanding anything in an applicable Organizational Document to the contrary, in the event of a Transfer of Interests in the Company by the Wafra Participation Entity, allocations between the Wafra Participation Entity and the applicable Transferee of the distributive shares of the various items of the Company’s income, gain, loss, deduction and credit as computed for Tax purposes shall be allocated between the Wafra Participation Entity and such Transferee on a closing of the books basis or such other proper basis as the Wafra Participation Entity and such Transferee shall reasonably agree.

g.The GP shall furnish to the Wafra Participation Entity any information necessary for Tax and regulatory filings or elections or otherwise reasonably requested by such Wafra Participation Entity.
h.The DigitalBridge Parties and the Wafra Participation Entity agree to cooperate in good faith with respect to structuring any future Digital Colony Fund, including structuring the incentive compensation with respect to such Digital Colony Fund, to the fullest extent permitted by Law and to the extent that it does not have an adverse impact on the DigitalBridge Parties other than in an immaterial manner, as an incentive allocation rather than a fee.
i.In the event of a Transfer of an Interest in the Company by the Wafra Participation Entity, the GP shall cause the Company to (i) to the extent the GP is legally able to do so, deliver a certificate pursuant to Treasury Regulations section 1.1445-11T, duly executed in accordance with the requirements of such Treasury Regulation and dated as of the date of such Transfer, certifying that either (A) 50% or more of the value of the gross assets of the Company does not consist of “United States real property interests” (within the meaning of Section 897(c) of the Code) or (B) 90% or more of the value of the gross assets of the Company does not consist of “United States real property interests” (within the meaning of Section 897(c) of the Code) plus “cash or cash equivalents” (within the meaning of Treasury Regulations section 1.1445-11T(d)(1)), (ii) to the extent it is legally able to do so, deliver any such information or certificates to the Wafra Participation Entity and/or the applicable Transferee as would permit Tax withholding under Section 1446(f) of the Code (or any successor version thereof) to be reduced or eliminated; and (iii) reasonably cooperate with the Wafra Participation Entity in reducing or eliminating any other applicable Tax withholding in connection with such Transfer; provided, that the Wafra Participation Entity shall reimburse the GP for its reasonable out-of-pocket expenses incurred in connection with the foregoing.
j.Any requirement of the Wafra Participation Entity to provide information about any investor in the Wafra Participation Entity pursuant to this Agreement or any applicable Ancillary Agreement relating to Taxes shall be, unless otherwise required by Law, subject to commercially reasonable confidentiality restrictions imposed by the Wafra Participation Entity and the Wafra Participation Entity shall only be required to use commercially reasonable efforts to provide any such information about any investor in the Wafra Participation Entity.
k.The parties hereto agree to treat the Company and each of the Company’s Subsidiaries that are Digital Colony Companies as a partnership or as a disregarded entity for U.S. federal income tax purposes and not to cause any such entities to elect to be, or otherwise be treated as, a corporation for U.S. federal income tax purposes.
l.In the case of any investment by a Digital Colony Fund that the GP determines in its reasonable discretion is at the time of such investment (or, as part of such acquisition transaction, will become) a United States real property holding corporation (“USRPHC”) within the meaning of Section 897(c) of the Code, the GP agrees that it shall notify the Wafra Representative of such USRPHC status. Upon the Wafra Representative’s request, the GP shall reasonably cooperate with the Wafra Representative in structuring any Wafra Participation Entity’s beneficial interest in such investment in a manner reasonably intended to afford such Wafra Participation Entity the benefits of Section 897(l) of the Code.

m.Prior to a Digital Colony Fund making an investment outside of the United States, the general partner (or similar capacity) of that Digital Colony Fund shall obtain advice of tax counsel (or other tax advisors) that such investment should not cause the Wafra Participation Entity to be subject to tax filing or tax payment obligations (including on income derived from such investment), other than filings required to obtain refunds of amounts withheld; provided, that the advice just described need only be obtained in respect of the first investment made in such jurisdiction by such Digital Colony Fund unless, subsequent to the date on which such advice was obtained, a change in law has occurred which could alter the advice. In the event the Wafra Participation Entity becomes subject to income tax reporting requirements in any jurisdiction outside the United States in which the Company is engaged in activities which arise solely due to the Company’s or a Digital Colony Fund’s activities and for which the GP has actual knowledge, the GP shall reasonably promptly notify the Wafra Participation Entity.

Exhibit B

Form of Amended and Restated Warrants

Exhibit B
NEITHER THIS WARRANT NOR ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND THIS WARRANT AND ANY SUCH SECURITIES MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL (WHICH SHALL BE AN OUTSIDE LAW FIRM WITH SECURITIES LAW EXPERIENCE) TO THE EFFECT THAT SUCH REGISTRATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Number of Shares: [●]
Date of Issuance: [●]	Warrant No. A-[●]
DIGITALBRIDGE GROUP, INC.
FORM OF
AMENDED AND RESTATED CLASS A COMMON STOCK PURCHASE WARRANT
DIGITALBRIDGE GROUP, INC., a Maryland corporation (the “Company”), for value received, hereby certifies that WAFRA STRATEGIC HOLDINGS LP, a Bermuda limited partnership, or its registered permitted assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company up to [●] duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock, $0.01 par value per share, of the Company (“Common Stock”), at a purchase price per share of Common Stock equal to [●] subject to adjustment as set forth herein (the “Exercise Price”), at any time or from time to time (the “Initial Exercise Date”) and on or before the Applicable Expiration Time (such period between the Initial Exercise Date and the Applicable Expiration Time, the “Exercise Period”). The shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. The Warrant and Warrant Shares are referred to herein as the “Securities”.
A warrant (the “Original Warrant”), with the warrant number [●], was originally issued to the Registered Holder by the Company (under the name Colony Capital, Inc.) on July 17, 2020. The Company and the Registered Holder agree that this Warrant shall amend, restate, supersede and cancel the Original Warrant in all respects.

1.Exercise.
(a)Exercise Procedure. Subject to Section 2 below, the Registered Holder may, at its option, elect to exercise all or any portion of this Warrant at any time during the Exercise Period by surrendering this Warrant at the principal office of the Company, or at such other office or agency as the Company may designate, together with an Exercise Notice in the form attached hereto as Exhibit I (the “Exercise Notice”) duly executed by or on behalf of the Registered Holder, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise (a “Cash Exercise”). Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. In lieu of a Cash Exercise of this Warrant, the Registered Holder may elect (and if upon any exercise hereof, other than a Net Cash Settlement (as defined below), a registration statement covering the issuance of the Warrant Shares is not effective and an exemption from the registration requirements of the Securities Act, is not available, then the Registered Holder shall be deemed to have elected) to receive upon exercise of this Warrant such number of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

X	=	Y(A-B) A
Where:
“X” refers to the number of Warrant Shares to be issued to the holder of this Warrant.
“Y” refers to the number of Warrant Shares the Registered Holder has elected to purchase under this Warrant.
“A” refers to the Fair Market Value (as determined in subsection 2(c) below) of one Warrant Share.
“B” refers to the Exercise Price (as adjusted hereunder to the date of such calculations).
At the time the Registered Holder submits the Exercise Notice, the Registered Holder will confirm to the Company the number of shares of Common Stock beneficially owned (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) by the Registered Holder and its Affiliates, and in lieu of the Cash Exercise or Cashless Exercise described in the Exercise Notice, and only to the extent that such Cash Exercise or Cashless Exercise of this Warrant would result in the Registered Holder and its Affiliates beneficially owning in excess of 9.8% of the issued and outstanding shares of Common Stock within the meaning of Section 13(d) of the Exchange Act, the Company may elect to settle, in whole or in part, the exercise of this Warrant through payment of cash on or prior to the Warrant Share Delivery Date by the Company to the Registered Holder, net of the Exercise Price, (“Net Cash Settlement”) and the portion of this Warrant being so exercised shall be canceled, and the Company shall deliver to the Registered Holder an amount of cash computed using the following formula:
                    X = Y * (A – B)

    Where:
    “X” refers to the Net Cash Settlement amount to be paid to the holder of this Warrant.
    “Y” refers to the number of Warrant Shares with respect to which the Net Cash Settlement     is applicable.
    “A” refers to the Fair Market Value (as determined in subsection 2(c) below) of one     Warrant Share.
    “B” refers to the Exercise Price (as adjusted hereunder to the date of such calculations).
    * = multiplied by.
In addition, in connection with any submission of any Exercise Notice, to the extent that a Cash Exercise or Cashless Exercise of this Warrant would result in the Registered Holder and its Affiliates beneficially owning in excess of 9.8% of the issued and outstanding shares of Common Stock within the meaning of Section 13(d) of the Exchange Act, taking into account only such shares of Common Stock acquired by such parties (i) pursuant to the transactions contemplated by the Purchase Agreement (including Section 2.6 thereof) and (ii) through the exercise of this Warrant and any other Amended and Restated Warrant (as defined in the Purchase Agreement) (the “Election Threshold”), the Registered Holder shall be permitted to elect to require the Company to settle, in whole or in part, through Net Cash Settlement such portion of this Warrant that would result in the ownership of shares of Common Stock (if settled through Cash Exercise) in excess of the Election Threshold. If the Registered Holder makes a Net Cash Settlement election, at any time prior to the earlier of the settlement thereof and the Warrant Share Delivery Date, if the board of the directors of the Company determines in good faith that the Company does not have sufficient liquidity to effect all or any portion of such Net Cash Settlement (a “Board Liquidity Determination”), the Company shall be permitted to send written notice to the Registered Holder electing not to perform the Net Cash Settlement solely with respect to the portion of this Warrant with respect to which the Board Liquidity Determination was made (a “Net Cash Settlement Cancellation Notice”). Upon receipt of any Net Cash Settlement Cancellation Notice, the Registered Holder shall be permitted to elect, by written notice to the Company, to either (i) cancel the exercise of such portion of this Warrant to which such Net Cash Settlement Cancellation Notice relates (in which case the rights of the Registered Holder under this Warrant shall be as if the Exercise Notice with respect to such applicable portion of this Warrant had not been submitted) or (ii) elect to cause the exercise of such portion of this Warrant to which such Net Cash Settlement Cancellation Notice relates to be settled via Cash Exercise or Cashless Exercise (in which case (A) such notice shall serve as a new Exercise Notice (delivered as of the date of such written notice from the Registered Holder) and (B) the board of directors will be deemed to have waived any ownership limitations (or similar provisions) set forth in the organizational documents of the Company in respect of the then current ownership of the shares of Common Stock by the Registered Holder and its Affiliates acquired pursuant to (x) the Purchase Agreement (including Section 2.6 thereof) or (y) this Warrant or any other Amended and Restated Warrant).

(b)Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant, the completed and executed Exercise Notice, and the Purchase Price (either in cash with respect to a Cash Exercise or in the relinquishment of the right to acquire the appropriate number of shares of Common Stock with respect to a Cashless Exercise or Net Cash Settlement) shall have been surrendered to the Company as provided in subsection 1(a) above (the “Exercise Date”). At such time, the Person to whom any Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of such Warrant Shares, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.
(c)Issuance of Warrant Shares; Delivery of New Warrants. By the date that is five (5) trading days after the latest of (A) the delivery to the Company of the Exercise Notice, and (B) payment of the aggregate Purchase Price in respect thereof (including by Cashless Exercise (such date, the “Warrant Share Delivery Date”)), the Company shall deliver to the Registered Holder in book entry form, the Warrant Shares to which the Registered Holder is entitled, registered in such name or names as may be directed by the Registered Holder, and, if this Warrant has not been fully exercised and has not expired, the Company shall deliver to the Registered Holder a new warrant representing the Warrant Shares not so acquired, which new warrant shall in all other respects be identical to this Warrant.
(d)Rescission Rights. If the Company fails to cause the Warrant Shares to which the Registered Holder is entitled pursuant to Section 1(c) to be transferred to the Registered Holder by the Warrant Share Delivery Date, then the Registered Holder shall have the right to rescind such exercise; provided, that in the event of any such rescinded exercise, the Registered Holder shall execute such documents and take such other actions as are necessary to promptly return to the Company any Warrant Shares that have been issued to the Registered Holder in connection with the rescinded exercise.
(e)Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Registered Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Registered Holder or in such name or names as may be directed by the Registered Holder.
(f)Closing of Books. The Company shall not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
(g)Exercise Limitations. The Company shall not effect any exercise of this Warrant or any of the other warrants issued by the Company to the Registered Holder and its Affiliates as of the date hereof (the “Other Warrants”), and a Registered Holder or any of its Affiliates shall not have the right to exercise any portion of this Warrant or any Other Warrant pursuant to Section 1 hereof or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Registered Holder (together with the Registered Holder’s Affiliates, and any other Persons acting as a group together with the Registered Holder or any of the Registered Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of this Section 1(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged and agreed by the Registered Holder that the Company makes no representation to the Registered Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and that the Registered Holder shall be solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(g) applies, the determination of whether this Warrant or any Other Warrant is exercisable and of which portion of this Warrant or any Other Warrant is exercisable shall be the sole responsibility and in the sole discretion of the Registered Holder, and the submission of an Exercise Notice shall be deemed to be the Registered Holder’s determination of whether this Warrant or any Other Warrant is exercisable and of which portion of this Warrant or any Other Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(g), in determining the number of outstanding shares of Common Stock, the Registered Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the United States Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written request of a Registered Holder, the Company shall within three (3) trading days confirm in writing (which may be by email) to the Registered Holder the number of shares of Common Stock then outstanding. The Registered Holder, upon written notice to the Company, may (a) increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(g) or (b) terminate the effect of this paragraph and render its provisions null and void. Any such increase or termination shall not be effective until the 61st day after such notice is delivered to the Company. Any such decrease shall be effective upon delivery of such notice to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g), to correct this paragraph (or any portion hereof) to the extent it may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
(h)Notice for Certain Actions. During the Exercise Period and prior to the Registered Holder’s exercise of this Warrant, the Company shall, prior to (i) declaring or making any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) that is inconsistent with past practice or otherwise outside of the ordinary course (an “Extraordinary Distribution”), or (ii) granting, issuing or selling or offering to grant, issue, or sell any Common Stock or Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the holders of Common Stock (“Rights Offering”), in each case, provide the Registered Holder with written notice of such Extraordinary Distribution or Rights Offering at least ten (10) days prior to the record date for such Extraordinary Distribution or Rights Offering, which notice shall include the material terms of such Extraordinary Distribution or Rights Offering.

2.Adjustments.
(a)Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (the “Original Issue Date”) effect a subdivision of the outstanding shares of Common Stock or a distribution or dividend in respect of the Common Stock payable in shares of Common Stock or Common Stock Equivalents, the Purchase Price then in effect immediately before that subdivision or dividend, as applicable, shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.
(b)Adjustment for Reorganizations, Mergers, etc. In case at any time or from time to time during the Exercise Period and prior to the Registered Holder’s exercise of this Warrant the Company, in one or more related transactions, (A) effects a reclassification or recapitalization of its Common Stock, (B) directly or indirectly effects a merger or consolidation with or into any other Person, or (C) transfers all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company (each of (A) through (C), a “Fundamental Transaction”), then, in each case, effective upon the occurrence of any such event, the Registered Holder’s right to receive Warrant Shares upon subsequent exercise of this Warrant shall be converted into the right to receive the other securities, cash, and/or property that the Warrant Shares issuable (calculated as of the effective time of such event) upon exercise of this Warrant immediately prior to such event would have been entitled to receive upon consummation of such event (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Warrant Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the amount or kind of securities, cash or property to be received in a Fundamental Transaction, then the Registered Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant in connection with such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, the Company, any successor to the Company or any surviving entity in such Fundamental Transaction, as the case may be, shall make lawful provision to establish such rights, to issue such Warrants, to execute such agreements, and to provide for such adjustments that, for events from and after such Fundamental Transaction, shall be as nearly equivalent as possible to the rights and adjustments provided for herein. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2(b).

(c)Fair Market Value. The “Fair Market Value” per share of Common Stock shall, as of any date, be equal to the VWAP per share of the Common Stock on the trading day immediately preceding such date. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during the applicable period.
(d)Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
(e)Statement Regarding Adjustments. Whenever the Purchase Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 2, the Company shall prepare a statement showing in reasonable detail the facts requiring such adjustment and the Purchase Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Registered Holder as promptly as reasonably practicable.
3.No Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares of Common Stock. In lieu of any fractional share to which the Registered Holder would otherwise be entitled, the fractional Warrant Shares shall be rounded up to the next whole Warrant Share and the Registered Holder shall be entitled to receive such rounded up number of Warrant Shares.
4.Transfers, Etc.
(a)Transferability. Subject to applicable securities laws, this Warrant and all rights associated herewith (including registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit II duly executed by the Registered Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding the foregoing, this Warrant, if properly assigned in accordance herewith (i.e., pursuant to a written assignment of this Warrant substantially in the form attached hereto as Exhibit II duly executed by the Registered Holder or its agent or attorney and upon payment of any applicable transfer taxes), may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Registered Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
(c)Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Registered Holder hereof from time to time. The Company may deem and treat the Registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Registered Holder, and for all other purposes, absent actual notice to the contrary.
(d)Any certificate that may be issued representing Warrant Shares shall bear a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE ACT OR AN OPINION OF LEGAL COUNSEL (WHICH SHALL BE AN OUTSIDE LAW FIRM WITH SECURITIES LAW EXPERIENCE) THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT
The foregoing legend shall be removed from any certificates representing any Warrant Shares, at the request of the holder thereof, following or in connection with any sale of such Warrant Shares pursuant to Rule 144 under the Securities Act (and the holder thereof has submitted a written request for removal of the legend indicating that the holder has complied or is complying with the applicable provisions of Rule 144) or at such time as the Warrant Shares are sold or transferred in accordance with the requirements of an effective registration statement filed under the Securities Act. Notwithstanding the foregoing and for the avoidance of doubt, the Company shall have no obligation to issue any physical stock certificates in respect of any Warrant Shares (provided, that any book entry interests shall bear any required restrictive legends).
5.Representations and Warranties of Registered Holder. The Registered Holder hereby represents and warrants to the Company that:

(a)No Registration. The Registered Holder understands that the Securities have not been, and, except as may be agreed pursuant to a separate registration rights agreement entered into with the Company, will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein or otherwise made pursuant hereto.
(b)Purchase for Own Account. The Securities are not being and will not be acquired with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities in a manner that would require registration under the Securities Act.
(c)Investment Experience. The Registered Holder (i) has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests in connection therewith and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling Persons of a nature and duration that enables such Registered Holder to be aware of the character, business acumen and financial circumstances of the Company and such persons.
(d)Disclosure of Information. The Registered Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. The Registered Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to Registered Holder or to which Registered Holder had access.
(e)Accredited Investor Status. The Registered Holder is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
(f)Restricted Securities. The Registered Holder understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.
(g)Legal Counsel. The Registered Holder has had the opportunity to review this Warrant, the exhibits attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Registered Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.
6.Representations and Warranties of the Company. The Company hereby represents and warrants to the Registered Holder that:
(a)Due Organization. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

(b)Authorization; Non-Contravention. The Company has the requisite power and authority to enter into this Warrant and the transactions contemplated hereby and to carry out its obligations hereunder. This Warrant has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles. Neither the execution and delivery of this Warrant, the consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions of this Warrant, will be a violation of any of the terms, conditions or provisions of the Charter or the Company’s bylaws.
(c)Warrant Shares. The Warrant Shares to be issued and sold by the Company to the Registered Holder hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable.
7.Reservation of Stock; Noncircumvention. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company shall take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company represents, warrants and covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant shall, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than restrictions generally arising under any applicable federal or state securities laws or any taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the Registered Holder in writing, the Company shall not, by amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed by the Company, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to effect such terms. Without limiting the generality of the foregoing, the Company shall (i) not increase the par value of any Warrant Shares above the Exercise Price in effect immediately prior to such increase in par value, (ii) take all such action as may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

8.Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required in an amount reasonably satisfactory to the Company), or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall issue, in lieu thereof, a new warrant of like tenor.
9.[Reserved.]
10.Charter Restrictions. Notwithstanding anything else contrary to this Warrant or any other agreement between the Registered Holder or its Affiliates, on the one hand, and the Company or its Affiliates, on the other hand, the Securities shall be subject to the Charter, including any provisions regarding the Company’s qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute, and provisions regarding restrictions on transfer and ownership of shares of stock of the Company.
11.Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, by email or by overnight courier to (a) the Registered Holder, at the address last furnished to the Company in writing by the Registered Holder, and (b) to the Company, at its principal office set forth below. Any party hereto may, from time to time, by written notice to the others designate a different address, which shall be substituted for the one specified above. If any notice, request, instruction or other document is given as provided above, the same shall be deemed to have been effectively given to the receiving party upon actual receipt, if delivered personally, three (3) Business Days after deposit in the mail if sent by registered or certified mail, upon confirmation of successful transmission if sent by facsimile or email, provided, that if given by facsimile or email such notice, request, instruction or other document shall be confirmed within one Business Day by dispatch pursuant to one of the other methods described herein; or on the next Business Day after deposit with an overnight courier.
12.No Rights or Liabilities as Stockholder. Except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Registered Holder to (a) receive dividends or other distributions, (b) consent to any action of the stockholders of the Company, (c) receive notice of or vote at any meeting of the stockholders, (d) receive notice of any other proceedings of the Company or (e) exercise any other rights whatsoever, in any such case, as a stockholder of the Company.
13.Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.
14.Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Registered Holder. No course of dealing or any delay or failure to exercise any right hereunder on the part of a Registered Holder shall operate as a waiver of such right or otherwise prejudice such Registered Holder’s rights, powers or remedies.
15.Construction and Interpretation. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. When a reference is made in this Warrant to an “exercise”, such reference shall be with respect to a Cash Exercise, a Cashless Exercise or Net Cash Settlement, as applicable. When a reference is made in this Warrant to Sections, or Exhibits, such reference shall be to a Section of or Exhibit to this Warrant unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” Words in the singular form will be construed to include the plural, and vice versa, unless the context requires otherwise. Pronouns of one gender shall include all genders. The words “hereof,” “herein,” “hereby” and terms of similar import shall refer to this entire Warrant. Unless the defined term “Business Days” is used, references to “days” in this Warrant refer to calendar days. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Warrant to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. If any event or condition is required by the terms of this Warrant to occur or be fulfilled upon a set number of Business Days, and during such period banks in New York, NY are closed for business due to government order, the number of business days shall not toll during the period in which banks are closed, but will immediately begin to toll once the government restrictions has been lifted. Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken by no later than 5:00 p.m. Eastern time on the last day of such time period, which shall be calculated starting with the day immediately following the date of the event. The parties have participated jointly in the negotiation and drafting of this Warrant. In the event any ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Warrant. All references to “Dollars” or “$” shall mean U.S. Dollars unless otherwise specified.
16.Governing Law; Consent to Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Maryland (without reference to the conflicts of law provisions thereof), and the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, shall have exclusive jurisdiction over matters arising out of this Warrant.
17.Counterparts/Facsimile. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
18.Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Registered Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of the Registered Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
19.Remedies. The Company and the Registered Holder each agree that irreparable damage may occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Registered Holder each agree that, in addition to any other remedies, the Company and the Registered Holder, as the case may be, shall be entitled to seek to enforce the terms of this Warrant by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each of the Company and the Registered Holder hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each of the Company and the Registered Holder further agrees that neither the Company nor the Registered Holder shall oppose the granting of an injunction or specific performance as provided herein on the basis that the other party hereto has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.
20.Certain Definitions. The following definitions shall apply for purposes of this Warrant.
“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person.
“Applicable Expiration Time” means, with respect to all Warrant Shares hereunder, the date that is six years following the Closing Date.
“Beneficial Ownership Limitation” means 9.8% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon any exercise of this Warrant.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, New York, are authorized or obligated by law or executive order to close.
“Charter” means the Articles of Amendment and Restatement of the Company, dated as of June 22, 2018, as may hereinafter be amended from time to time.
“Closing Date” means July 17, 2020.
“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“DBMH” means DigitalBridge Management Holdings, LLC, a Delaware limited liability company.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority, Inc. OTC Bulletin Board.
“Person” means any individual, corporation (including any non-profit corporation), company, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental entity.
“Purchase Agreement” means that certain Agreement of Purchase and Sale, dated as of April 14, 2022, by and among DigitalBridge Digital IM Holdco, LLC, Wafra Strategic Holdings LP, W-Catalina (C) LLC, W-Catalina (B) LLC, W-Catalina (S) LLC, and, solely for the purposes of certain sections thereof, DigitalBridge Group, Inc. and Digital Bridge Operating Company, LLC.
“Trading Market” means any market or exchange of The Nasdaq Stock Market LLC or the New York Stock Exchange.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if the Common Stock is not then listed on a Trading Market and if prices of the Common Stock are then quoted for trading on the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (iii) if the Common Stock is not then quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Registered Holder, the fees and expenses of which shall be paid by the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed as of the Date of Issuance indicated above.

DIGITALBRIDGE GROUP, INC.

By:
Name:
Title:
Address:

WAFRA STRATEGIC HOLDINGS LP

By:
Name:
Title:
Address:

[Signature Page to Warrant]

EXHIBIT I
FORM OF EXERCISE NOTICE
To: DigitalBridge Group, Inc.    Dated: [●]
Reference is made to that certain DigitalBridge Group, Inc. Amended and Restated Class A Common Stock Purchase Warrant, issued on [●] with respect to [●] shares of the common stock, $0.01 par value per share, of DigitalBridge Group, Inc. (the “Warrant”). Capitalized terms used but not defined herein are used as defined in the Warrant.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby elects to purchase ____________ shares of Common Stock of DigitalBridge Group, Inc., a Maryland corporation, covered by such Warrant (such exercised shares, “Warrant Shares”).
The undersigned intends that payment of the Purchase Price shall be made as:
___ a Cash Exercise with respect to __________ Warrant Shares;
___ a Cashless Exercise with respect to __________ Warrant Shares; and/or
___ a Net Cash Settlement with respect to __________ Warrant Shares;
provided, that the undersigned hereby acknowledges that if as of the date first set forth above a registration statement covering the issuance of the Warrant Shares is not effective and an exemption from registration Securities Act of 1933, as amended, is not available, the undersigned shall be deemed to have elected to make a Cashless Exercise with respect to all of the Warrant Shares the Registered Holder has elected to purchase.
The undersigned hereby confirms the representations and warranties in Section 5 of the Warrant as they apply to the undersigned are true and complete as of this date.
The undersigned herewith makes payment of the full Purchase Price for such shares of Common Stock at the price per share provided for in such Warrant.

Sincerely,

WAFRA STRATEGIC HOLDINGS LP

By:
Name:
Title:
Address:

EXHIBIT II
ASSIGNMENT FORM
(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or [_______] of the shares of the foregoing Amended and Restated Class A Common Stock Purchase Warrant (the “Warrant”) and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

Dated:

Holder’s Signature:
Holder’s Address:

Exhibit C

Form of Termination Agreement

Exhibit C

TERMINATION AGREEMENT

    This TERMINATION AGREEMENT (this “Agreement”), dated as of [•], 2022 (the “Effective Date”), is made and entered into by and among: (i) DigitalBridge Management Holdings, LLC, a Delaware limited liability company, formerly known as Digital Colony Management Holdings, LLC (“DBMH”); (ii) DigitalBridge Digital IM Holdco, LLC, a Delaware limited liability company, formerly known as Colony Capital Digital Holdco, LLC (“DBDI”); (iii) DigitalBridge IM Manager, LLC, a Delaware limited liability company, formerly known as Colony DC Manager, LLC (“DBIM”); (iv) DigitalBridge Operating Company, LLC, a Delaware limited liability company, formerly known as Colony Capital Operating Company, LLC (“DBOC”); (v) DigitalBridge Group, Inc., a Maryland corporation, formerly known as Colony Capital, Inc. (“DBRG”); (vi) Colony DCP (CI) Bermuda, LP, a Bermuda limited partnership (“NewCo (Carry)”); (vii) Marc Ganzi; (viii) Ben Jenkins (collectively, the “DigitalBridge Parties”); (ix) W-Catalina (C) LLC, a Bermuda limited liability company (“Wafra (C)”); and (x) W-Catalina (S) LLC, a Delaware limited liability company (“Wafra (S)” and, together with Wafra (C), the “Wafra Parties” and the Wafra Parties together with the DigitalBridge Parties, the “Parties”).

WHEREAS, DBMH, DBDI, DBIM, DBOC, DBRG, and Wafra (S) are party to that certain Investor Rights Agreement, dated as of July 17, 2020 (as amended, modified or supplemented from time to time, the “Investor Rights Agreement”);

WHEREAS, DBOC, DBRG and Wafra (S) are party to that certain Investment Agreement, dated as of July 17, 2020 (as amended, modified or supplemented from time to time, the “Investment Agreement”);

WHEREAS, DBOC, DBRG and Wafra (C) are party to that certain Carry Investment Agreement, dated as of July 17, 2020 (as amended, modified or supplemented from time to time, the “Carry Investment Agreement”);

WHEREAS, Marc Ganzi, Wafra (S), Wafra (C) and DBRG are party to that certain Acknowledgement Letter, dated July 17, 2020 (as amended, modified or supplemented from time to time, the “Ganzi Acknowledgement Letter”);

WHEREAS, Ben Jenkins, Wafra (S), Wafra (C) and DBRG are party to that certain Acknowledgement Letter, dated July 17, 2020 (as amended, modified or supplemented from time to time, the “Jenkins Acknowledgement Letter”);

WHEREAS, DBOC, DBRG, DBMH, NewCo (Carry), Wafra (S) and Wafra (C) are party to that certain side letter, dated July 17, 2020, (as amended, modified or supplemented from time to time, the “Specified / Warehouse Investment Side Letter”);

WHEREAS, DBDI, Wafra Strategic Holdings LP, a Bermuda limited partnership (“Wafra LP”), Wafra (C), Wafra (S), W-Catalina (B) LLC, a Delaware limited liability company (“Wafra (B)”), DBRG, and DBOC are party to that certain Agreement of Purchase
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and Sale, dated April 14, 2022 (as amended, modified or supplemented from time to time, the “Agreement of Purchase and Sale”); and
WHEREAS, in connection with the transaction contemplated by the Agreement of Purchase and Sale, the Parties desire to terminate each of the following to which they are party: (i) the Investor Rights Agreement; (ii) the Investment Agreement; (iii) the Carry Investment Agreement; (iv) the Ganzi Acknowledgement Letter; (v) the Jenkins Acknowledgement Letter; and (vi) the Specified / Warehouse Investment Side Letter, in each case except as otherwise provided by this Agreement, and consent to such terminations.
NOW, THEREFORE, intending to be legally bound, the Parties agree as follows:
1.Termination. Subject to Section 2 of this Agreement and subsection (b) of the last sentence of this Section 1 below, the Parties hereby terminate and cancel, automatically without further action by any of the Parties, as of the Effective Date, the following agreements to which they are party, which shall have no further force or effect, and under which the Parties shall have no further rights, liabilities, or obligations: (i) the Investor Rights Agreement; (ii) the Investment Agreement; (iii) the Carry Investment Agreement; (iv) the Ganzi Acknowledgement Letter; (v) the Jenkins Acknowledgement Letter; and (vi) the Specified / Warehouse Investment Side Letter (collectively, the “Terminated Agreements”). From and after the execution and delivery of this Agreement, none of the Parties shall have any further liabilities or obligations under the Terminated Agreements, except (a) as provided in Section 2 of this Agreement, and (b) the Parties shall not be released from and shall remain liable for any claims relating to any failure to make a payment or distribution or failure to provide other economic entitlement or benefit that the Wafra Parties and their Affiliates (as defined in the Agreement of Purchase and Sale) were entitled to receive prior to the Effective Date under a Terminated Agreement (other than in respect of the matters set forth in Schedule 5.5 to the Agreement of Purchase and Sale).
2.Survival of Certain Provisions. Notwithstanding anything to the contrary in Section 1 of this Agreement, from and after the Effective Date, the following provisions of the Terminated Agreements shall remain in full force and effect in accordance with their respective terms (except as expressly modified herein) and nothing in this Agreement shall be construed to alter or terminate the express continued survival of such provisions:
(a)Section 6.4 (Non-Defamation) of the Investor Rights Agreement until the later of: (i) the date that is seven (7) years following the Effective Date or (ii) the date the Wafra Parties and their Affiliates collectively cease to own at least five-percent (5%) of the Common Stock (as defined in the Agreement of Purchase and Sale);
(b)Section 6.5(d), Section 6.5(e) and Section 6.5(g) of the Investor Rights Agreement until the expiration of Wafra (C)’s obligations with respect to Indemnified Taxes under Section 7.2(a) of the Agreement of Purchase and Sale;
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(c)Section 7 (Confidentiality; Use of Wafra Name) of the Investor Rights Agreement;

(d)Section 8.1 (Indemnification Rights under A&R DBMH Agreement) of the Investor Rights Agreement with respect to actions (or inactions) taken or failed to be taken prior to the Effective Date;

(e)Article VIII (Survival; Post-Closing Obligations) of the Investment Agreement solely with respect to the indemnification obligations of DBOC (and its successors) pursuant to Section 8.2(a) in respect of Third Party Claims (as defined in the Investment Agreement);

(f)Article VI (Survival; Post-Closing Obligations) of the Carry Investment Agreement solely with respect to the indemnification obligations of DBOC (and its successors) pursuant to Section 6.2(a) in respect of Third Party Claims (as defined in the Carry Investment Agreement) as well as in respect of the Retained Interests (as defined in the Agreement of Purchase and Sale);

(g)Section 4 (Non-Disparagement) of the Ganzi Acknowledgment Letter until the later of: (i) the date that is seven (7) years following the Effective Date or (ii) the date the Wafra Parties and their Affiliates collectively cease to own at least five-percent (5%) of the Common Stock;

(h)Section 4 (Non-Disparagement) of the Jenkins Acknowledgment Letter until the later of: (i) the date that is seven (7) years following the Effective Date or (ii) the date the Wafra Parties and their Affiliates collectively cease to own at least five-percent (5%) of the Common Stock;

(i)Section 2 (Governance, Information Rights), Section 3 (Acknowledgements, Representations and Warranties) and Section 4 (Miscellaneous) of the Specified Warehouse Investment Side Letter in respect of the investment made by W-Catalina (SP) LLC (and any of its Affiliates) in Colony Zeus Partners, L.P.;

(j)Any definition, section or provision of any Terminated Agreement to the extent necessary to permit the continued effectiveness of the Buyer Insurance Policy (as defined in the Investment Agreement and the Carry Investment Agreement);

(k)Any definition, section or provision of any Terminated Agreement that pertains to the receipt of information to the extent necessary to allow the Wafra Parties and their Affiliates to verify that they have received their full economic entitlement for all periods prior to Closing (as defined the Agreement of Purchase and Sale) with respect to the interests and rights
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being sold and transferred by the Wafra Parties and their Affiliates pursuant to the Agreement of Purchase and Sale; and

(l)Any other definition, section or provision of any Terminated Agreement to the extent necessary to give effect, or full and proper meaning, to any agreement or instrument entered into in connection with the Initial Transaction (as defined in the Agreement of Purchase and Sale) that is (i) a provision of a Terminated Agreement that survives pursuant to this Section 2, (ii) not a Terminated Agreement, or (iii) any agreement or instrument that is entered into in connection with the Transaction (as defined in the Agreement of Purchase and Sale), including, without limitation, this Agreement.
3.Enforcement. The Parties acknowledge and agree that in respect of any surviving provisions of the Terminated Agreements as set forth herein, including in respect of any claims that may be brought by Wafra (S) or Wafra (B) in respect of any such surviving provisions of the Terminated Agreements, Wafra LP shall be entitled to directly enforce such provisions and bring such claims in lieu of Wafra (S) or Wafra (B), as applicable, as if it were Wafra (S) or Wafra (B) for purposes of such Terminated Agreements.
4.Buyer Insurance Policy. The Wafra Parties shall not (and shall not permit their Affiliates to) amend the Buyer Insurance Policy in a manner that is adverse to DBOC without the prior written consent of DBOC.
5.Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties relating to the subject matter hereof and supersedes all prior understandings or agreements, whether oral or written, among the Parties with respect to such subject matter.
6.Governing Law. This Agreement, the legal relations among the Parties hereunder and the adjudication and the enforcement thereof and any disputes relating to or arising from this Agreement and the transactions contemplated hereby (whether based in contract, tort, or otherwise), shall in all respects be governed by, and interpreted and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance, and statutes of limitations.
7.Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement. To the extent that service of process by mail is permitted by applicable law, each Party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Nothing herein shall affect the right of any person to serve process in any other
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manner permitted by law. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.
8.Counterparts. This Agreement may be executed by facsimile or .pdf format scanned signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together, be deemed an original, and shall constitute one and the same instrument.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]
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        IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by themselves or their duly authorized representatives as of the date first above written.

DIGITALBRIDGE MANAGEMENT HOLDINGS, LLC

By:
Name:
Title:

DIGITALBRIDGE DIGITAL IM HOLDCO, LLC

By:
Name:
Title:

DIGITALBRIDGE IM MANAGER, LLC

By:
Name:
Title:

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DIGITALBRIDGE OPERATING COMPANY, LLC

By:
Name:
Title:

DIGITALBRIDGE GROUP, INC.

By:
Name:
Title:

COLONY DCP (CI) BERMUDA, LP
By: Colony DCP (CI) GP, LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Termination Agreement]

MARC GANZI

By:

BEN JENKINS

By:

[Signature Page to Termination Agreement]

W-CATALINA (C) LLC

By:
Name:
Title:

W-CATALINA (S) LLC

By:
Name:
Title:

[Signature Page to Termination Agreement]

Exhibit D

Form of Registration Rights Agreement

[Signature Page to Termination Agreement)]

Exhibit D
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of [•], 2022, is by and among DigitalBridge Group, Inc., a Maryland corporation (the “Company”), [Wafra Strategic Holdings LP, a Bermuda limited partnership,] [W-Catalina (C) LLC, a Bermuda limited liability company], and [•], a [•] (together with each Permitted Transferee executing a joinder to this Agreement in the form attached hereto as Exhibit A, the “Equityholders”).
WHEREAS, the Equityholders desire to enter into this Agreement in order to provide for certain registration rights that will apply to any Registrable Securities held by the Equityholders.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
1.Definitions. As used herein, the following terms shall have the following meanings:
“Agreement” has the meaning set forth in the Preamble.
“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).
“Business Day” means any day that is not a Saturday, a Sunday or other day on which the exchange on which securities of the Company are listed (or on which an application for listing has been filed) is closed for trading.
“Capital Stock” means the Class A Common Stock, par value $0.01 per share, of the Company, any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such shares of Class A Common Stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise, and all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Class A Common Stock.
“Company” has the meaning set forth in the Preamble.
“Demand Registration Statement” has the meaning set forth in Section 2(a)(i).
“Demand Registrations” has the meaning set forth in Section 2(a)(i).

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“Designated Investors” means [●] and any Permitted Transferee executing a joinder to this Agreement in the form attached hereto as Exhibit A that is designated as a “Designated Investor” by an existing Designated Investor that is the transferor.
“Entity” means a Person that is not a natural person.
“Equityholders” has the meaning set forth in the Preamble.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder, as each may be amended from time to time.
“FINRA” means Financial Industry Regulatory Authority.
“Free Writing Prospectus” means a free–writing prospectus, as defined in Rule 405 of the Securities Act (or any similar rule then in force or any comparable rule in effect under any foreign securities laws).
“Holdback Period” has the meaning set forth in Section 4.
“Indemnified Parties” has the meaning set forth in Section 7(a).
“Long-Form Registrations” has the meaning set forth in Section 2(a)(i).
“Opt-Out Request” has the meaning set forth in Section 11.
“Other Equityholders” means any other holder of Capital Stock of the Company subject to a registration rights agreement, including, for the avoidance of doubt, Equityholders who are current or former employees of Wafra Strategic Holdings LP and/or its Affiliates.
“Permitted Transfer” means with respect to any Registrable Securities, any direct transfer of such Registrable Securities by any Equityholder to any Person in the manner permitted under applicable securities laws.
“Permitted Transferee” means any Person who receives Registrable Securities pursuant to a Permitted Transfer and executes a joinder to this Agreement in the form attached hereto as Exhibit A, and shall include any Person to whom any of the Warrants are transferred in accordance with their terms upon the issuance of Registrable Securities pursuant thereto, provided that such Person also executes a joinder to this Agreement in the form attached hereto as Exhibit A.
“Person” means any natural person or any firm, partnership, limited partnership, limited liability partnership, association, corporation, limited liability company, joint venture, trust, business trust, sole proprietorship, governmental authority or other entity or any division thereof.

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“Piggyback Registration” has the meaning set forth in Section 3(a).
“Public Offering” means an underwritten public offering and sale of Capital Stock of the Company pursuant to an effective registration statement under the Securities Act (or the consummation of a similar public offering pursuant to a comparable federal statute then in effect or a comparable process under applicable foreign securities laws); provided, that a Public Offering shall not include any issuance of Capital Stock in any merger or other business combination on Forms S-4 or F-4 (or any successor form adopted by the SEC or any comparable form adopted by any foreign securities regulators), and shall not include any registration of the issuance of Capital Stock to current or former security holders or employees or consultants of the Company or its Subsidiaries on Form S-4 or Form S-8 (or any successor form adopted by the SEC or any comparable form adopted by any foreign securities regulators).
“Purchase Agreement” means that certain Agreement of Purchase and Sale, dated as of April 14, 2022, by and among DigitalBridge Digital IM Holdco, LLC, Wafra Strategic Holdings LP, W-Catalina (B) LLC, W-Catalina (S) LLC, W-Catalina (C) LLC, and the Company solely for purposes of Section 2.8 and Section 6.3 thereof.
“Registrable Securities” means the Class A Common Stock of the Company (or any other securities of the Company into which such common equity securities may be reclassified, converted or exchanged) (i) issued in connection with the transactions contemplated by the Purchase Agreement (including Section 2.6 (Earnout) thereof) that are outstanding and issued, (ii) issued upon exercise of any of the Warrants, and (iii) any other common equity securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing securities. Equity securities will cease being Registrable Securities when they are (x) sold by the holder thereof pursuant to Rule 144, (y) eligible to be sold by the holder thereof pursuant to Rule 144 and either (A) such sale can be made without restriction as to volume or manner of sale under Rule 144, or (B) such holder and its affiliates hold less than 2% of the outstanding equity securities of the Company, in each case under this clause (y), unless the Designated Investors have determined in good faith that the inclusion of such securities as “Registrable Securities” is reasonably necessary or advisable to implement the Designated Investors’ strategy with respect to selling such securities (for the avoidance of doubt, including the price, quantum and time at which such securities may be sold) or (z) sold pursuant to any offering registered under the Securities Act.
“Registration Expenses” means all fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration, listing and filing fees (including (A) fees with respect to filings required to be made with the SEC, a stock exchange or FINRA and (B) fees and expenses of compliance with foreign, state securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 5(e)); (ii) printing (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is required by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any registration statement), messenger, telephone and delivery expenses; (iii) the reasonable fees and disbursements of one (1) counsel for the holders of Registrable Securities, which counsel shall be chosen by the Designated Investors, provided, that such fees and disbursements shall not exceed $75,000 per registration or take-down, as applicable, of the Equityholders; (iv) fees and disbursements of all independent

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certified public accountants referred to in Section 5(l) (including the expenses of any “cold comfort” letters required by this Agreement); (v) fees and disbursements of custodians; (vi) underwriters’ fees and expenses (excluding discounts, commissions and transfer taxes as provided in Section 6 below); (vii) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (viii) the expense of any annual audit or quarterly review; (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which Registrable Securities are to be listed; (x) the fees and expenses of any Person, including counsel and special experts retained by the Company; and (xi) expenses of the Company incurred in connection with any road show.
“Requesting Equityholders” has the meaning set forth in Section 2(a)(i).
“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force or any comparable rule in effect under any foreign securities laws).
“Sale Transaction” has the meaning set forth in Section 4.
“SEC” shall mean the U.S. Securities and Exchange Commission, or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as each may be amended from time to time.
“Shelf Underwriting Request” has the meaning set forth in Section 2(e).
“Shelf Underwritten Offering” has the meaning set forth in Section 2(e).
“Short-Form Registrations” has the meaning set forth in Section 2(a)(i).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, or other legal Entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests.
“Underwritten Block Trade” has the meaning set forth in Section 2(e).
“Warrants” means those certain Warrants, each dated as of July 17, 2020, by and between the Company and Wafra Strategic Holdings LP.
“WKSI” has the meaning set forth in Section 5(q).
2.Demand Registrations.

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(a)Requests for Registration.
(i)Subject to the other provisions of this Agreement, including Section 2(b), at any time and from time to time when such Registrable Securities have not been previously registered on a then effective registration statement, the Designated Investors may request registration under the Securities Act of all or a portion of the Designated Investors’ Registrable Securities on Form S-1, Form S-11 or similar long-form registration (“Long-Form Registrations”), or on Form S-3 or any similar short-form registration (including, if the corporation is then eligible, as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”)) pursuant to Rule 415 under the Securities Act or any similar rule then in force (“Short-Form Registrations”), if available (the requesting Designated Investors, the “Requesting Equityholders”). All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. Unless the Registrable Securities have been previously registered on a then effective registration statement, the Company agrees to file with the SEC, following receipt of any such request for a Demand Registration, a registration statement with respect to the Registrable Securities under the Securities Act (the “Demand Registration Statement”) in accordance with Section 5. The Company shall use its commercially reasonable efforts to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof in accordance with Section 5. The Demand Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale proposed by the Requesting Equityholders.
(ii)Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities and Other Equityholders and, subject to the terms of Section 2(c), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after delivery of the Company’s notice; provided, that with the prior written consent of the Requesting Equityholders, the Company may provide notice of the Demand Registration to all other holders of Registrable Securities and Other Equityholders within three (3) Business Days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement. Each holder of securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and, except as required by law, pursuant to court order, pursuant to a governmental authority having jurisdiction over such holder or in connection with exercise of remedies hereunder, shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

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(b)Demand Registrations. Subject to the other provisions of this Agreement, for so long as the Designated Investors hold Registrable Securities of the Company, the Designated Investors will be entitled to request no more than an aggregate of six (6) Demand Registrations; provided, that the aggregate offering value of the Registrable Securities requested to be registered in any Demand Registration must equal at least $50,000,000, net of Registration Expenses (or a lesser amount if the Registrable Securities requested by the Requesting Equityholders to be included in such Demand Registration constitute all of the Registrable Securities held by the Equityholders); provided, however, that no request for a Demand Registration shall count against the foregoing limitation in this paragraph if (x) the Demand Registration relating thereto has not become effective or has not been kept continuously effective for a period of at least one hundred eighty (180) days (or such shorter period which shall terminate when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto), or if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer); (y) any stop order, injunction or other order or requirement of the SEC or other governmental agency or court prevents the sale of any Registrable Securities covered by such Demand Registration other than by reason of any intentional act by a holder of Registrable Securities; or (z) the Requesting Equityholders are unable to include in such Demand Registration at least eighty percent (80%) of the Registrable Securities initially proposed to be included by the Requesting Equityholders in such Demand Registration due to the limitations set forth in Section 2(c).
(c)Priority on Demand Registrations. If a Demand Registration contemplates an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without materially and adversely affecting the success of the offering (including the price, timing or distribution of the Registrable Securities to be sold in such offering), then the Company will include in such registration, (i) first, the securities requested to be included in such registration pro rata among the Designated Investors and all Other Equityholders requesting that securities be included in such offering (pursuant to Section 2(a) or otherwise) based on the number of securities requested to be included in such offering by such holders at such time, and (ii) second, any other securities of the Company requested (pursuant to Section 3(a) or otherwise) to be included in such registration (whether for the account of the Company or any other holder of the Company’s securities) pro rata on the basis of the number of such other securities requested to be included therein by the Company and each such other holder (or in such other manner as the Company and such other holders agree). For the avoidance of doubt, this Section 2(c) shall not apply to a Shelf Underwritten Offering.
(d)Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of a previous Long-Form Registration or within ninety (90) days after the effective date of a previous Short-Form Registration or any Piggyback Registration. If the Company, by decision of its board of directors or similar governing body, shall believe in its reasonable and good faith judgment, the filing, effectiveness or use of any Demand Registration or other

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registration statement or prospectus supplement for purposes of effecting an offering pursuant to Rule 415 under the Securities Act would (i) require the Company to disclose any material non-public information that the Company would not otherwise be required to disclose at such time, (ii) have a material adverse effect on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction or (iii) be materially harmful to the prospects of the Company, the Company, upon written notice provided to the Requesting Equityholders, may suspend the filing, effectiveness or use of any such Demand Registration, registration statement or prospectus supplement for a period of up to ninety (90) days; provided, that the Company may not postpone the filing, effectiveness or use of a registration statement for a Demand Registration more than two (2) times during any twelve (12) month period and no such postponement shall last for a period exceeding one hundred twenty (120) days in the aggregate during any twelve (12) month period. In the event of any such suspension or delay, the Requesting Equityholders shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder. Each Equityholder who is notified by the Company of any suspension under this Section 2(d) shall keep the existence of such suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable Securities on behalf of such Equityholder to immediately discontinue) offers and sales of Registrable Securities pursuant to the applicable registration statement or prospectus until such time as it is advised in writing by the Company that the use of such registration statement or prospectus may be resumed.

(e)Shelf Take-Downs. At any time that a shelf registration statement covering Registrable Securities is effective, if the Designated Investors deliver a notice (a “Shelf Underwriting Request”) to the Company stating that it intends to effect an underwritten offering of all or part of such Designated Investors’ Registrable Securities included by it on a shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in such Shelf Underwritten Offering, then, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering; provided further, that the aggregate offering value of the Registrable Securities requested to be registered in any Shelf Underwritten Offering must equal at least $50,000,000, net of Registration Expenses (or a lesser amount if the Registrable Securities requested by the Requesting Equityholders to be included in such Shelf Underwritten Offering constitute all of the Registrable Securities held by the Equityholders). For the avoidance of doubt, a Shelf Underwritten Offering constitutes a Demand Registration such that the provisions of this Agreement, including this Section 2 and the ability of the Company to suspend any Demand Registration pursuant to Section 2(d), with respect to a Demand Registration shall apply to a Shelf Underwritten Offering; provided that a Shelf Underwritten Offering shall not count against the limitation of the number of Demand Registrations in Section 2(b) and the restriction set forth in the first sentence of Section 2(d) shall not apply. The Company shall, as expeditiously as possible (and in any event within ten (10) days after the receipt of a Shelf Underwriting Request), but subject to Section 2(d), amend or supplement the shelf registration statement for such Shelf Underwritten Offering. Notwithstanding the foregoing, if the Requesting Equityholders wish to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) off of a shelf registration statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing shelf registration statement), then notwithstanding the foregoing time periods, the Requesting Equityholders only need to notify the Company of the Underwritten Block Trade on the Business Day immediately preceding the day on which such offering is to commence, and the Company shall as expeditiously as possible, but subject to Section 2(d), facilitate such Shelf Underwritten Offering (which may close as early as three (3) Business Days after the date it commences); provided, however, that the Requesting Equityholders requesting such

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Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade.
(f)Selection of Underwriters and Plan of Distribution. In the case of a Demand Registration for an underwritten offering or a Shelf Underwritten Offering, the Requesting Equityholders holding a majority of the Registrable Securities to be included in such Demand Registration or Shelf Underwritten Offering will have the right to select the investment banker(s) and manager(s) (who shall be a nationally recognized investment bank) to administer the offering and will have the right to determine the plan of distribution, in each case after consultation with the Company and subject to the Company’s approval, which will not be unreasonably withheld, conditioned or delayed.
3.Piggyback Registrations.
(a)Right to Piggyback. Whenever the Company proposes to register any Capital Stock of the Company under the Securities Act (for its own account or the account of any other securityholder) (other than (i) pursuant to a Demand Registration (which shall be governed by Section 2, including the priority provisions of Section 2(c)), (ii) in connection with registrations on Form S-4, Form F-4 or Form S-8 (or any successor form adopted by the SEC or any comparable form adopted by any foreign securities regulators) or (iii) a registration, the sole purpose of which is to register non-convertible debt securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities and Other Equityholders of its intention to effect such a registration and will, subject to the provisions of this Agreement, include in such registration (and in all related registrations or qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the receipt of the Company’s notice.
(b)Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all Registrable Securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that, in their good faith opinion, the number of securities requested to be included in such registration exceeds the number of Registrable Securities that can reasonably be expected to be sold in such offering without materially and adversely affecting the success of the offering (including the price, timing or distribution of the Registrable Securities to be sold in such offering), the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included in such registration pro rata among the Equityholders and all Other Equityholders of such securities based on the number of such securities owned by each such holder at such time, and (iii) third, any other securities of the Company requested to be included in such registration as may be determined by the Company in its discretion.
(c)Priority on Secondary Registrations. If a Piggyback Registration is done in compliance with an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that Demand Registrations by or on behalf of holders of

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Registrable Securities are addressed in Section 2 rather than this Section 3(c)), the Company will include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that, in their good faith opinion, the number of securities requested to be included in such registration exceeds the number of Registrable Securities that can reasonably be expected to be sold in such offering without materially and adversely affecting the success of the offering (including the price, timing or distribution of the Registrable Securities to be sold in such offering) (i) first, the securities requested to be included therein by the holders initially requesting such registration and the number of Registrable Securities requested to be included in such registration by the holders of Registrable Securities, pro rata among the respective holders thereof (including holders of such Registrable Securities) based on the number of such securities owned by such holder at such time, and (ii) second, other securities, if any, requested to be included in such registration as may be determined by the Company in its discretion.
(d)Selection of Underwriters. In the case of a Piggyback Registration that is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering.
(e)Withdrawal. The Requesting Equityholders may elect to withdraw its request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw at least two (2) Business Days (or such period of time required by applicable law) prior to the pricing of such offering.
(f)Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 3, whether or not any holder of Registrable Securities has elected to include securities in such registration.
4.Holdback Agreements. In connection with any Public Offering, upon the request of the Company or the managing underwriters of such Public Offering, no holder of Registrable Securities shall sell, transfer, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) (a “Sale Transaction”) during the period reasonably requested by the managing underwriters, not to exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriters, the Company or any executive officer or director of the Company shall agree (each, a “Holdback Period”), except as part of such Public Offering; provided, however, that (x) such Holdback Period shall be no longer than that which is applicable to any other holder of Capital Stock and (y) any agreement with the underwriter(s) with respect to a Holdback Period shall provide that the underwriter(s) may not waive the Holdback Period for any other holder of Capital Stock unless it is waived for all holders of Registrable Securities. The Company may impose stop-transfer instructions with respect to the Capital Stock (or other securities) subject to the foregoing restriction until the end of such period. Nothing herein shall prevent the Equityholders from transferring Registrable Securities to a Permitted Transferee so long as such Permitted Transferee will be subject to the rights and obligations of the transferor with respect to such Registrable Securities hereunder (including, as applicable, the Holdback Period).

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5.Registration Procedures. Whenever Registrable Securities are to be registered pursuant to this Agreement, the Company will effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof. Pursuant thereto, the Company will, as expeditiously as possible and in any event in accordance with the following procedures:
(a)in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, (i) prepare and file with the SEC within (x) with respect to Long-Form Registrations, forty-five (45) days of such request for registration by an eligible holder of Registrable Securities and (y) with respect to Short-Form Registrations, thirty (30) days of such request for registration by an eligible holder of Registrable Securities, a registration statement, and promptly thereafter all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities; provided, that, no later than the date that is six (6) months following the Closing date, the Company shall file (x) if the Company is a WKSI, an Automatic Shelf Registration Statement or (y) if the Company is not a WKSI, a shelf registration statement on Form S-3, in each case registering the Equityholders’ Registrable Securities and (ii) use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter; provided, that before filing a registration statement or prospectus pursuant to this Agreement or any amendments or supplements thereto or any Free Writing Prospectuses related thereto, the Company will furnish to counsel of the Equityholders in such offering copies of all such documents proposed to be filed which documents shall be subject to the review of such counsel, and the Company shall give the Equityholders and their counsel a reasonable opportunity to comment on such documents and keep such Equityholders reasonably informed as to the registration process (and the Equityholders of the Registrable Securities covered by such registration statement shall have the right to request that the Company modify any information contained in such registration statement, amendment or supplement thereto pertaining to the Equityholders and the Company will use its commercially reasonable efforts comply with such request);
(b)promptly notify the Equityholders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of (i) one hundred eighty (180) days and (ii) such shorter period which will terminate when all Registrable Securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act and the Exchange Act (or comparable applicable foreign securities laws) with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, that with respect to any shelf registration statement covering Registrable Securities, if the Company is not eligible to use an Automatic Shelf Registration Statement at the time of filing then the Company shall keep such registration statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be useable by the Equityholders (subject to customary public company blackout requirements) until the earliest of (x) the date as of which all Registrable Securities have been sold and (y) such earlier date agreed to in writing by the Company and the Designated Investors;

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(c)if requested by the managing underwriters (if any) or the holders of a majority of the then outstanding Registrable Securities included in such registration statement, promptly include in a prospectus supplement or post-effective amendment such information as the managing underwriters (if any) or such holders may reasonably request in order to permit the intended method of distribution of such securities and to make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, that the Company shall not be required to take any actions under this Section 5(c) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(d)furnish without charge to the Equityholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus (or similar prospectus available under comparable foreign securities laws) and such other documents as the Equityholders may reasonably request (in each case including all exhibits thereto and documents incorporated by reference therein) in order to facilitate the disposition of the Registrable Securities owned by the Equityholders, and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;
(e)notify the Equityholders, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the SEC or any state securities authority for the amendment or supplementing of such registration statement or prospectus or for additional information, (iii) promptly after it receives notice thereof, of the issuance by the SEC or any state securities regulator of any stop order suspending such registration statement or the initiation of any proceedings for that purpose, (iv) promptly after receipt thereof of any notification with respect to the suspension of qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) promptly during any time when a prospectus relating thereto is required to be delivered under the Securities Act in the event of the occurrence of any event the result of which is that it has actual knowledge that the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, at the request of Equityholders holding a majority of the Registrable Securities remaining unsold under such registration statement during the time that a prospectus is required to be delivered to purchasers of Registrable Securities, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (and the period of effectiveness of such registration statement provided for in Section 5(b) shall be extended by the number of days from and including the date such notice is given to the date such amended or supplemented prospectus has been delivered under this Section 5(e));

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(f)prepare and file promptly with the SEC, and notify the Equityholders prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, in case any of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder (or comparable applicable foreign securities laws), the Company shall prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations promulgated thereunder (or comparable applicable foreign securities laws);
(g)take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 2 or Section 3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(h)cause all such Registrable Securities to be listed on a national or international securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed or traded;
(i)provide a transfer agent and registrar for all such Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case, not later than the effective date of such registration statement;

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(j)enter into and perform such customary agreements (including underwriting agreements in customary form, which agreements include customary limitations on the liability of the holders of Registrable Securities);
(k)use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise the Equityholders of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its commercially reasonable efforts to promptly obtain the withdrawal of such order;
(l)use its commercially reasonable efforts to obtain a “cold comfort” letter from the Company’s independent public accountants in customary form, addressed to each of the underwriters, as applicable, and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriters reasonably request;
(m) provide a legal opinion of the Company’s outside counsel addressed to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form, and reasonably acceptable to the managing underwriters, and covering such matters of the type customarily covered by legal opinions of such nature;
(n)cooperate and assist in any filings required to be made with FINRA;
(o)register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller or underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) consent to general service of process in any such jurisdiction, or (z) subject it to taxation in any such jurisdiction);
(p)make up to three (3) appropriate personnel of the Company reasonably available to assist the underwriters with respect to, and accompany the underwriters on the so-called “road show”, in connection with the marketing efforts for, and the distribution and sale of Registrable Securities pursuant to any Demand Registration at times that may be mutually and reasonably agreed upon; provided, that the personnel of the Company shall not be required to participate in “road shows” (including presentations and any other marketing or selling events) in excess of five (5) Business Days per Demand Registration;

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(q)at any time the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) so long as the Equityholders hold Registrable Securities;
(r)if an Automatic Shelf Registration Statement covering Registrable Securities has been outstanding for at least three years, at the end of the third year, file a new Automatic Shelf Registration Statement covering all of the Registrable Securities (and keep such new Automatic Shelf Registration Effective in accordance with the terms hereof);
(s)if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI and an Automatic Shelf Registration Statement covering Registrable Securities is then outstanding, file a shelf registration statement on Form S-3 and keep such registration statement effective during the period as required in the proviso to Section 5(b); and
(t)take such other actions and deliver such other documents and instruments as may be reasonably necessary to facilitate the registration and disposition of Registrable Securities as contemplated hereby.
6.Registration Expenses. Unless otherwise provided herein, the Company shall pay all Registration Expenses. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.
7.Indemnification.
(a)In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, such holder’s partners, members, managers, officers, directors and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses arising out of, caused by or based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, including any Free Writing Prospectuses (or similar prospectus available under comparable foreign securities laws) used by the Company, any underwriter or the selling holders of Registrable Securities solely to the extent the Company has consented to such use in writing, or in the information conveyed by the Company or its representatives to a purchaser at the time of sale to such purchaser, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar foreign, federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. The Company shall reimburse such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with the investigation or defense of such loss, claim, damage, liability or expense. Notwithstanding the foregoing, the Company shall not be liable under this

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Section 7(a) for any such loss, claim, damage, liability and expense to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished by such Indemnified Party in writing to the Company expressly for use therein.
(b)In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as the Company reasonably requests in writing for use in connection with any such registration statement or prospectus and each holder of Registrable Securities, to the extent permitted by law, will, severally and not jointly, (i) indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, actions, damages, liabilities and expenses arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, prospectus, preliminary prospectus, any amendment thereof, supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (ii) reimburse the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by such Persons in connection with the investigation or defense of such loss, claim, damage, liability or expense, but in the case of the foregoing clauses (i) and (ii), only to the extent the untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished by such holder to the Company expressly for use therein. No holder of Registrable Securities shall be liable in respect of indemnity amounts for more than the net proceeds actually received by such holder in connection with such Registrable Securities and that the obligation to indemnify will be several, not joint and several, among such holders.
(c)Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that failure to give such notice shall not affect the right of such Person to indemnification hereunder unless such failure is materially prejudicial to the indemnifying party’s ability to defend such claim, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party unless either (A) in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim or (B) there are one or more legal defenses available to such indemnified party which are substantially different from or additional to those available to the indemnifying party. If such a defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent, which will not be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus any local counsel necessary for defending such claim as reasonably determined by an indemnified party), if any, for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

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(d)No indemnifying party shall, except with the prior written consent of each indemnified party, consent to entry of any judgment or enter into any settlement which (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or (y) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
(e)To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering conflict with the foregoing provisions, the provisions in this Agreement shall control.
(f)The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.
8.Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person(s) entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided, that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and/or executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents in each case that are customary for such registrations and are reasonably required under the terms of such underwriting arrangements. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 5 or that are necessary to give further effect thereto.
9.Rule 144. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will use good faith efforts to timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144) or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Equityholder may reasonably request; in each case of clauses (i) and (ii), to the extent required from time to time to enable such Equityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Equityholder, the Company will promptly deliver to such Equityholder a written statement as to whether it has complied with such requirements.

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10.Miscellaneous.
(a)Costs and Expenses. Except with respect to Registration Expenses (which shall be subject to Section 6 hereof), each of the parties hereto agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel to such party.
(b)Governing Law; Severability. This Agreement, together with any claim or defense arising out of or based upon this Agreement or relating to the subject matter hereof, and the rights of the parties hereunder shall in all respects be governed by, interpreted, and construed in accordance with, and all rights and remedies hereunder shall be governed by, the laws of the State of New York (without regard to any conflict of law provisions that would result in the application of the laws of another jurisdiction). If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid, illegal or unenforceable under applicable law, such provision shall be invalid, illegal or unenforceable only in such jurisdiction and only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(c)Amendment and Waiver. Except as otherwise expressly provided herein, this Agreement may be amended, modified, or waived only upon the approval of the Company and the Equityholders. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such party or such holder under or by reason of this Agreement. The observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.
(d)Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) as of the date when personally delivered, (b) on the date delivered, if delivered by facsimile or email (provided, that notice is also sent by one the methods described in clauses (a), (c) or (d)), (c) five (5) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), in each case to the addresses or email addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(d)):
If to the Equityholders:
c/o Wafra Inc.
345 Park Avenue, 41st Floor
New York, NY 10154-0101
Attn: Adel Alderbas

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Attn: Fergus Healey
Attn: Legal Notices
E-mail: altlegalnotices@wafra.com

With a copy to (which shall not constitute notice):
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn:    Andrew Colosimo; Shant Manoukian
Tel:    (212) 859-8868
Email:    andrew.colosimo@friedfrank.com;
shant.manoukian@friedfrank.com
If to the Company:
750 Park of Commerce Drive, Suite 210
Boca Raton, FL 33487
Attn: Director, Legal Department
Email: legal@digitalbridge.com
        With a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
Attn: Alison S. Ressler
Email: resslera@sullcrom.com

(e)Complete Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Other than as expressly contained herein, the parties hereto have made no other representations and warranties to each other. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

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(f)Descriptive Headings, etc. In this Agreement, unless otherwise specified or where the context otherwise requires:
(i)The headings are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;
(ii)words importing any gender shall include other genders;
(iii)words importing the singular only shall include the plural and vice versa;
(iv)the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”;
(v)the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
(vi)references to “Exhibits,” “Sections” or “Schedules” shall be to Exhibits, Sections or Schedules of or to this Agreement;
(vii)references to any Person include the successors and permitted assigns of such Person;
(viii)the use of the words “or,” “either” and “any” shall not be exclusive;
(ix)references to “$” or “dollars” means the lawful currency of the United States of America;
(x)unless the defined term “Business Days” is used, references to “days” in this Agreement refer to calendar days;
(xi)references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and
(xii)the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
(g)Remedies. The Equityholders shall have all rights and remedies set forth in this Agreement and all of the rights that such Person has under any applicable law. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

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(h)Dispute Resolution. Without limiting the rights of any party under clause (k) below, each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.  Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law.  Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.
(i)Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Equityholders and each of their respective successors in interest. In addition, the provisions of this Agreement which are for the benefit of the Equityholders are also for the benefit of, and enforceable by, Permitted Transferees of the Equityholders that execute a joinder to this Agreement in the form attached hereto as Exhibit A (whether or not such joinder is countersigned by the Company).
(j)No conflicts. The Company has not entered into any agreement that is inconsistent with the rights granted to the Equityholders in this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities that conflicts in any material respects with the rights granted to the Equityholders in this Agreement.
(k)Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to seek to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that no such party shall oppose the granting of an injunction or specific performance as provided herein on the basis that any other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.
(l)MFN Notice. The Company shall notify the Equityholders if it grants any registration rights to any other holder that has the effect of establishing registration rights or otherwise benefits such holder (other than as set forth herein) in a manner more favorable in any material respect than the rights and benefits established in favor of the Equityholders pursuant hereto.

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11.Opt-Out Requests. The Equityholders shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company otherwise is required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by the Equityholders that they do not want to receive any notices hereunder (an “Opt-Out Request”); in which case, and notwithstanding anything to the contrary in this Agreement, the Company shall not be required to, and shall not, deliver any notice or other information required to be provided to the Equityholders hereunder to the extent that the Company reasonably expects such notice or information would result in the Equityholders acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. The Equityholders may revoke such request at any time, and there shall be no limit on the ability of the Equityholders to issue and revoke subsequent Opt-Out Requests; provided, that the Equityholders shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.
* * * * * * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

COMPANY:

DigitalBridge Group, Inc.

By:
Name:
Title:

EQUITYHOLDERS:

[●]

By:
Name:
Title:

Wafra Strategic Holdings LP

By:
Name:
Title:

W-Catalina (C) LLC

By:
Name:
Title:

W-Catalina (S) LLC

By:
Name:
Title:

HOLDER:

[HOLDER]

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]